As filed with the Securities and Exchange Commission on August 26, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BELLUS HEALTH INC.
(Exact Name of Registrant as Specified In Its Charter)
Not applicable
(Translation of Registrant’s Name Into English (if Applicable))
Canada (Province or Other Jurisdiction of Incorporation or Organization)	2834 (Primary Standard Industrial Classification Code Number (if Applicable))	Not applicable (I.R.S. Employer Identification Number (if Applicable))
275 Armand-Frappier Blvd.
Laval, Quebec H7V 4A7, Canada
Telephone: (450) 680-4525
(Address and Telephone Number of Registrant’s Principal Executive Offices)

C T Corporation System
1015 15th Street, NW, Suite 1000
Washington, District of Columbia 20005
Telephone: (202) 572-3111
(Name, Address (Including Zip Code) and Telephone Number (Including Area Code) of Agent For Service in the United States)

Copies to:
Sebastien Roy Davies Ward Phillips & Vineberg LLP 1501 McGill College Ave Montréal, Québec H3A 3N9 Canada Telephone: (514) 841-6493	Roberto Bellini BELLUS Health Inc. 275 Armand-Frappier Blvd. Laval, Québec H7V 4A7 Canada Telephone: (450) 680-4551	Mitchell S. Bloom Danielle Lauzon Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 United States Telephone: (617) 570-1000
Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the effective date of this Registration Statement.
Province of Québec, Canada
(Principal Jurisdiction Regulating This Offering (if Applicable))

It is proposed that this filing shall become effective (check appropriate box):
A.   ☒
upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.    ☐
                  at some future date (check the appropriate box below)

1. ☐
pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

2. ☐
pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

3. ☐
pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4. ☐
after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

PART I
INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

This short form base shelf prospectus has been filed under legislation in each of the provinces of Canada that permits certain information about these securities to be determined after this short form base shelf prospectus has become final and that permits the omission from this short form base shelf prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities, except in cases where an exemption from such delivery requirements has been obtained.
This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale therein and only by persons permitted to sell such securities.
Information has been incorporated by reference in this short form base shelf prospectus from documents filed with the securities commissions or similar regulatory authorities in Canada and with the United States Securities and Exchange Commission. Copies of the documents incorporated by reference herein may be obtained upon request without charge from the Chief Financial Officer of BELLUS Health Inc. at our registered and head office located at 275 Armand-Frappier Boulevard, Laval, Quebec H7V 4A7, Canada, telephone: (450) 680-4500, or by accessing our disclosure documents available through the internet on the Canadian System for Electronic Document Analysis and Retrieval (“SEDAR”), which can be accessed at www.sedar.com or on the Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), which can be accessed at www.sec.gov.
SHORT FORM BASE SHELF PROSPECTUS
New Issue and or Secondary Offering August 26, 2022
Common Shares
This short form base shelf prospectus relates to the offering for sale from time to time, during the 25-month period that this prospectus, including any amendments hereto, remains valid, of common shares of BELLUS Health Inc. (the “Company”). The securities offered hereby may be offered separately or together, in separate series, in amounts, at prices and on terms to be determined based on market conditions at the time of the sale and set forth in one or more prospectus supplements. One or more shareholders of the Company may also offer and sell our common shares under this prospectus. See “Selling Shareholders” and “Plan of Distribution”.
All shelf information permitted under applicable securities legislation to be omitted from this prospectus, including, without limitation, the information disclosed in the specific terms of any offering of securities, as discussed above, will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus, except where an exemption from such delivery requirements has been obtained. Each prospectus supplement will be incorporated by reference into this prospectus for the purposes of securities legislation as of the date of such prospectus supplement and only for the purposes of the distribution of the securities to which that prospectus supplement pertains.
We are a Canadian company incorporated under the Canada Business Corporations Act.
The Company is permitted, under the multi-jurisdictional disclosure system (the “MJDS”), adopted by the securities regulatory authorities in Canada and the United States, to prepare this prospectus and any prospectus supplement in accordance with Canadian disclosure requirements, which are different from those of the United States. Financial statements included or incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (the “IASB”), and may not be comparable to financial statements of United States companies. The Company’s financial statements are subject to audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and our auditor is subject to both Canadian auditor independence standards and the auditor independence standards of the PCAOB and the United States Securities and Exchange Commission (the “SEC”).
The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that we are incorporated under the federal laws of Canada, that most of our officers and directors are residents of Canada, that many of the experts named in this prospectus may be residents of Canada, and that most or all of our assets and the assets of said persons are located outside of the United States. See “Enforcement of Judgments Against Foreign Persons or Companies”.
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES COMMISSION OF ANY STATE OF THE UNITED STATES OR ANY CANADIAN SECURITIES REGULATOR APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
This prospectus has been filed in reliance on an exemption from the preliminary base shelf prospectus requirement for a “well-known seasoned issuer” (as such term is defined under the WKSI Blanket Orders (as defined below)). The Company has determined that it qualifies as a well-known seasoned issuer as at the date of this prospectus. In accordance with applicable securities laws, there is no limit on the aggregate principal amount of common shares that the Company may offer pursuant to this prospectus. See “Well-Known Seasoned Issuer”.
The specific terms of any offering of common shares will be set forth in the applicable prospectus supplement and may include, without limitation: the number of common shares being offered, the currency (which may be United States dollars, Canadian dollars or any other currency), the offering price (in the event the offering is a fixed price distribution) or the manner of determining the offering price(s) (in the event the offering is not a fixed price distribution) and any other specific terms. A prospectus supplement relating to a particular offering of securities may include terms pertaining to the securities being offered thereunder that are not within the terms and parameters described in this prospectus. Where required by statute, regulation or policy, and where the securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the securities will be included in the prospectus supplement describing the securities.
The securities may be sold to or through one or more underwriters or dealers purchasing as principals and may also be sold to one or more purchasers directly, through applicable statutory exemptions, or through one or more agents designated from time to time, at amounts and prices and other terms determined by us or any selling shareholder. The securities may be sold from time to time in one or more transactions at fixed prices or not at fixed prices, such as market prices prevailing at the time of sale, prices related to such prevailing market prices or prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the securities. The prospectus supplement relating to a particular offering of securities will identify each underwriter, dealer or agent engaged in connection with the offering and sale of such securities, the name or names of any selling shareholders, as well as the method of distribution and the terms of the offering of such securities, including the initial offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is not a fixed price distribution), the net proceeds to us and, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms. This prospectus may qualify an “at-the-market distribution” as defined in National Instrument 44-102 — Shelf Distributions (“NI 44-102”) of the Canadian Securities Administrators. See “Plan of Distribution”.
In connection with any offering of the securities other than an “at-the-market distribution”, unless otherwise specified in the relevant prospectus supplement, the underwriters, dealers or agents may over-allot or effect transactions that stabilize or maintain the market price of the offered securities at a level above that which might otherwise prevail on the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. No underwriter, dealer or agent involved in an “at-the-market distribution” under this prospectus, no affiliate of such an underwriter, dealer or agent and no person or company acting jointly or in concert with such underwriter, dealer or agent will over-allot securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the securities.
Our outstanding common shares are listed on the Toronto Stock Exchange (the “TSX”), and on the Nasdaq Global Market (“Nasdaq”), under the symbol “BLU”. On August 25, 2022, the last trading day prior to the date of this prospectus, the closing price of our common shares on the TSX and Nasdaq was Cdn$15.16 and US$11.71, respectively. Our head office is located at 275 Armand-Frappier Boulevard, Laval, Quebec H7V 4A7, Canada.
Investors should be aware that the acquisition, holding or disposition of the securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States and Canada may not be described fully herein. You should read the tax discussion contained in this prospectus and the applicable prospectus supplement with respect to a particular offering of the securities and consult your own tax advisor with respect to your own particular circumstances. No underwriter, agent or dealer has been involved in the preparation of this prospectus or performed any review of the contents of this prospectus.
Any investment in securities involves significant risks that should be carefully considered by prospective investors before purchasing securities. The risks outlined in this prospectus and in the documents incorporated by reference herein, including the applicable prospectus supplement, should be carefully reviewed and considered by prospective investors in connection with any investment in securities. See “Risk Factors”.

i

ABOUT THIS PROSPECTUS
We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or any amendment or supplement to this prospectus. We do not take any responsibility for, or provide any assurance as to the reliability of, any other information that others may provide you. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common shares, and that information appearing in any document incorporated by reference is accurate only as of the date of such document. Our business, financial condition, results of operations or prospects may have changed since those dates. This prospectus is not an offer to sell or the solicitation of an offer to buy our common shares in any circumstances under which such offer or solicitation is unlawful.
In this prospectus, unless the context otherwise permits, the terms “BELLUS Health”, the “Company”, “we”, “us”, and “our” refer to BELLUS Health Inc. and its subsidiaries, BELLUS Health Cough Inc. and BELLUS Health Corp. References to “Cdn$” and “$” are to Canadian dollars and “US$” are to U.S. dollars.
All information permitted under applicable laws, including as permitted under the WKSI Blanket Orders, to be omitted from this prospectus will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus, unless an exemption from the prospectus delivery requirements has been granted or is otherwise available to us. Each prospectus supplement will be incorporated by reference in this prospectus for the purposes of securities legislation as of the date of the prospectus supplement and only for the purposes of the distribution of those securities to which the prospectus supplement pertains.
This prospectus includes market share information, epidemiology and industry data, pricing and commercial forecasts obtained from independent industry publications and surveys. References in such documents to research reports, surveys or articles should not be construed as depicting the complete findings of the entire referenced report, survey or article. The information in any such report, survey or article is not incorporated by reference in this prospectus. Although we believe these sources are reliable, we have not independently verified any of the data in such reports, surveys or articles. Some data is also based on our estimates, which are derived from our review of our internal surveys, as well as independent sources. We cannot and do not provide any assurance as to the accuracy or completeness of such information. Market forecasts, in particular, are likely to be inaccurate, especially over long periods of time.
FINANCIAL INFORMATION
Financial statements included or incorporated by reference herein have been prepared in accordance with IFRS as issued by the IASB and may not be comparable to financial statements of United States companies. Our financial statements are subject to audit in accordance with the standards of the PCAOB and our auditor is subject to both Canadian auditor independence standards and the auditor independence standards of the PCAOB and the SEC. Effective January 1, 2020, we have adopted the US$ as our presentation currency. As such, all our financial statements, including the 2021 Annual Financial Statements and the June 2022 Interim Financial Statements, are presented in US$.
ADDITIONAL INFORMATION
This prospectus is part of a registration statement on Form F-10 (the “U.S. Registration Statement”) that the Company has or will file with the SEC under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) relating to the common shares. Under the U.S. Registration Statement, the Company may, from time to time, sell common shares described in this prospectus in one or more offerings. This prospectus, which forms a part of the U.S. Registration Statement, provides you with a general description of the common shares that the Company may offer and does not contain all of the information contained in the U.S. Registration Statement, certain items of which are contained in the exhibits to the U.S. Registration Statement, as permitted by the rules and regulations of the SEC. See “Documents Filed as Part of the U.S. Registration Statement”. Statements included or incorporated by reference in this prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, you should refer to the exhibits for a complete description of the matter involved. Each such statement is qualified in its entirety by such reference. Each time we sell securities under U.S. Registration

Statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before you invest, you should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Documents Incorporated by Reference”. This prospectus does not contain all of the information set forth in the U.S. Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC, or the schedules or exhibits that are part of the U.S. Registration Statement. Investors in the United States should refer to the U.S. Registration Statement and the exhibits thereto for further information with respect to the Company and the common shares.
Our common shares are registered under Section 12(b) of the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), and accordingly, we are subject to the informational requirements of the U.S. Exchange Act and applicable Canadian requirements. In accordance with such requirements, we file reports and other information with the SEC and with securities regulatory authorities in Canada. Under the MJDS adopted by the United States and Canada, documents and other information that we file with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. As a foreign private issuer, we are exempt from the rules the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. Reports and other information filed by us with, or furnished to, the SEC may be accessed on the SEC’s website at www.sec.gov. You may read and download any public document that we have filed with securities commission or similar regulatory authorities in Canada, on SEDAR at www.sedar.com.

DOCUMENTS INCORPORATED BY REFERENCE
Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar regulatory authorities in Canada. Copies of the documents incorporated by reference in this prospectus may be obtained upon request without charge from our Chief Financial Officer at 275 Armand-Frappier Boulevard, Laval, Quebec H7V 4A7, Canada, telephone: (450) 680-4500, or by accessing our disclosure documents available through the Internet on SEDAR, which can be accessed at www.sedar.com. Some of the documents that we file with or furnish to the SEC are electronically available on EDGAR, and may be accessed at www.sec.gov. Our filings through SEDAR and EDGAR are not incorporated by reference in this prospectus except as specifically set forth herein.
Except to the extent that their contents are modified or superseded by a statement contained in this prospectus or in any other document that is also incorporated by reference in this prospectus, the following documents filed by us with securities commissions or similar regulatory authorities in Canada are specifically incorporated by reference into, and form an integral part of, this prospectus:
(i)
our annual information form dated February 23, 2022 for the fiscal year ended December 31, 2021 (the “2021 AIF”);

(ii)
our audited annual consolidated financial statements as of and for the years ended December 31, 2021 and 2020 together with the independent auditors’ report thereon (the “2021 Annual Financial Statements”), except that the footnote of the audit report included in such audited consolidated financial statements, and any future audited financial statements that are incorporated by reference herein, including in each case any amendment thereto, is hereby expressly excluded from incorporation by reference into this prospectus and the U.S. Registration Statement on Form F-10 of which this prospectus is a part, and our accompanying management’s discussion and analysis dated February 23, 2022;

(iii)
our management information circular dated March 23, 2022 in connection with our annual meeting of shareholders held on May 11, 2022;

(iv)
our material change report dated July 13, 2022 announcing the results of our End-of-Phase 2 (“EOP2”) meeting with the U.S. Food and Drug Administration (“FDA”), our CALM Phase 3 Program for BLU-5937 in refractory chronic cough (“RCC”) and the termination of the December 2020 Open Market Sale Agreement (as defined below); and

(v)
our unaudited interim condensed consolidated financial statements for the three and six-month periods ended June 30, 2022 and 2021 (the “June 2022 Interim Financial Statements”) and our accompanying management’s discussion and analysis dated August 10, 2022.

Any documents of the type described in Item 11.1 of Form 44-101F1 — Short Form Prospectus Distributions filed by us with the securities commissions or similar authorities in the provinces of Canada subsequent to the date of this prospectus and during the 25-month period that this prospectus, including any amendments hereto, remains valid shall be deemed to be incorporated by reference in this prospectus. Documents referenced in any of the documents incorporated by reference in this prospectus but not expressly incorporated by reference therein or herein and not otherwise required to be incorporated by reference therein or herein are not incorporated by reference in this prospectus.
Notwithstanding anything herein to the contrary, any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for the purposes of this prospectus, to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. Making such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Without limiting the generality of the foregoing, the description of our business appearing in this prospectus under the heading “Business of the Company” modifies and supersedes, to the extent inconsistent therewith, the description of our business contained under the heading “Business” in our 2021 AIF; the regulatory disclosure appearing in this prospectus under the heading “Regulatory Matters” modifies and supersedes, to the extent inconsistent therewith, the regulatory disclosure contained under the heading “Business” in our 2021 AIF; the risk factors appearing in this prospectus under the heading “Risk Factors” modify and supersede, to the extent inconsistent therewith, the risk factors contained under the heading “Risk Factors” in our 2021 AIF.
Upon a new annual information form and annual consolidated financial statements being filed by us with the applicable Canadian securities commissions or similar regulatory authorities in Canada during the period that this prospectus is effective, the previous annual information form, the previous annual consolidated financial statements and all interim consolidated financial statements and in each case the accompanying management’s discussion and analysis, and material change reports, filed prior to the commencement of the financial year of the Company in which the new annual information form is filed shall be deemed to no longer be incorporated into this prospectus for purpose of future offers and sales of securities under this prospectus. Upon interim consolidated financial statements and the accompanying management’s discussion and analysis being filed by us with the applicable Canadian securities commissions or similar regulatory authorities during the period that this prospectus is effective, all interim consolidated financial statements and the accompanying management’s discussion and analysis filed prior to such new interim consolidated financial statements and management’s discussion and analysis shall be deemed to no longer be incorporated into this prospectus for purposes of future offers and sales of securities under this prospectus. In addition, upon a new management information circular for an annual meeting of shareholders being filed by us with the applicable Canadian securities commissions or similar regulatory authorities during the period that this prospectus is effective, the previous management information circular filed in respect of the prior annual meeting of shareholders shall no longer be deemed to be incorporated into this prospectus for purposes of future offers and sales of securities under this prospectus.
To the extent that any document or information incorporated by reference into this prospectus is included in any report on Form 6-K or Form 40-F (or any respective successor form) that is filed with or furnished to the SEC after the date of this prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the U.S. Registration Statement of which this prospectus forms a part. In addition, we may incorporate by reference into this prospectus, or the U.S. Registration Statement of which it forms a part, other information from documents that we will file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the U.S. Exchange Act, if and to the extent expressly provided therein.
A prospectus supplement containing the specific variable terms in respect of an offering of the common shares will be delivered to purchasers of such common shares together with this prospectus, unless an exemption from the prospectus delivery requirements has been granted or is otherwise available, and will be deemed to be incorporated by reference into this prospectus as of the date of such prospectus supplement only for the purposes of the offering of the securities covered by such prospectus supplement.

DOCUMENTS FILED AS PART OF THE U.S. REGISTRATION STATEMENT
The following documents have been, or will be, filed with the SEC as part of the U.S. Registration Statement of which this prospectus is a part insofar as required by the SEC’s Form F-10:
(i)
the documents listed under “Documents Incorporated by Reference” in this prospectus;

(ii)
the consent of KPMG LLP, the Company’s independent auditor;

(iii)
the consent of Davies Ward Phillips & Vineberg LLP, the Company’s Canadian counsel; and

(iv)
powers of attorney of the Company’s directors and officers, as applicable.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein may constitute “forward-looking information” within the meaning of applicable securities laws in Canada and “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended (collectively, “forward-looking statements”), which involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements include information about possible or assumed future results of our business, financial condition, results of operations, liquidity, objectives and strategies to achieve those objectives, as well as statements with respect to our beliefs, targets, expectations, anticipations, estimates or intentions. In some cases, you can identify forward-looking statements by terminology such as “believe”, “may”, “estimate”, “continue”, “anticipate”, “intend”, “should”, “plan”, “expect”, “predict”, “potential”, “could”, “assume”, “project”, “guidance” or the negative of these terms or other similar expressions, although not all forward-looking statements include such words. The statements we make regarding the following matters are forward-looking by their nature and are based on certain of the assumptions noted below:
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our aim to develop and commercialize BLU-5937 for the treatment of hypersensitization disorders, including refractory chronic cough (“RCC”) and other cough-related conditions;

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our aim to initiate the Phase 3 clinical program in the fourth quarter of 2022 and the design of such Phase 3 clinical program;

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our aim to initiate a Phase 1 clinical trial investigating a QD dosing, extended-release formulation of BLU-5937 in the fourth quarter of 2022;

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our aim to complete preclinical studies supporting Phase 3 clinical program with BLU-5937;

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our aim to complete additional Phase 1 clinical trials supporting Phase 3 clinical program with BLU-5937;

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our aim to further explore the potential of BLU-5937 for the treatment of other afferent hypersensitization-related conditions;

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our aim to complete all non-clinical and clinical pharmacology activities with BLU-5937 necessary to support a new drug application (“NDA”) filing;

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our expectations with respect to the timing and cost of the research and development activities of BLU-5937;

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our aim to complete the validation of the VitaloJAK for cough frequency measurement in our studied patient population;

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the function, potential benefits, tolerability profile and clinical activity of our product candidates, including BLU-5937, including with respect to the patient population studied, pricing and labeling;

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our expectations with respect to pre-commercialization activities related to the commercial launch of BLU-5937, if approved;

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our expectations regarding the potential development of a QD dosing regimen of BLU-5937 utilizing an extended-release formulation;

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our expectations regarding our ability to arrange for and scale up the manufacturing of BLU-5937 to reach commercial scale;

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our estimates and assessment of the potential markets (including size) for our product candidates;

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our expectations regarding coverage, reimbursement and pricing and acceptance of our product candidates by the market, if approved, including pricing comparisons with other P2X3 antagonists;

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our estimates and projections regarding the size of the total addressable global RCC market and associated P2X3 revenue potential;

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the benefits and risks of our product candidates as compared to others;

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our aim to obtain regulatory approval to market our product candidates;

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our expectations with respect to the cost of preclinical studies, clinical trials and potential commercialization of our product candidates, including BLU-5937;

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our expectation of the continued listing of the common shares on the TSX and Nasdaq;

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our current and future capital requirements and anticipated sources of financing or revenue;

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our expectations regarding the ongoing COVID-19 pandemic and its impact on our business;

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our expectations regarding the protection of our intellectual property and our ability to secure patent term extensions for our intellectual property;

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our business strategy; and

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our development and partnership plans and objectives.

The preceding list is not intended to be an exhaustive list of all of our forward-looking statements.
Conclusions, forecasts and projections set out in forward-looking information are based on our current objectives and strategies and on expectations and estimates and other factors and assumptions that we believe to be reasonable at the time applied but may prove to be incorrect. These include, but are not limited to:
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the function, potential benefits, effectiveness and safety of BLU-5937;

•
the accuracy of our belief that our selective P2X3 antagonist may have an improved tolerability profile compared to the most advanced P2X3 receptor antagonist in development, Merck & Co.’s gefapixant;

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our progress, timing and costs related to the development, completion and potential commercialization of our product candidate;

•
our estimates and projections regarding our industry;

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the market acceptance of our product candidate, if approved;

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the future success of current research and development activities;

•
our achievement of development and commercial milestones, including forecasted preclinical study and clinical trial milestones within the anticipated timeframe;

•
our reliance on third parties to conduct preclinical studies and clinical trials for BLU-5937;

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the accuracy of the timelines and cost estimates related to our preclinical and clinical programs;

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the successful development of a QD dosing with extended-release formulation for BLU-5937;

•
our ability to achieve intended order of market entry of BLU-5937 relative to other P2X3 antagonists;

•
the accuracy of our findings of statistically significant interaction between baseline cough frequency and treatment benefit, and realization of the intended benefits of our enrichment strategy;

•
the accuracy of our estimates and projections regarding potential pricing for BLU-5937, including parity to other P2X3 antagonists;

•
the accuracy of our estimates and projections regarding the size of the total addressable global RCC market and associated P2X3 revenue potential;

•
the capacity of our primary supply chain to produce the required clinical supplies to support a Phase 3 clinical program in RCC within the anticipated timeframe, and the absence of further global supply chain disruptions with respect to such required clinical supplies, including those that may be caused by the ongoing COVID-19 pandemic;

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the absence of interruption or delays in the operations of our suppliers of components or raw materials, contract research organizations or other third parties with whom we engage, whether as a result of disruptions caused by the ongoing COVID-19 pandemic or otherwise;

•
the accuracy of our expectations regarding labeling indication for BLU-5937 in RCC and the potential to expand the use of P2X3 antagonists to all RCC patients;

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the absence of material deterioration in general business and economic conditions, including the impact on the economy and financial markets of the war in Ukraine, the ongoing COVID-19 pandemic and other health risks;

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the effectiveness of COVID-19 containment efforts, including the roll-out of vaccination programs, the effectiveness of vaccines against variant strains of COVID-19 (including the Omicron variants) and the gradual recovery of global environment and global economic conditions;

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the impact of COVID-19 on participant enrollment;

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the risks of delays and inability to complete clinical trials due to difficulties enrolling participants, including, but not limited to, as a result of the ongoing COVID-19 pandemic;

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the receipt of regulatory and governmental approvals to continue with research and development projects and timing thereof;

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the availability of tax credits and financing for research and development projects, and the availability of financing on favorable terms;

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our expectations regarding our status as a passive foreign investment company;

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the accuracy of our estimates regarding future financing and capital requirements and expenditures;

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the achievement of our forecasted cash burn rate;

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the sufficiency and validity of our intellectual property rights;

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our ability to secure, maintain and protect our intellectual property rights, and to operate without infringing on the proprietary rights of others or having third parties circumvent the rights owned or licensed by us;

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our ability to source and maintain licenses from third-party owners on acceptable terms and conditions;

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the risk of patent-related litigation;

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the absence of significant changes in Canadian dollar-U.S. dollar and other foreign exchange rates or significant variability in interest rates;

•
the absence of material changes in market competition and accuracy of our assumptions and projections regarding profile and market dynamic amongst more selective agents;

•
our ability to attract and retain skilled staff;

•
our ability to maintain ongoing relations with employees and business partners, suppliers and other third parties;

•
the accuracy of the market research, third-party industry data and forecasts relied upon by us; and

•
the absence of adverse changes in relevant laws or regulations.

There are important factors that could cause our actual results, levels of activity, performance or achievements to differ materially from the results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. See “Risk Factors” in this prospectus. Should one or more of the risks, uncertainties or other factors outlined in this prospectus materialize, our objectives, strategies or intentions change, or any of the factors or assumptions underlying the forward-looking information prove incorrect, our actual results and our plans and targets could vary significantly from what we currently foresee. Accordingly, we warn investors to exercise caution when considering statements containing forward-looking information and that it would be unreasonable to rely on such statements as creating legal rights regarding our future results or plans or targets. All of the forward-looking information in this prospectus is qualified by the cautionary statements herein.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
Before making any investment decision in respect of the securities and for a detailed discussion of the risks and uncertainties associated with our business, its operations and its financial targets, performance and condition and the material factors and assumptions underlying the forward-looking information herein and therein, fully review the disclosure incorporated by reference in and included in this prospectus and any prospectus supplement, including the risks described in the “Risk Factors” section of this prospectus.
You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Forward-looking statements made in a document incorporated by reference in this prospectus are made as of the date of the original document and have not been updated by us except as expressly provided for in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus, to conform these statements to actual results or to changes in our expectations.
THE COMPANY
The Company was incorporated on April 12, 2012 under the Canada Business Corporations Act and is the successor of BELLUS Health Inc., a company incorporated on June 17, 1993 (known as Neurochem Inc. prior to April 15, 2008). We have two wholly-owned subsidiaries, BELLUS Health Cough Inc., also incorporated under the Canada Business Corporations Act, and BELLUS Health Corp., incorporated under the laws of the state of Delaware. Our head office is located at 275 Armand-Frappier Boulevard, Laval, Quebec H7V 4A7, Canada.
Our outstanding common shares are listed on the TSX and Nasdaq under the symbol “BLU”.
Our website address is www.bellushealth.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein. We have included our website address in this prospectus solely for informational purposes. Our agent for service of process in the United States is CT Corporation System and its telephone number is (202) 572-3111.
RECENT DEVELOPMENTS
There have been no material developments in the business of the Company, since the date of our most recent interim financial statements, which have not been disclosed in this prospectus.

BUSINESS OF THE COMPANY
Overview
We are a clinical-stage biopharmaceutical company developing novel therapeutics for the treatment of RCC and other hypersensitization disorders. Our lead product candidate, BLU-5937, is a highly selective second generation antagonist of the P2X3 receptor, a clinically validated target to treat cough hypersensitivity. We are currently developing BLU-5937 for the treatment of adults with RCC. We believe this hypersensitization-related disorder, which includes a pathophysiology that is mediated through the P2X3 receptor, represents an area of significant unmet medical need and its treatment represents a potentially large market opportunity. We believe BLU-5937’s characteristics observed in our preclinical studies, Phase 1 and Phase 2 clinical trials support the development of BLU-5937 and, if approved, position it as a potentially best-in-class agent in the P2X3 antagonist class for the treatment of RCC. On December 13, 2021, we announced positive topline results from SOOTHE, a Phase 2b trial evaluating the tolerability and clinical activity of BLU-5937 participants diagnosed with RCC. On July 12, 2022, we announced a positive EOP2 meeting with the FDA and the details of the CALM Phase 3 clinical program for BLU-5937 for the treatment of RCC. In addition, on July 22, 2022, we also received scientific advice from the Committee for Medicinal Products for Human Use (“CHMP”) of the European Medicines Agency (“EMA”). We are awaiting feedback from the UK’s Medicines and Healthcare products Regulatory Agency (“MHRA”). We are preparing to initiate the CALM Phase 3 program in the fourth quarter of 2022.
BLU-5937 in Refractory Chronic Cough
We are developing BLU-5937, an investigational, potent, highly selective, small molecule antagonist of the P2X3 receptor, as an oral therapy for RCC patients.
On July 12, 2022, we announced a positive EOP2 meeting with the FDA and the details of the CALM Phase 3 clinical program for BLU-5937. In addition, on July 22, 2022, we received scientific advice from the EMA’s CHMP. Based on this and EMA’s feedback, the CALM Phase 3 clinical program is composed of two pivotal trials, CALM-1 and CALM-2 with 3 expected arms: 25 mg, 50 mg and placebo twice daily (“BID”) dosing. Primary efficacy endpoint is 24-hour cough frequency at 12 weeks in CALM-1 and 24 weeks in CALM-2. We have reached alignment with the FDA on using primary efficacy endpoint in population enriched for baseline cough frequency, similar to successful SOOTHE Phase 2b clinical trial. The safety database will be supported by randomized extension and an additional open label extension of CALM-1 and open label extension of CALM-2. First patient enrollment in both CALM-1 and CALM-2 is expected in the fourth quarter of 2022; pivotal topline data from CALM-1 are expected in the second half of 2024. The VitaloJAK cough monitoring system, which was used in SOOTHE and most recent cough trials, will be used in the CALM Phase 3 clinical program. A validation study comparing compressed recordings with non-compressed recordings from the SOOTHE Phase 2b clinical trial is ongoing, and preliminary results from the first 30 recordings demonstrated a sensitivity of 98.4% with no systematic errors present. Complete results are expected in the fourth quarter of 2022 or the first quarter of 2023.
We are actively planning our Phase 3 clinical program for BLU-5937 and have sought and will continue to seek FDA, EMA and MHRA feedback
In December 2021, we announced that the 50 mg and 200 mg twice-daily (“BID”) doses of BLU-5937 in our SOOTHE trial for the treatment of RCC achieved statistical significance on the primary endpoint with 34% placebo-adjusted reduction in 24-hour cough frequency observed (p ≤ 0.005) at day 28. BLU-5937 was generally well-tolerated at all doses and treatment-emergent adverse events (“TEAEs”) profile comparable to placebo. A dose response was observed between the 12.5 mg and 50 mg BID doses.
In December 2020, we initiated SOOTHE, a Phase 2b trial evaluating the efficacy and safety of BLU-5937 in RCC, in a patient population enriched for baseline cough frequency.
Following a Type C meeting with the FDA in November 2020, we decided to proceed with our planned Phase 2b SOOTHE trial in participants with RCC.
In September 2020, we announced the design and details of the SOOTHE Phase 2b trial in participants diagnosed with RCC.
In July 2020, we announced topline results from our Phase 2a RELIEF clinical trial of BLU-5937 that demonstrated proof-of-concept in RCC participants. Numerical differences in favor of BLU-5937 were observed in the primary endpoint of reduction in cough frequency. Clinically meaningful and statistically significant reductions in cough frequency were observed in two pre-specified sub-group analyses in participants with baseline awake cough frequency of ≥ 20 coughs/h (80% of trial participants) and ≥ 32 coughs/h (50% of trial participants). We also announced our intention to move forward with BLU-5937 in a Phase 2b trial.
We are also developing a BLU-5937 extended-release formulation for QD dosing. We plan to initiate a Phase 1 clinical trial investigating QD dosing with the extended-release formulation in the fourth quarter of 2022. In December 2021, we provided an update on our P2X3 pipeline and announced that the Phase 2a proof-of-concept BLUEPRINT trial in participants with chronic pruritus associated with AD did not achieve statistical significance for the primary endpoint of placebo-adjusted reduction in weekly mean Worst Itch-Numeric Rating Scale (“WI-NRS”). BLU-5937 was shown to be generally well-tolerated. We do not intend to pursue development of BLU-5937 in pruritic conditions.
Refractory Chronic Cough
Our lead indication for BLU-5937 is RCC, defined as a cough lasting more than eight weeks that persists despite treatment of any contributing underlying conditions, and may have a significant adverse impact on patients’ quality of life. It is estimated that approximately 26 million adults in the United States suffer from chronic cough of which approximately 9 million patients are identified as having RCC. It is also estimated that approximately 9 million patients suffer from RCC in the United Kingdom, Germany, France, Spain and Italy. Additionally, RCC is highly prevalent in Asia. Many patients report that their condition has a marked effect on their quality of life including sleep disruption, fatigue, urinary incontinence, and disruption of social interactions. Currently, there is no pharmacologic therapy approved specifically for the treatment of RCC outside of Japan and Switzerland. Available treatment options are limited and may have inadequate benefit and/or significant safety and tolerability issues. We believe that BLU-5937, if approved, may be adopted by physicians as an oral cough therapy in patients for whom cough hypersensitivity is the primary etiology.
Competitive Landscape
In addition to BELLUS Health, other companies are developing P2X3 antagonist product candidates for the treatment of RCC, including Merck & Co. (“Merck”) and Shionogi & Co., Ltd (“Shionogi”). The positive Phase 2b SOOTHE results position BLU-5937 as a potential best-in-class product candidate in the P2X3 class in terms of its clinical activity and tolerability profile if confirmed in Phase 3 development and approved. Additionally, the greater selectivity for P2X3 over P2X2/3 observed for our product candidate, BLU-5937, may contribute to supporting a favorable clinical and commercial profile.
The table below shows the selectivity, stage of development and dosing regimen of the different P2X3 product candidates currently in development:

(1)
Limited head to head studies have been conducted; data presented is derived from company-specific disclosures.

(2)
Ford et al. (2013) FASEB J. 27: 887.5-887.5.

(3)
Davenport et al. (2021) Sci Rep 6;11(1):19877.

(4)
Kai et al. 2020 Abstract presented at: ACS Fall 2020 Virtual & Meeting Exposition; August 17-20, 2020.

Merck announced in March of 2020 that the 45 mg BID dose MK-7264 (gefapixant) had reached statistical significance on the primary efficacy endpoint in both the Phase 3 trials, COUGH-1 and COUGH-2, and that the 15 mg BID dose had not achieved statistical significance in either trial. Pursuant to this announcement, in September 2020 at the European Respiratory Society (“ERS”) International conference, Merck presented these results in further detail. The 45 mg BID dose of gefapixant achieved a statistically significant result on its primary endpoint of placebo-adjusted reduction in 24-hour cough frequency (18% in the 12-week COUGH-1 trial and 16% in the 24-week COUGH-2 trial), but showed significant rates of taste disturbance adverse events (58% and 69% in the COUGH-1 and COUGH-2, respectively). In March 2021, Merck announced that the FDA had accepted gefapixant NDA for review. In January 2022, Merck announced that the Japan Ministry of Health, Labor and Welfare granted regulatory approval for gefapixant 45 mg tablets for the treatment of adults with RCC. Additionally, Merck reported that the FDA issued a Complete Response Letter (“CRL”) which included the need for additional analyses associated with “measurement of efficacy”. Merck further clarified in February 2022 that the CRL was not related to the safety of gefapixant, but to an algorithm and underlying methodology used by the audio recording device to assess efficacy. In May 2022, Gefapixant was approved in Switzerland. In August 2022, Merck announced that it is performing additional analyses and anticipates submitting this information to the FDA in the first half of 2023 in response to the CRL. Merck also reported that the review period in the EU had been extended pending the receipt of additional information and it plans to submit the information to the EMA in the first half of 2023. Outside of Japan and Switzerland, gefapixant remains an investigational treatment under review by regulatory authorities, such as the EMA.
At the American Thoracic Society International Conference held in August 2020, Bayer announced topline results from its Phase 2a clinical trial evaluating BAY 1817080 (eliapixant), which demonstrated that higher doses of Bayer’s P2X3 antagonist significantly reduced 24-hour cough counts in participants with RCC (ranging from 15% to 25% cough reduction compared to placebo) and cough severity. Taste disturbance adverse events were dose-dependent and reported by 5% to 21% of participants receiving eliapixant. In October 2020, Bayer initiated a Phase 2b clinical trial evaluating three doses of a new formulation of eliapixant in 310 RCC participants. Bayer disclosed on August 3, 2021 that the trial had met its primary endpoint. In August 2021 at the ERS Annual Congress, Bayer presented the efficacy observed in the per-protocol population and the tolerability observed in the safety population. The placebo-adjusted relative changes in 24-hour cough frequency were -12%, -27% and -18% with a 24-hour cough frequency at baseline of 30.3, 31.7 and 21.5 coughs/h for 25 mg, 75 mg and 150 mg BID doses, respectively. Taste disturbances reported for the 25 mg, 75 mg and 150 mg BID doses and placebo groups in the safety analysis population were respectively 4%,

13%, 24% and 4%. Adverse event related discontinuations were 8%. The communication reported that one drug-related serious adverse event was observed in the 150 mg arm during the trial, but Bayer did not disclose its nature. Bayer also announced that Phase 3 development was warranted. On February 4, 2022, Evotec, Bayer’s partner, announced that it had been informed by Bayer about the decision to discontinue the development of eliapixant. Following a review of the available data, Bayer concluded that the overall benefit no longer outweighed the risk in the actively pursued indications. As a consequence of Bayer’s decision, Evotec announced that it has regained the rights to all P2X3 assets. The company indicated that it would evaluate the underlying data as soon as they are made available and would assess all options. Subsequently, it was announced in May 2022 at the American Thoracic Society International Conference that the program had been discontinued by Bayer due to a report of drug-induced liver injury.
Shionogi announced topline results of its Phase 2a clinical trial of S-600918 (sivopixant) in participants with RCC at the ERS International Congress in October 2019, which included a placebo-adjusted reduction in 24-hour cough frequency of 32% (p=0.055) and rate of 6.5% of taste disturbance adverse events. The mean cough per hour frequency at baseline was 56. At the 2020 ERS International Congress, Shionogi reported that it observed an interaction between baseline cough frequency and treatment effect in its Phase 2a clinical trial; this prompted the utilization of a minimal cough frequency threshold as an inclusion criterion in the Phase 2b clinical trial of sivopixant. On September 29, 2021, Shionogi announced that the primary endpoint of placebo adjusted change in 24-hour cough frequency in its Phase 2b clinical trial of sivopixant was not met at any dose in the full analysis set (+13%, -2% and -12% for 50 mg, 150 mg and 300 mg QD, respectively). Post-hoc analysis of participants with a 24-hour cough frequency ≥ 10 or more coughs/h at baseline demonstrated 23% reduction in placebo-adjusted cough frequency for 300 mg QD. Taste related adverse events reported for the 50 mg, 150 mg, 300 mg and placebo groups in the safety analysis population were 2%, 14% and 33% and 2.9%, respectively. Shionogi has indicated that it plans to discuss dose selection and Phase 3 clinical trial design at an upcoming EOP2 meeting with the FDA. In a conference call in January 2022, Shionogi mentioned in its presentation that it is preparing for a Phase 3 clinical trial.
Market Opportunity in RCC
According to the 2018 National Ambulatory Medical Care Survey, across the U.S. in 2018, cough was the reason for 18.5 million in-office physician consultations and 5 million emergency visits.
We estimate that 10% of the adult population in developed countries suffer from chronic cough, including the United States, nations in the European Union and the United Kingdom. This represents approximately 26 million patients with chronic cough in the United States alone.
We estimate that approximately 30% of chronic cough patients, or approximately 9 million patients in the U.S., are uncontrolled or have RCC, which is the expected addressable patient population for BLU-5937. It is also estimated that approximately 9 million patients suffer from RCC in the United Kingdom, Germany, France, Spain and Italy. RCC is also prevalent in Asia. RCC patients continue to cough despite treatment for potential underlying causes of their cough or have a cough that is unexplained. We estimate that approximately one-third, or approximately 3 million, of these RCC patients in the U.S. have been coughing for over a year, a key inclusion criteria in current RCC clinical trials, including our Phase 2a RELIEF clinical trial and Phase 2b SOOTHE clinical trial of BLU-5937. Many patients report that their condition has a marked effect on their quality of life including sleep disruption, fatigue, urinary incontinence, and disruption of social interactions. Currently, there is no pharmacological therapy approved specifically for the treatment of RCC outside of Japan and Switzerland. Available treatment options outside of Japan and Switzerland are limited and may have inadequate benefit and/or significant safety and tolerability issues. We believe that BLU-5937, if approved, may be adopted by physicians as an oral cough therapy in patients for whom cough-hypersensitivity is the primary etiology.
CALM Phase 3 Clinical Program
On July 12, 2022, we announced a positive EOP-2 meeting with the FDA and the details of the CALM Phase 3 clinical program for BLU-5937 for the treatment of RCC. Subsequently, we received scientific advice from the EMA’s CHMP later on in July 2022.

The CALM Phase 3 clinical program will evaluate the tolerability, efficacy and safety of BLU-5937 in approximately 675 adults with RCC for each of CALM-1 and CALM-2 trials. CALM-1 and CALM-2 will be placebo-controlled, parallel-arm trials randomized 1:1:1 with expected treatment arms of 25 mg BID, 50 mg BID and placebo. The primary endpoint of 24-hour cough frequency will be measured at 12-weeks for CALM-1 and 24-weeks for CALM-2. We have reached alignment with the FDA that the CALM Phase 3 clinical trials’ primary endpoint, similar to the successful SOOTHE Phase 2b clinical trial, can be assessed using the VitaloJAK cough monitoring system in a patient population enriched for baseline 24-hour cough frequency of ≥ 20 coughs/hour (“coughs/h”) (comparable to awake cough frequency of ≥ 25 coughs/h used in SOOTHE Phase 2b clinical trial). Secondary efficacy endpoints include Cough Severity using Visual Analogue Scale (“CS-VAS”), the Leicester Cough Questionnaire (“LCQ”) and Chronic Cough Diary (“CCD”). The CALM Phase 3 clinical program will also enroll participants with baseline 24-hour cough frequency < 20 coughs/h. A secondary efficacy endpoint will assess reduction in cough frequency in a broader population including the enriched population and additional participants with baseline 24-hour cough frequency below 20 coughs/h. CALM-1 will have a 40-week randomized extension period and an additional 24-week open label extension. CALM-2 will have a 28-week open label extension. The clinical trials are planned to run in parallel, and the Phase 3 CALM program is expected to enroll its first patient in the fourth quarter of 2022. Topline data from CALM-1 are expected in the second half of 2024.
Phase 2b SOOTHE Clinical Trial
On December 8, 2020, we announced that the first participant had been dosed in the Phase 2b SOOTHE clinical trial of BLU-5937. On December 13, 2021, we announced the positive topline data from the SOOTHE trial. The primary efficacy endpoint was statistically significant with a 34% placebo-adjusted reduction in 24-hour cough frequency observed at 50 mg and 200 mg BID doses.
Efficacy Results
The SOOTHE clinical trial, which enrolled 249 participants with a baseline awake cough frequency of ≥ 25 per hour, demonstrated a clinically meaningful and statistically significant placebo-adjusted reduction in 24-hour cough frequency of 34% at the 50 mg and 200 mg BID dose levels of BLU-5937 (p ≤ 0.005) at day 28. The 12.5 mg BID dose demonstrated a statistical trend with 21% reduction in placebo-adjusted 24-hour cough frequency (p = 0.098) with a dose response observed between the 12.5 mg and 50 mg BID doses.

SOOTHE Primary Efficacy Endpoint

(1)
Geometric mean ratio of difference from baseline between BLU-5937 doses and placebo is estimated by back transformation of the LS mean difference. Percent treatment benefit over placebo in mean cough frequency is defined as 100x ((geom. LS mean Ratio)-1).

The change from baseline in 24-hour cough frequency was 53% at day 28 with 50 mg and 200 mg BID doses.
SOOTHE Secondary Endpoints: Change from Baseline in Key Patient-Reported Outcomes
Patient Reported Outcomes (“PROs”) constituted secondary endpoints and included CS-VAS and LCQ. Even though SOOTHE was not powered to demonstrate statistical significance on the PROs, a clinically meaningful and nominally significant benefit of BLU-5937 was observed at multiple timepoints in the PROs.

Responder analyses showed that, after 28 days of treatment, ≥ 60% of participants achieved a clinically meaningful ≥ 30% reduction in 24-hour cough frequency at the two higher doses, with ≥ 44% and ≥ 19% achieving responses of ≥ 50% and ≥ 70% reductions, respectively. Odds ratios numerically favored treatment over placebo for every dose of BLU-5937. The 50 and 200 mg treatment groups demonstrated a nominally significant likelihood (p < 0.01) to achieve a clinically meaningful response (≥ 30%) over placebo.

Responder rates in 24-Hour Cough Frequency at Day 28
Safety and Tolerability Results
BLU-5937’s safety and tolerability data were consistent with previous trials, including the Phase 2a RELIEF trial. BLU-5937 was generally well-tolerated with low impact on taste perception. Taste-related side effects were reported in 4.8%, 6.5% and 4.8% of participants at 12.5 mg, 50 mg and 200 mg doses, respectively. No participant reported complete or partial taste loss and there were no discontinuations due to taste-related adverse events.
The TEAE profile was comparable to placebo. There were no treatment emergent serious adverse events reported in the trial.
Treatment Emergent Adverse Events(1)

†
TEAE reported with an incidence ≥ 5% in the exploratory population.

(1)
TEAEs leading to discontinuation, as deemed by investigator. Placebo: worsening of cough; BLU-5937 200 mg BID: worsening of cough and dry mouth.

Incidence of Taste Disturbance Adverse Events
SOOTHE Trial Design
The SOOTHE trial was a multicenter, randomized, double-blind, four-week, parallel-arm, placebo-controlled Phase 2b trial evaluating tolerability and efficacy of three doses of BLU-5937 (12.5 mg, 50 mg and 200 mg BID) in 310 participants with RCC. Two hundred and forty-nine (249) participants with a baseline awake cough frequency of ≥ 25 coughs per hour were randomized across four treatment arms (1:1:1:1) evaluating the three active doses and placebo in the main trial. Treatment arms were stratified to balance the number of participants per treatment group with baseline awake cough frequency ≥ 45 coughs per hour across trial arms. The primary efficacy endpoint was the placebo-adjusted change in the 24-hour cough frequency from baseline to day 28 collected with a cough recorder. An exploratory group of an additional 61 participants with a baseline awake cough frequency of ≥ 10 and < 25 coughs per hour were randomized across two arms (1:1) evaluating one active dose (200 mg BID) and placebo to further investigate the effect of BLU-5937 in participants with lower cough frequency. Phase 2b clinical trial enrolled participants at 116 sites, of which approximately 50% were in the United States. The SOOTHE trial was initiated in December 2020.
On September 13, 2021, we announced positive findings from a preplanned administrative interim analysis of the ongoing Phase 2b SOOTHE trial of BLU-5937 in participants with RCC. Specifically, an independent statistical team reported that the predefined stringent probability threshold for efficacy was met for at least one and up to all three doses of BLU-5937 tested. In addition, the analysis reported that limited taste-related adverse events were observed, consistent with previous trials of BLU-5937, and no serious adverse events were reported. The positive findings from the interim analysis of the Phase 2b SOOTHE trial enabled us to accelerate the planning of our Phase 3 clinical program while awaiting the Phase 2b SOOTHE clinical trial final results.
This administrative interim analysis was conducted when approximately 50% of the total planned participants in the main trial completed their 28-day treatment period. Doses were evaluated using predefined efficacy and probability thresholds, with the goal of narrowing down the optimal dose range to confidently prepare for the initiation of the Phase 3 clinical program. The interim analysis was performed for administrative purposes and had no impact on the design or conduct of the SOOTHE trial.
On September 23, 2021, we announced that we had completed participant enrollment in the Phase 2b SOOTHE clinical trial of BLU-5937 in RCC.
On December 13, 2021, we announced the positive topline results of the Phase 2b SOOTHE clinical trial.
Phase 2a RELIEF Clinical Trial
The Phase 2a RELIEF clinical trial, for which we announced topline results in July 2020, established proof-of-concept for BLU-5937 in the treatment of RCC participants. Numerical differences in favor of BLU-5937 were observed in the primary endpoint of reduction in cough frequency. The RELIEF trial did not achieve statistical significance for the primary endpoint of reduction in placebo-adjusted cough frequency at any dose tested in the intent to treat population (n=67); however, pre-specified analysis showed a statistically significant interaction between baseline cough frequency and treatment effect, and prespecified subgroup analyses in participants with baseline awake cough frequency of ≥ 20 coughs/h and ≥ 32 coughs/h (median), revealed statistically significant and clinically meaningful reductions in cough frequency relative to placebo:
•
A statistically significant interaction (p=0.0258) was observed between average awake cough frequency at baseline and treatment effect, linking higher baseline cough frequency with improved treatment benefit.

•
Participants with awake cough frequencies ≥ 20 coughs/h (representing 80% of total trial participants) at baseline saw placebo-adjusted reductions in awake cough frequency of 20% (p=0.001), 18% (p=0.02), 19% (p=0.03) and 27% (p=0.003) at doses of 25 mg, 50 mg, 100 mg and 200 mg BID, respectively.

•
Participants with awake cough frequencies at or above the baseline median of 32 coughs/h at baseline (representing 50% of total trial participants) saw placebo-adjusted reductions in awake cough frequency of 28%, 28%, 30% and 32% (all p < 0.0015) at doses of 25 mg, 50 mg, 100 mg and 200 mg BID, respectively.

Topline Results
ALL PARTICIPANTS — INTENT TO TREAT PATIENT POPULATION (N=67)
DOSE	PLACEBO- ADJUSTED REDUCTION IN AWAKE COUGH FREQUENCY	P-VALUE
25 mg BID	-11%	p=0.14
50 mg BID	-6%	p=0.46
100 mg BID	-8%	p=0.41
200 mg BID	-17%	p=0.09
Pre-specified Subgroup — PARTICIPANTS with awake cough frequency at ≥ 20 coughs/hour (n=54)
DOSE	PLACEBO- ADJUSTED REDUCTION IN AWAKE COUGH FREQUENCY	P-VALUE
25 mg BID	-20%	p=0.0010
50 mg BID	-18%	p=0.0186
100 mg BID	-19%	p=0.0320
200 mg BID	-27%	p=0.0026
PRE-SPECIFIED SUBGROUP — PARTICIPANTS WITH AWAKE COUGH FREQUENCY AT OR ABOVE BASELINE MEDIAN (≥ 32.4 COUGHS/HOUR; N=34)
DOSE	PLACEBO- ADJUSTED REDUCTION IN AWAKE COUGH FREQUENCY	P-VALUE
25 mg BID	-28%	p=0.0005
50 mg BID	-28%	p=0.0003
100 mg BID	-30%	p=0.0014
200 mg BID	-32%	p=0.0006
BLU-5937 was generally well-tolerated and showed an adverse event profile comparable to placebo.

Incidence of Most Frequent Adverse Events (>5% Incidence)

(1)
One participant diagnosed with non-treatment-related colorectal cancer following trial completion.

The taste disturbance adverse events were reported in 10% or less of the participants. Additionally, no complete loss of taste was observed at any dose, no severe taste adverse event was reported and no dropouts due to taste disturbance occurred.
Incidence of Taste Related Adverse Events (Safety Population)

(1)
One subject reported both taste disturbance and partial taste loss during the same period at all dose levels of BLU-5937 but is counted only once in the total taste AEs.

RELIEF enrolled participants in 16 sites (eight in the United Kingdom and eight in the United States) and randomized a total of 68 RCC participants; 67 were included in the intent to treat population. 52 participants completed both treatment periods and 16 participants dropped out in total, including 13 as a result of difficulties with conducting follow-up visits due to the COVID-19 pandemic or early termination of the trial. There were three additional non-drug related discontinuations.
Learnings from Phase 2a RELIEF Data
Based on the RELIEF trial results, we believe cough frequency at baseline is a key indicator of potential treatment benefit, with subgroup analysis of participants having baseline awake cough frequencies

≥ 20 coughs/h and ≥ 32 coughs/h demonstrating statistically significant and clinically meaningful benefit at all doses. Based on these analyses and the patient level data of participants with baseline awake cough frequency of ≥ 20 coughs/h and < 32 coughs/h, we selected a minimum baseline awake cough frequency of 25 coughs/h as an inclusion criterion for the Phase 2b trial.
No dose response was observed in the Phase 2a RELIEF trial. Plasma concentrations achieved in RELIEF are also consistent with achieving receptor occupancies in the 75-95+% range. Based on this information, doses of 12.5 mg BID, 50 mg BID and 200 mg BID were selected for the Phase 2b SOOTHE trial.
Development of a Once Daily (“QD”) Formulation
We have initiated activities in preparation for the development of a QD formulation for BLU-5937 using an extended-release tablet formulation. We are developing a QD formulation because BLU-5937 has exhibited favorable physical, chemical and pharmacokinetic characteristics, including high solubility and permeability, good absorption in the small and large intestine, linear pharmacokinetic profile, no interaction with food and a low predicted therapeutic dose. A physiological based pharmacokinetic modeling and simulation study has been completed and we have initiated the development of BLU-5937 QD formulation prototypes. We plan to initiate a Phase 1 clinical trial investigating a QD, extended-release formulation of BLU-5937 in the fourth quarter of 2022.
Supporting Non-Clinical and Clinical Pharmacology Activities
Non-clinical toxicology studies and clinical pharmacology studies to support an anticipated NDA filing for RCC are ongoing or planned.
Chemistry, Manufacturing and Controls
We have a primary supply chain in place with the capacity to produce the required clinical supplies to support a Phase 3 clinical program in RCC and commercial supplies for a potential launch, if BLU-5937 is approved. We continue to work on activities associated with manufacturing process optimization and upscaling to support a potential commercial launch.
BLU-5937 in Other P2X3 Hypersensitization-Related Disorders
We believe the results of our Phase 2b SOOTHE clinical trial further validate the role of P2X3 in cough hypersensitivity. We intend to evaluate potential opportunities to study BLU-5937 in additional cough indications where hypersensitivity plays an important role.
In addition to RCC, the mechanism of action of BLU-5937 may also have broad therapeutic applicability across other afferent hypersensitization-related disorders, enabling us to consider BLU-5937 as a potential treatment for development in a number of other indications. Consequently, we are exploring how P2X3 activation can contribute to irritation and pain, and whether inhibition of P2X3 receptors can help treat these afferent hypersensitization-related disorders.
Intellectual Property
Our BLU-5937 program is protected by a comprehensive patent estate comprised of issued and allowed patents, as well as pending patent applications. We have secured composition of matter patent protection for BLU-5937 in all major pharmaceutical markets, including the United States, Europe, Japan and China, all with an expiration date of 2034. Under certain circumstances, such patent term may be extended for up to five years in certain jurisdictions such as the United States, Europe and Japan. In addition, we have secured methods of use patent protection in the United States for avoiding loss of taste response while treating a chronic cough patient through treatment with BLU-5937, expiring in 2038. Patent applications with similarly broad claims are currently pending in other industrialized nations. We own 100% of the intellectual property estate covering BLU-5937 and its use for the treatment of chronic cough.

“At-the-Market” Sales Agreement
On December 23, 2020, we announced that we had entered into an Open Market Sale Agreement with Jefferies LLC (the “December 2020 Open Market Sale Agreement”) pursuant to which the Company could from time to time sell, through at-the-market distributions with Jefferies LLC acting as sales agent, such common shares as would have an aggregate offer price of up to US$50 million, including sales made directly on Nasdaq or on any other existing trading market for the common shares in the United States. On July 13, 2022, we terminated the December 2020 Open Market Sale Agreement. We did not make any sales of common shares under the December 2020 Open Market Sale Agreement.

REGULATORY MATTERS
Government Regulation and Product Approvals
The FDA and comparable regulatory authorities in state and local jurisdictions and in other countries impose substantial and burdensome requirements upon companies involved in the clinical development, manufacture, marketing and distribution of drugs, such as BLU-5937. These agencies and other federal, state and local entities regulate, among other things, the research and clinical development, testing, manufacture, quality control, approval, labeling, packaging, storage, record keeping, advertising and promotion, distribution, post-approval monitoring and reporting, marketing, pricing, and export and import of drug products, such as those we are developing. Generally, before a new drug can be marketed, considerable data demonstrating its quality, safety, and efficacy must be obtained, organized into a format specific to each regulatory authority, submitted for review, and approved by the regulatory authority.
U.S. Government Regulation of Drug Products
In the United States, the FDA regulates drugs under the Federal Food, Drug, and Cosmetic Act, or “FDCA”, and its implementing regulations. The process of obtaining regulatory approvals and the subsequent compliance with applicable federal, state, local and foreign statutes and regulations requires the expenditure of substantial time and financial resources. Failure to comply with the applicable U.S. requirements at any time during the product development process, approval process, or after approval, may subject an applicant to administrative or judicial sanctions. The sanctions could include, among other actions, the FDA’s refusal to approve pending NDAs, withdrawal of an approval, imposition of a clinical holds, issuance of untitled or warning letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, debarment, fines, refusals of government contracts, restitution, disgorgement, or civil or criminal penalties.
The process required by the FDA before a drug may be marketed in the United States generally involves the following:
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completion of extensive preclinical, sometimes referred to as non-clinical, laboratory tests, animal studies and formulation studies, all performed in accordance with applicable regulations, including the FDA’s good laboratory practice, or “GLP”, regulations;

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submission to the FDA of an Investigational New Drug application, or “IND”, which must become effective before human clinical trials may begin in the United States and must be updated annually;

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approval by an independent institutional review board, or “IRB”, at each clinical site before each trial may be initiated;

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performance of adequate and well controlled human clinical trials in accordance with the applicable IND and other clinical trial-related regulations, sometimes referred to as good clinical practices, or “GCPs”, to establish the safety and efficacy of the proposed drug product for its proposed indication;

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submission to the FDA of a new drug application, or “NDA”, for a new drug;

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a determination by the FDA within 60 days of its receipt of an NDA to accept the filing for review;

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satisfactory completion of an FDA pre-approval inspection of the manufacturing facility or facilities at which the active pharmaceutical ingredient, or “API” and finished drug product are produced to assess compliance with the FDA’s current good manufacturing requirements, or “cGMPs”;

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potential FDA audit of the clinical trial sites that generated the data in support of the NDA;

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payment of user fees for FDA review of the NDA; and

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FDA review and approval of the NDA, including consideration of the views of any FDA advisory committee, prior to any commercial marketing or sale of the drug in the United States.

Preclinical Studies
The data required to support an NDA are generated in two distinct development stages: preclinical and clinical. The preclinical development stage generally involves synthesizing the active component, developing the formulation, and determining the manufacturing process, as well as carrying out non-human toxicology, pharmacology and drug metabolism studies in the laboratory, which support subsequent clinical testing. The conduct of the preclinical tests must comply with federal and state regulations and requirements, including GLPs. An IND sponsor must submit the results of the preclinical tests, together with manufacturing information, analytical data, any available clinical data or literature, and a proposed clinical protocol to the FDA as part of an IND. Some preclinical testing may continue even after the IND is submitted. An IND is a request for authorization from the FDA to administer an investigational drug product to humans. The central focus of an IND submission is on patient safety and the general investigational plan and the protocol(s) for human trials. An IND automatically becomes effective 30 days after receipt by the FDA, unless before that time the FDA raises concerns or questions related to one or more proposed clinical trials and places the clinical trial on a clinical hold. In such a case, the IND sponsor and the FDA must resolve any outstanding concerns or questions before the clinical trial can begin. As a result, submission of an IND may not result in the FDA allowing clinical trials to commence.
Clinical Trials
The clinical stage of development involves the administration of the drug candidate to human subjects under the supervision of qualified investigators, generally physicians not employed by or under the trial sponsor’s control, in accordance with GCPs, which include the requirement that all research subjects provide their informed consent for their participation in any clinical trial. Clinical trials are conducted under protocols detailing, among other things, the objectives of the trial, dosing procedures, subject selection and exclusion criteria and the parameters to be used in monitoring safety and assessing efficacy. A protocol for each clinical trial and any subsequent protocol amendments must be submitted to the FDA as part of the IND. In addition, an IRB at each institution at which the clinical trial will be conducted must review and approve the protocol for any clinical trial, including informed consent information, before the trial commences at that institution. An IRB is charged with protecting the welfare and rights of trial participants and considers such items as whether the risks to individuals participating in the clinical trials are minimized and are reasonable in relation to anticipated benefits. There are also requirements governing the reporting of ongoing clinical trials and completed clinical trial to public registries. Information about certain clinical trials, including clinical trial results, must be submitted within specific timeframes for publication on the www.clinicaltrials.gov website.
Clinical trials are typically conducted in three sequential phases, which may overlap or be combined:
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Phase 1: The drug is initially introduced into a limited population of healthy human volunteers or subjects with the target disease or condition and tested for safety, dosage tolerance, pharmacokinetics, absorption, metabolism, distribution, excretion, side effects and, if possible, to gain an early indication of its effectiveness.

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Phase 2: The drug is administered to a limited disease-affected patient population to identify possible adverse effects and safety risks, to preliminarily evaluate the efficacy of the product for specific targeted diseases and to determine dosage tolerance and optimal dosage.

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Phase 3: The drug is administered to an expanded patient population, generally at geographically dispersed clinical trial sites, in well controlled clinical trials to generate enough data to statistically evaluate the efficacy and safety of the product for approval, to establish the overall risk benefit profile of the product, and to provide adequate information for the labeling of the product. Generally, the FDA requires two adequate and well controlled Phase 3 clinical trials for approval of the NDA.

Post-approval trials, sometimes referred to as Phase 4 clinical trials or post-marketing studies, may be conducted after initial marketing approval. These trials are used to gain additional experience from the treatment of patients in the intended therapeutic indication. In certain instances, the FDA may mandate the performance of Phase 4 clinical trials as a condition of NDA approval.
Progress reports detailing the results of the clinical trials must be submitted at least annually to the FDA. Written IND safety reports must be submitted to the FDA and the investigators fifteen days after the trial sponsor determines the information qualifies for reporting for serious and unexpected suspected adverse events, findings from other studies or animal or in vitro testing that suggest a significant risk for human volunteers and any clinically important increase in the rate of a serious suspected adverse reaction over that listed in the protocol or investigator brochure. The sponsor must also notify the FDA of any unexpected fatal or life-threatening suspected adverse reaction as soon as possible but in no case later than seven calendar days after the sponsor’s initial receipt of the information.
Phase 1, Phase 2, Phase 3 and other types of clinical trials may not be completed successfully within any specified period, if at all. The FDA or the sponsor may suspend or terminate a clinical trial at any time or the FDA may impose other sanctions on various grounds, including a finding that the research patients are being exposed to an unacceptable health risk. Similarly, an IRB can suspend or terminate approval of a clinical trial at its institution if the clinical trial is not being conducted in accordance with the IRB’s requirements or if the drug has been associated with unexpected serious harm to patients. Additionally, some clinical trials are overseen by an independent group of qualified experts organized by the clinical trial sponsor, known as a data safety monitoring board or committee. This group provides authorization for whether or not a trial may move forward at designated check points based on access to certain data from the trial. Concurrent with clinical trials, companies usually complete additional animal studies and must also develop additional information about the chemistry and physical characteristics of the drug as well as finalize a process for manufacturing the drug in commercial quantities in accordance with cGMP requirements. The manufacturing process must be capable of consistently producing quality batches of the drug candidate and, among other things, companies must develop methods for testing the identity, strength, quality and purity of the final product. Additionally, appropriate packaging must be selected and tested, and stability studies must be conducted to demonstrate that the drug candidate does not undergo unacceptable deterioration over its shelf life.
Marketing Approval
Assuming successful completion of the required clinical testing, the results of the preclinical and clinical studies, together with detailed information relating to the product’s chemistry, manufacture, controls and proposed labeling, among other things, are submitted to the FDA as part of an NDA requesting approval to market the product for one or more indications. The NDA must contain adequate evidence of safety and efficacy, which is demonstrated by extensive preclinical and clinical testing. Data may come from company-sponsored clinical trials intended to test the safety and efficacy of a use of a drug, or from a number of alternative sources, including studies initiated by investigators. FDA approval of an NDA must be obtained before a drug may be marketed in the United States.
In most cases, the submission of an NDA is subject to a substantial application user fee. Fee waivers or reductions are available in certain circumstances, including a waiver of the application fee for the first application filed by a small business. Under the Prescription Drug User Fee Act, or “PDUFA”, guidelines that are currently in effect, the FDA has 60 days from its receipt of an NDA to determine whether the application will be accepted for filing based on the agency’s threshold determination that the NDA is sufficiently complete to permit substantive review. The FDA may request additional information rather than accept an NDA for filing. In this event, the application must be resubmitted with the additional information. The resubmitted application is also subject to review before the FDA accepts it for filing. Once the submission is accepted for filing, the FDA begins an in-depth substantive review. The FDA has agreed to certain performance goals in the review of NDAs. Under the performance goals established under the PDUFA, the FDA has agreed to review 90% of standard NDAs for new molecular entities, or “NMEs”, in ten months from the filing date and 90% of priority NME NDAs in six months from the filing date. The goals for reviewing standard and priority non-NME NDAs are ten months and six months, respectively, measured from the receipt date of the application. The FDA does not always meet its PDUFA goal dates for standard and priority NDAs, and the review process is often significantly extended by FDA requests for additional information or clarification.
The FDA reviews an NDA to determine, among other things, whether the drug is safe and effective and whether the facility or facilities in which it is manufactured, processed, packaged or held meets standards designed to assure the product’s continued safety, quality and purity. Before approving an NDA, the FDA typically will inspect the facility or facilities where the product is manufactured. The FDA will not approve an application unless it determines that the manufacturing processes and facilities are in compliance with cGMP requirements and adequate to assure consistent production of the product within required specifications. Additionally, before approving an NDA, the FDA may inspect one or more clinical trial sites and the sponsor to assure compliance with GCP requirements and the integrity of the clinical data submitted in an NDA.
The FDA also may require submission of a Risk Evaluation and Mitigation Strategy, or “REMS”, from the sponsor of the NDA if it determines that a REMS is necessary to ensure that the benefits of the drug outweigh its risks. The FDA will not approve the NDA without an approved REMS, if required. The REMS could include medication guides, physician communication plans, assessment plans and/or elements to assure safe use, such as restricted distribution methods, patient registries or other risk minimization tools. Any of these limitations on approval or marketing could restrict the commercial promotion, distribution, prescription, or dispensing of drugs.
The FDA may refer an application for a novel drug, or a drug that presents difficult questions of safety or efficacy, to an advisory committee. An advisory committee is a panel of independent experts, including clinicians and other scientific experts, that reviews, evaluates and provides a recommendation as to whether the application should be approved and under what conditions. The FDA is not bound by the recommendations of an advisory committee, but it considers such recommendations carefully when making decisions. In the course of its review, the FDA may re-analyze the clinical trial data, which could result in extensive discussions between the FDA and the applicant during the review process.
After evaluating the NDA and all related information, including the advisory committee recommendation, if any, and inspection reports regarding the manufacturing facilities and clinical trial sites, the FDA will issue an approval letter or a Complete Response Letter. An approval letter authorizes commercial marketing of the drug with specific prescribing information for specific indications. A Complete Response Letter indicates that the review cycle of the application is complete and the application will not be approved in its present form. A Complete Response Letter usually describes all of the specific deficiencies in the submission identified by the FDA and the specific conditions that must be met in order to secure final approval of the NDA. The Complete Response Letter may require the applicant to obtain additional clinical data, including the potential requirement to conduct additional pivotal Phase 3 clinical trial(s) and/or to complete other significant and time-consuming requirements related to clinical trials, or to conduct additional preclinical studies or manufacturing activities. If a Complete Response Letter is issued, the applicant may either resubmit the NDA, addressing all of the deficiencies identified in the letter, challenge the determination set forth in the letter by requesting a hearing, or withdraw the application. Even with submission of this additional information, the FDA ultimately may decide that the application does not satisfy the regulatory criteria for approval. If and when those conditions have been met to the FDA’s satisfaction, the FDA will issue an approval letter.
Even if the FDA approves a product, it may limit the approved indications for use of the product, require that contraindications, warnings, or precautions be included in the product labeling, require that post-approval studies, including Phase 4 clinical trials, be conducted to further assess a drug’s safety after approval, require testing and surveillance programs to monitor the product after commercialization, or impose other conditions, including distribution and use restrictions or other risk management mechanisms under a REMS, which can materially affect the potential market and profitability of the product. The FDA may prevent or limit further marketing of a product based on the results of post-marketing studies or surveillance programs. After approval, some types of changes to the approved product, such as adding new indications, manufacturing changes and additional labeling claims, are subject to further testing requirements and FDA review and approval. Drug approvals may be withdrawn for non-compliance with regulatory standards or if problems occur following initial marketing.
Pediatric Information and Exclusivity
Under the Pediatric Research Equity Act, or “PREA”, as amended, a NDA or supplement to an NDA for a drug that includes a new active ingredient, new indication, new dosage form, new dosing regimen, or new route of administration must contain data to assess the safety and efficacy of the drug for the claimed indications in all relevant pediatric subpopulations and to support dosing and administration for each pediatric subpopulation for which the drug is safe and effective. The FDA may grant deferrals for submission of data or full or partial waivers.
A sponsor who is planning to submit a marketing application for a drug subject to PREA must submit an initial Pediatric Study Plan, or “PSP” within 60 days of an end-of-Phase 2 meeting or as may be agreed between the sponsor and the FDA. The initial PSP must include an outline of the pediatric study or studies that the sponsor plans to conduct, including study objectives and design, age groups, relevant endpoints and statistical approach, or a justification for not including such detailed information, and any request for a deferral of pediatric assessments or a full or partial waiver of the requirement to provide data from pediatric studies along with supporting information. The FDA and the sponsor must reach agreement on the PSP. A sponsor can submit amendments to an agreed-upon initial PSP at any time if changes to the pediatric plan need to be considered based on data collected from preclinical studies, early phase clinical trials, and/or other clinical development programs.
A drug product can also obtain pediatric exclusivity in the United States. Pediatric exclusivity, if granted, adds six months to existing exclusivity periods and patent terms. This six-month exclusivity, which runs from the end of other exclusivity protection or patent term, may be granted based on the voluntary completion of a pediatric trial in accordance with a FDA-issued “Written Request” for such a trial.
505(b)(2) New Drug Applications
As an alternative path to FDA approval for modifications to formulations or uses of products previously approved by the FDA pursuant to an NDA, an applicant may submit an NDA under Section 505(b)(2) of the FDCA. Section 505(b)(2) was enacted as part of the Hatch-Waxman Amendments and permits the filing of an NDA where at least some of the information required for approval comes from studies not conducted by, or for, the applicant, and for which the applicant has not obtained a right of reference. In addition, if the 505(b)(2) applicant can establish that reliance on the FDA’s previous findings of safety and effectiveness is scientifically and legally appropriate, it may eliminate the need to conduct certain preclinical studies or clinical trials of the new product. The FDA may also require companies to perform additional bridging studies or measurements, including clinical trials, to support the change from the previously approved reference drug. The FDA may then approve the new drug candidate for all, or some, of the label indications for which the reference drug has been approved, as well as for any new indication sought by the 505(b)(2) applicant.
Post-Approval Requirements
Drugs manufactured or distributed pursuant to FDA approvals are subject to pervasive and continuing regulation by the FDA, including, among other things, establishment registration and drug listing, requirements relating to monitoring and recordkeeping, periodic reporting of adverse events, product sampling and distribution, advertising and promotion, tracking and tracing, and reporting of adverse experiences with the product. After approval, most changes to the approved product, such as adding new indications or other labeling claims are subject to prior FDA review and approval. There also are continuing, substantial annual user fee requirements for any marketed products and the establishments at which such products are manufactured, as well as new application fees for supplemental applications with clinical data. These fees are typically increased annually.
The FDA may impose a number of post-approval requirements as a condition of approval of an NDA. For example, the FDA may require post-marketing testing, including Phase 4 clinical trials, and surveillance to further assess and monitor the product’s safety and effectiveness after commercialization.
In addition, drug manufacturers and other entities involved in the manufacture and distribution of approved drugs are required to register their establishments with the FDA and state agencies, and are subject to periodic unannounced inspections by the FDA and state agencies for compliance with cGMP requirements. Changes to the manufacturing process are strictly regulated and often require prior FDA approval before being implemented. FDA regulations also require investigation and correction of any deviations from cGMP requirements and impose reporting and documentation requirements upon the sponsor and any third-party manufacturers that the sponsor may decide to use. Accordingly, manufacturers must continue to expend time, money and effort in the area of production and quality control to maintain cGMP compliance.
Once an approval or clearance of a drug is granted, the FDA may withdraw the approval if compliance with regulatory requirements and standards is not maintained or if problems occur after the product reaches the market. Later discovery of previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or with manufacturing processes, or failure to comply with regulatory requirements, may result in mandatory revisions to the approved labeling to add new safety information; imposition of post-market studies or clinical trials to assess new safety risks; or imposition of distribution or other restrictions under a REMS program. Other potential consequences include, among other things:
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mandated corrective advertising or communications with doctors;

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restrictions on the marketing or manufacturing of the product, complete withdrawal of the product from the market or product recalls;

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fines, warning letters or clinical holds on post approval clinical trials;

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refusal of the FDA to approve pending NDAs or supplements to approved NDAs, or suspension or revocation of product approvals;

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product seizure or detention, or refusal to permit the import or export of products; or

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injunctions or the imposition of civil or criminal penalties.

The FDA strictly regulates marketing, labeling, advertising and promotion of products that are placed on the market. Such requirements include, among others, standards for direct-to-consumer advertising, restrictions on promoting drugs for uses or in patient populations that are not described in the drug’s approved labeling (known as off-label promotion), limitations on industry-sponsored scientific and educational activities, and requirements for promotional activities involving the internet. Although physicians may prescribe legally available drugs for off-label uses, the FDA takes the position that manufacturers may not market or promote such off-label uses. Modifications or enhancements to the drug or its labeling or changes of the site or process of manufacture are often subject to the approval of the FDA and other regulators, which may or may not be received or may result in a lengthy review process.
Prescription drug advertising is subject to federal, state, and foreign regulations. In the United States, the FDA regulates prescription drug promotion, including direct-to-consumer advertising. Prescription drug promotional materials must be submitted to the FDA in conjunction with their first use. Any distribution of prescription drugs and pharmaceutical samples must comply with the U.S. Prescription Drug Marketing Act, a part of the FDCA. In addition, the Drug Supply Chain Security Act, or “DSCSA”, was enacted in 2013 with the aim of building an electronic system to identify and trace certain prescription drugs distributed in the United States. The DSCSA mandates phased-in and resource-intensive obligations for pharmaceutical manufacturers, wholesale distributors, and dispensers over a 10-year period that is expected to culminate in November 2023. The law’s requirements include the quarantine and prompt investigation of a suspect product to determine if it is illegitimate, and notifying trading partners and the FDA of any illegitimate product. Drug manufacturers and other parties involved in the supply chain for prescription drug products must also comply with product tracking and tracking requirements, such as placing a unique product identifier on prescription drug packages.
U.S. Marketing Exclusivity
Marketing exclusivity provisions under the FDCA can delay the submission or the approval of certain marketing applications for competing products. The FDCA provides a five-year period of non-patent marketing exclusivity within the U.S. to the first applicant to obtain approval of an NDA for a new chemical entity. A drug is a new chemical entity if the FDA has not previously approved any other new drug containing the same active moiety, which is the molecule or ion responsible for the action of the drug substance. During the exclusivity period, the FDA may not accept for review an abbreviated new drug application, or “ANDA”, or a 505(b)(2) NDA submitted by another company for another drug based on the same active moiety, regardless of whether the drug is intended for the same indication as the original innovator drug or for another indication. However, an application may be submitted after four years if it contains a certification of patent invalidity or non-infringement to one of the patents listed with the FDA by the innovator NDA holder. The FDCA also provides three years of marketing exclusivity for an NDA, or supplement to an existing NDA, if new clinical investigations, other than bioavailability studies, that were conducted or sponsored by the applicant are deemed by the FDA to be essential to the approval of the application, for example new indications, dosages, or strengths of an existing drug. This three-year exclusivity covers only the modification for which the drug received approval on the basis of the new clinical investigations and does not prohibit the FDA from approving ANDAs or 505(b)(2) applications for drugs containing the active agent for the original indication or condition of use. Five-year and three-year exclusivity will not delay the submission or approval of a full NDA. However, an applicant submitting a full NDA would be required to conduct, or obtain a right of reference to, all of the preclinical studies and adequate and well-controlled clinical trials necessary to demonstrate safety and effectiveness.

Regulation Outside the United States
In the European Economic Area, or “EEA”, which is composed of the 28 Member States of the European Union plus Norway, Iceland and Liechtenstein, medicinal products can only be commercialized after obtaining a Marketing Authorization, or “MA”.
There are two types of MAs:
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The Community MA, which is issued by the European Commission through the Centralized Procedure, based on the opinion of the Committee for Medicinal Products for Human Use, or “CHMP”, of the European Medicines Agency, or “EMA”, and which is valid throughout the entire territory of the EEA. The Centralized Procedure is mandatory for certain types of products, such as biotechnology medicinal products, orphan medicinal products and medicinal products that contain a new active substance indicated for the treatment of AIDS, cancer, neurodegenerative disorders, diabetes, auto immune and viral diseases. The Centralized Procedure is optional for products containing a new active substance not yet authorized in the EEA, or for products that constitute a significant therapeutic, scientific or technical innovation or which are in the interest of public health in the EU. Under the Centralized Procedure the maximum timeframe for the evaluation of a marketing authorization application is 210 days (excluding clock stops, when additional written or oral information is to be provided by the applicant in response to questions asked by the CHMP). Accelerated evaluation might be granted by the CHMP in exceptional cases, when the authorization of a medicinal product is of major interest from the point of view of public health and in particular from the viewpoint of therapeutic innovation. Under the accelerated procedure the standard 210 days review period is reduced to 150 days.

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National MAs, which are issued by the competent authorities of the Member States of the EEA and only cover their respective territory, are available for products not falling within the mandatory scope of the Centralized Procedure. Where a product has already been authorized for marketing in a Member State of the EEA, this National MA can be recognized in another Member State through the Mutual Recognition Procedure. If the product has not received a National MA in any Member State at the time of application, it can be approved simultaneously in various Member States through the Decentralized Procedure.

Prior to obtaining an MA in the EEA, applicants have to demonstrate compliance with all measures included in a Pediatric Investigation Plan, or “PIP”, approved by the EEA regulatory agency, covering all subsets of the pediatric population, unless the EEA regulatory agency has granted (1) a product-specific waiver, (2) a class waiver or (3) a deferral for one or more of the measures included in the PIP.
In the EEA, upon receiving an MA, new chemical entities generally receive eight years of data exclusivity and an additional two years of market exclusivity. If granted, data exclusivity prevents regulatory authorities in the EEA from referencing the innovator’s data to assess a generic application. During the additional two-year period of market exclusivity, a generic marketing authorization can be submitted, and the innovator’s data may be referenced, but no generic product can be marketed until the expiration of the market exclusivity. However, there is no guarantee that a product will be considered by the EEA regulatory agencies to be a new chemical entity, and products may not qualify for data exclusivity.
Other Healthcare Laws
In the United States, healthcare providers and third-party payors play a primary role in the recommendation and prescription of pharmaceutical products that are granted marketing approval. Arrangements with providers, consultants, third-party payors, and customers are subject to broadly applicable fraud and abuse, anti-kickback, false claims laws, reporting of payments to physicians and teaching physicians and patient privacy laws and regulations and other healthcare laws and regulations that may constrain our business and/or financial arrangements. Restrictions under applicable federal and state healthcare laws and regulations, include the following:
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the U.S. federal Anti-Kickback Statute, which prohibits, among other things, persons and entities from knowingly and willfully soliciting, offering, paying, receiving, or providing remuneration, directly or indirectly, overtly or covertly, in cash or in kind, to induce or reward either the referral of an individual for, or the purchase, order or recommendation of, any good or service, for which payment may be made, in whole or in part, under a federal healthcare program such as Medicare and Medicaid;
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the federal civil and criminal false claims laws, including the civil False Claims Act, and civil monetary penalties laws, which prohibit individuals or entities from, among other things: knowingly presenting, or causing to be presented, to the federal government, claims for payment that are false or fraudulent; making a false statement or record material to a false or fraudulent claim or obligation to pay or transmit money or property to the federal government; or knowingly concealing or knowingly and improperly avoiding or decreasing an obligation to pay money to the federal government. In addition, the government may assert that a claim including items and services resulting from a violation of the federal Anti-Kickback Statute constitutes a false of fraudulent claim for purposes of the False Claims Act;

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the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, which created additional federal criminal laws that prohibit, among other things, knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program or making false statements relating to healthcare matters;

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the anti-inducement law which prohibits, among other things, the offering or giving of remuneration, which includes, without limitation, any transfer of items or services for free or for less than fair market value (with limited exceptions), to a Medicare or Medicaid beneficiary that the person know or should know is likely to influence the beneficiary’s selection of a particular supplier of items or services reimbursable by a federal or state governmental program;

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HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, and their respective implementing regulations, including the Final Omnibus Rule published in January 2013, which impose obligations, including mandatory contractual terms, with respect to safeguarding the privacy, security, and transmission of individually identifiable health information;

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federal government price reporting laws, which require us to calculate and report complex pricing metrics in an accurate and timely manner to government programs;

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the federal transparency requirements known as the federal Physician Payments Sunshine Act, under the Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010, collectively the ACA, which requires certain manufacturers of drugs, devices, biologics and medical supplies to report annually to the Centers for Medicare & Medicaid Services, or CMS, within the U.S. Department of Health and Human Services, information related to payments and other transfers of value made by that entity to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors) and teaching hospitals, as well as ownership and investment interests held by physicians and their immediate family members. Effective January 1, 2022, these reporting obligations extend to include transfers of value made to certain non-physician providers (physician assistants, nurse practitioners, clinical nurse specialists, certified registered nurse anesthetists and anesthesiologist assistants, and certified-nurse midwives); and

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analogous state and foreign laws and regulations, such as state anti-kickback and false claims laws, which may apply to healthcare items or services that are reimbursed by non-governmental third-party payors, including private insurers.

Additionally, we are subject to state and foreign equivalents of each of the healthcare laws and regulations described above, among others, some of which may be broader in scope and may apply regardless of the payor. Many U.S. states have adopted laws similar to the federal Anti-Kickback Statute and False Claims Act, and may apply to our business practices, including, but not limited to, research, distribution, sales or marketing arrangements and claims involving healthcare items or services reimbursed by non-governmental payors, including private insurers. In addition, some states have passed laws that require pharmaceutical companies to comply with the April 2003 Office of Inspector General Compliance Program Guidance for Pharmaceutical Manufacturers and/or the Pharmaceutical Research and Manufacturers of America’s Code on Interactions with Healthcare Professionals. Several states also impose other marketing restrictions or require pharmaceutical companies to make marketing or price disclosures to the state and require the registration of pharmaceutical sales representatives. State and foreign laws, including for example the European Union General Data Protection Regulation, which became effective May 2018 also govern the privacy and security of health information in some circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts. There are ambiguities as to what is required to comply with these state requirements and if we fail to comply with an applicable state law requirement we could be subject to penalties. Finally, there are state and foreign laws governing the privacy and security of health information, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts.
If our operations are found to be in violation of any of the federal and state laws described above or any other governmental regulations that apply to us, we may be subject to significant civil, criminal, and administrative penalties, including, without limitation, damages, fines, imprisonment, exclusion from participation in government healthcare programs, additional reporting obligations and oversight if we become subject to a corporate integrity agreement or other agreement to resolve allegations of non-compliance with these laws.
Pharmaceutical Coverage, Pricing and Reimbursement
Successful commercialization of new drug products depends in part on the extent to which reimbursement for those drug products will be available from government health administration authorities, private health insurers, and other organizations. In the United States, government authorities and third-party payors, such as private health insurers and health maintenance organizations, decide which drug products they will pay for and establish reimbursement levels. The availability and extent of reimbursement by governmental and private payors is essential for most patients to be able to afford a drug product. Sales of drug products depend substantially, both domestically and abroad, on the extent to which the costs of drugs products are paid for by health maintenance, managed care, pharmacy benefit and similar healthcare management organizations, or reimbursed by government health administration authorities, private health coverage insurers and other third-party payors.
A primary trend in the U.S. healthcare industry and elsewhere is cost containment. Government authorities and third-party payors have attempted to control costs by limiting coverage and the amount of reimbursement for particular drug products. Third-party payors are increasingly challenging the price, examining the medical necessity, and reviewing the cost-effectiveness of medical products, therapies and services, in addition to questioning their safety and efficacy. Obtaining reimbursement for our products may be particularly difficult because of the higher prices often associated with branded drugs and drugs administered under the supervision of a physician. We may need to conduct expensive pharmacoeconomic studies in order to demonstrate the medical necessity and cost-effectiveness of our products, in addition to the costs required to obtain FDA and foreign approvals. These studies could result in delays or disadvantageous coverage for products we develop. Our product candidates may not be considered medically necessary or cost-effective. Obtaining coverage and reimbursement approval of a product from a government or other third-party payor is a time-consuming and costly process that could require us to provide to each payor supporting scientific, clinical and cost-effectiveness data for the use of our product on a payor-by-payor basis, with no assurance that coverage and adequate reimbursement will be obtained. A payor’s decision to provide coverage for a product does not imply that an adequate reimbursement rate will be approved. Further, one payor’s determination to provide coverage for a product does not assure that other payors will also provide coverage for the product. Adequate third-party reimbursement may not be available to enable us to maintain price levels sufficient to realize an appropriate return on its investment in product development. If reimbursement is not available or is available only at limited levels, we may not be able to successfully commercialize any product candidate that we successfully develop.
In many countries, the prices of drug products are subject to varying price control mechanisms as part of national health systems. In general, the prices of drug products under such systems are substantially lower than in the United States. Other countries allow companies to fix their own prices for drug products, but monitor and control company profits. Accordingly, in markets outside the United States, the reimbursement for drug products may be reduced compared with the United States.
In the United States, the principal decisions about reimbursement for new drug products are typically made by CMS, an agency within the HHS. CMS decides whether and to what extent a new drug product will be covered and reimbursed under Medicare, and private payors tend to follow CMS to a substantial degree. However, no uniform policy of coverage and reimbursement for drug products exists among third-party payors and coverage and reimbursement levels for drug products can differ significantly from payor to payor. Coverage and reimbursement by a third-party payor may depend upon a number of factors, including the third-party payor’s determination that use of a drug product is:
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a covered benefit under its health plan;

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safe, effective and medically necessary;

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appropriate for the specific patient;

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cost-effective; and

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neither experimental nor investigational.

We cannot be sure that coverage or reimbursement will be available for any product that we commercialize and, if coverage and reimbursement are available, what the level of reimbursement will be. Coverage may also be more limited than the purposes for which the product is approved by the FDA or comparable foreign regulatory authorities. Future coverage and reimbursement may be subject to increased restrictions, such as prior authorization requirements, and to changes in the rates of reimbursement for orphan drug products both in the United States and in international markets. Reimbursement may impact the demand for, or the price of, any product for which we obtain regulatory approval.
The Medicare Modernization Act (MMA) established the Medicare Part D program to provide a voluntary prescription drug benefit to Medicare beneficiaries. Under Part D, Medicare beneficiaries may enroll in prescription drug plans offered by private entities that provide coverage of outpatient prescription drugs. While all Medicare drug plans must give at least a standard level of coverage set by Medicare, Part D prescription drug plan sponsors are not required to pay for all covered Part D drugs, and each Part D prescription drug plan can develop its own drug formulary that identifies which drugs it will cover and at what tier or level. However, Part D prescription drug formularies must include drugs within each therapeutic category and class of covered Part D drugs, though not necessarily all the drugs in each category or class. Any formulary used by a Part D prescription drug plan must be developed and reviewed by a pharmacy and therapeutic committee. Government payment for some of the costs of prescription drugs may increase demand for drugs for which we obtain marketing approval. Any negotiated prices for any of our products covered by a Part D prescription drug plan will likely be lower than the prices we might otherwise obtain. Moreover, while the MMA applies only to drug benefits for Medicare beneficiaries, private payors often follow Medicare coverage policy and payment limitations in setting their own payment rates. Any reduction in payment that results from the MMA may result in a similar reduction in payments from non-governmental payors.
These laws and future state and federal healthcare reform measures may be adopted in the future, any of which may result in additional reductions in Medicare and other healthcare funding and otherwise affect the prices we may obtain for any product candidates for which we may obtain regulatory approval or the frequency with which any such product candidate is prescribed or used.
Outside of the United States, the pricing of pharmaceutical products and medical devices is subject to governmental control in many countries. For example, in the EU, pricing and reimbursement schemes vary widely from country to country. Some countries provide that products may be marketed only after a reimbursement price has been agreed. Some countries may require the completion of additional studies that compare the cost effectiveness of a particular therapy to currently available therapies or so-called health technology assessments, in order to obtain reimbursement or pricing approval. Other countries may allow companies to fix their own prices for products, but monitor and control product volumes and issue guidance to physicians to limit prescriptions. Efforts to control prices and utilization of pharmaceutical products and medical devices will likely continue as countries attempt to manage healthcare expenditures.
Healthcare Reform
Payors, whether domestic or foreign, or governmental or private, are developing increasingly sophisticated methods of controlling healthcare costs and those methods are not always specifically adapted for new technologies such as gene therapy and therapies addressing rare diseases such as those we are developing. In both the United States and certain foreign jurisdictions, there have been a number of legislative and regulatory changes to the health care system that could impact our ability to sell our products profitably. In particular, in

2010, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010, or collectively, the ACA, was enacted, which, among other things, subjected biologic products to potential competition by lower-cost biosimilars; addressed a new methodology by which rebates owed by manufacturers under the Medicaid Drug Rebate Program are calculated for drugs that are inhaled, infused, instilled, implanted or injected; increased the minimum Medicaid rebates owed by most manufacturers under the Medicaid Drug Rebate Program; extended the Medicaid Drug Rebate program to utilization of prescriptions of individuals enrolled in Medicaid managed care organizations; subjected manufacturers to new annual fees and taxes for certain branded prescription drugs; created a new Medicare Part D coverage gap discount program, in which manufacturers must agree to offer 50% (increased to 70% pursuant to the Bipartisan Budget Act of 2018, effective as of January 1, 2019) point-of-sale discounts off negotiated prices of applicable brand drugs to eligible beneficiaries during their coverage gap period, as a condition for the manufacturer’s outpatient drugs to be covered under Medicare Part D; and provided incentives to programs that increase the federal government’s comparative effectiveness research.
Since its enactment, there have been numerous judicial, administrative, executive, and legislative challenges to certain aspects of the ACA. On June 17, 2021, the Supreme Court dismissed the most recent judicial challenge to the ACA brought by several states without specifically ruling on the constitutionality of the ACA. Prior to the Supreme Court’s decision, President Biden issued an Executive Order to initiate a special enrollment period from February 15, 2021 through August 15, 2021 for purposes of obtaining health insurance coverage through the ACA marketplace. The Executive Order also instructed certain governmental agencies to review and reconsider their existing policies and rules that limit access to healthcare, including among others, reexamining Medicaid demonstration projects and waiver programs that include work requirements, and policies that create unnecessary barriers to obtaining access to health insurance coverage through Medicaid or the ACA. It is unclear how other healthcare reform measures of the Biden administrations or other efforts, if any, to challenge repeal or replace the ACA, will impact our business.
In addition, other legislative changes have been proposed and adopted in the United States since the ACA was enacted:
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On August 2, 2011, the U.S. Budget Control Act of 2011, among other things, included aggregate reductions of Medicare payments to providers of 2% per fiscal year. These reductions went into effect on April 1, 2013 and, due to subsequent legislative amendments to the statute, will remain in effect through 2030, with the exception of a temporary suspension that lasted from May 1, 2020 through March 31, 2022 due to the COVID-19 pandemic. Following the suspension, a 1% payment reduction began April 1, 2022, lasting through June 30, 2022. The 2% payment reduction resumed on July 1, 2022.

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On January 2, 2013, the U.S. American Taxpayer Relief Act of 2012 was signed into law, which, among other things, further reduced Medicare payments to several types of providers.

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On April 13, 2017, CMS published a final rule that gives states greater flexibility in setting benchmarks for insurers in the individual and small group marketplaces, which may have the effect of relaxing the essential health benefits required under the ACA for plans sold through such marketplaces.

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On May 30, 2018, the Right to Try Act, was signed into law. The law, among other things, provides a federal framework for certain patients to access certain investigational new drug products that have completed a Phase 1 clinical trial and that are undergoing investigation for FDA approval. Under certain circumstances, eligible patients can seek treatment without enrolling in clinical trials and without obtaining FDA permission under the FDA expanded access program. There is no obligation for a pharmaceutical manufacturer to make its drug products available to eligible patients as a result of the Right to Try Act.

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On May 23, 2019, CMS published a final rule to allow Medicare Advantage Plans the option of using step therapy for Part B drugs beginning January 1, 2020.

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On December 20, 2019, former President Trump signed into law the Further Consolidated Appropriations Act (H.R. 1865), which repealed the Cadillac tax, the health insurance provider tax, and the medical device excise tax. It is impossible to determine whether similar taxes could be instated in the future.

There has been increasing legislative and enforcement interest in the United States with respect to drug pricing practices. Specifically, there has been heightened governmental scrutiny over the manner in which manufacturers set prices for their marketed products, which has resulted in several U.S. Congressional inquiries and proposed and enacted federal and state legislation designed to, among other things, bring more transparency to drug pricing, reduce the cost of prescription drugs under Medicare, and review the relationship between pricing and manufacturer patient programs.
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At the federal level, President Biden signed an Executive Order on July 9, 2021 affirming the administration’s policy to (i) support legislative reforms that would lower the prices of prescription drug and biologics, including by allowing Medicare to negotiate drug prices, by imposing inflation caps, and, by supporting the development and market entry of lower-cost generic drugs and biosimilars; and (ii) support the enactment of a public health insurance option. Among other things, the Executive Order also directs HHS to provide a report on actions to combat excessive pricing of prescription drugs, enhance the domestic drug supply chain, reduce the price that the Federal government pays for drugs, and address price gouging in the industry; and directs the FDA to work with states and Indian Tribes that propose to develop section 804 Importation Programs in accordance with the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and the FDA’s implementing regulations. FDA released such implementing regulations on September 24, 2020, which went into effect on November 30, 2020, providing guidance for states to build and submit importation plans for drugs from Canada. On September 25, 2020, CMS stated drugs imported by states under this rule will not be eligible for federal rebates under Section 1927 of the Social Security Act and manufacturers would not report these drugs for “best price” or Average Manufacturer Price purposes. Since these drugs are not considered covered outpatient drugs, CMS further stated it will not publish a National Average Drug Acquisition Cost for these drugs. If implemented, importation of drugs from Canada may materially and adversely affect the price we receive for any of our product candidates.

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On November 20, 2020 CMS issued an Interim Final Rule implementing the Most Favored Nation, or MFN, Model under which Medicare Part B reimbursement rates would have been be calculated for certain drugs and biologicals based on the lowest price drug manufacturers receive in Organization for Economic Cooperation and Development countries with a similar gross domestic product per capita. However, on December 29, 2021 CMS rescinded the Most Favored Nations rule.

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Additionally, on November 30, 2020, HHS published a regulation removing safe harbor protection for price reductions from pharmaceutical manufacturers to plan sponsors under Part D, either directly or through pharmacy benefit managers, unless the price reduction is required by law. The rule also creates a new safe harbor for price reductions reflected at the point-of-sale, as well as a safe harbor for certain fixed fee arrangements between pharmacy benefit managers and manufacturers. Pursuant to court order, the removal and addition of the aforementioned safe harbors were delayed and recent legislation imposed a moratorium on implementation of the rule until January 1, 2026. This deadline was pushed back to January 1, 2027 by the Bipartisan Safer Communities Act. The Inflation Reduction Act of 2022 further delayed implementation of this rule to January 1,2032.

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On August 16, 2022 the Inflation Reduction Act of 2022 was passed, which among other things, allows for CMS to negotiate prices for certain single-source drugs and biologics reimbursed under Medicare Part B and Part D, beginning with ten high-cost drugs paid for by Medicare Part D starting in 2026, followed by 15 Part D drugs in 2027, 15 Part B or Part D drugs in 2028, and 20 Part B or Part D drugs in 2029 and beyond. The legislation subjects drug manufacturers to civil monetary penalties and a potential excise tax for failing to comply with the legislation by offering a price that is not equal to or less than the negotiated “maximum fair price” under the law or for taking price increases that exceed inflation. The legislation also caps Medicare beneficiaries’ annual out-of-pocket drug expenses at $2,000. The effect of Inflation Reduction Act of 2022 on our business and the healthcare industry in general is not yet known.

We cannot predict the initiatives that may be adopted in the future. The continuing efforts of the government, insurance companies, managed care organizations and other payors of healthcare services to contain or reduce costs of healthcare and/or impose price controls may adversely affect:
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the demand for our product candidates, if we obtain regulatory approval;

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our ability to set a price that we believe is fair for our products, if licensed;

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our ability to generate revenue and achieve or maintain profitability;

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the level of taxes that we are required to pay; and

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the availability of capital.

Any reduction in reimbursement from Medicare or other government programs may result in a similar reduction in payments from private payors, which may adversely affect our future profitability.
We expect that additional U.S. federal healthcare reform measures will be adopted in the future, any of which could limit the amounts that the U.S. Federal Government will pay for healthcare drugs and services, which could result in reduced demand for our drug candidates or additional pricing pressures.
Individual states in the United States have also become increasingly active in passing legislation and implementing regulations designed to control pharmaceutical and biological product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain drug access and marketing cost disclosure and transparency measures, and designed to encourage importation from other countries and bulk purchasing. Legally mandated price controls on payment amounts by third-party payors or other restrictions could harm our business, financial condition, results of operations and prospects. In addition, regional healthcare authorities and individual hospitals are increasingly using bidding procedures to determine what pharmaceutical products and which suppliers will be included in their prescription drug and other healthcare programs. This could reduce the ultimate demand for our drugs or put pressure on our drug pricing, which could negatively affect our business, financial condition, results of operations and prospects.

CONSOLIDATED CAPITALIZATION
Except as otherwise disclosed in this prospectus, there have been no material changes in our consolidated share capital, on a consolidated basis, from June 30, 2022 to the date of this prospectus other than for 200,000 stock options granted. On July 18, 2022, the Company completed an underwritten public offering of 16,540,541 common shares at a public offering price of $9.25 per share, for gross proceeds of approximately $153 million, and on July 28, 2022, the Company closed on the offering of an additional 2,481,081 common shares, which represented the full exercise of the underwriters’ option, for aggregate total gross proceeds of approximately $175 million. Share issue costs are estimated at $11.5 million.
Our authorized capital consists of an unlimited number of common shares and an unlimited number of preferred shares, issuable in series. As of the date hereof, we had 125,792,916 common shares issued and outstanding, all of which are fully paid and non-assessable, and 136,798,695 common shares on a fully diluted basis, including 11,005,779 stock options granted under our stock option plan.
USE OF PROCEEDS
The use of proceeds for any particular offering of common shares under this prospectus will be described in the applicable prospectus supplement. Unless otherwise specified therein, we intend to use the net proceeds of any offering under this prospectus to fund research and development activities, working capital, acquisitions, debt repayment or other general corporate purposes. We will not receive any proceeds from any sale of our common shares by selling shareholders under this prospectus.
Negative Cash Flow
The Company has incurred significant operating losses and negative cash flows from operations since its inception and has an accumulated deficit of US$587.5 million as of June 30, 2022. We will need to raise additional financing through equity, non-dilutive funding and/or partnerships in order to fund our operations and develop BLU-5937. There can be no assurance that we will have sufficient capital to fund our ongoing operations or to develop or commercialize any products without future financings. If we are unable to obtain additional financing when required, we may need to substantially reduce or eliminate planned expenditures or be unable to continue operations. We are dependent upon our ability to fund research and development programs and defend our patent rights. We anticipate that we will continue to have negative cash flow for the foreseeable future and expect that any proceeds from the sale of securities under this prospectus will be used to fund anticipated negative cash flow from operating activities, as described above.

SELLING SHAREHOLDERS
Common shares may be sold under this prospectus by way of secondary offering by or for the account of certain of our shareholders. The prospectus supplement that will be filed in connection with any offering of our common shares by one or more selling shareholders will include the following information:
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the name or names of the selling shareholders;

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the number or amount of common shares owned, controlled or directed by each selling shareholder;

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the number or amount of common shares being distributed for the account of each selling shareholder;

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the number or amount of common shares of any class to be owned, controlled or directed by the selling shareholder after the distribution and the percentage that number or amount represents of the total number of our outstanding common shares;

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whether the common shares are owned by the selling shareholders both of record and beneficially, of record only, or beneficially only; and

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all other information that is required to be included in the applicable prospectus supplement.

PLAN OF DISTRIBUTION
We may from time to time during the 25-month period that this prospectus, including any amendments hereto, remains valid, offer for sale and issue common shares of the Company. The Company may offer and sell the common shares to or through underwriters, agents, or dealers purchasing as principals, and may also sell directly to one or more purchasers or through agents or pursuant to applicable statutory exemptions.
This prospectus may also, from time to time, relate to the offering of our common shares by certain selling shareholders. The selling shareholders may sell all or a portion of our common shares beneficially owned by them and offered thereby from time to time directly or through one or more underwriters, broker-dealers or agents. Our common shares may be sold by the selling shareholders in one or more transactions at fixed prices (which may be changed from time to time), at market prices prevailing at the time of the sale, at varying prices determined at the time of sale, at prices related to prevailing market prices or at negotiated prices.
The prospectus supplement relating to any particular offering of common shares under this prospectus will identify each underwriter, dealer or agent, as the case may be, engaged by us in connection with such offering and the name or names of any selling shareholders. The prospectus supplement will also set forth the terms of the offering, including, where applicable, any fees, commissions, discounts or any other compensation payable by us or the selling shareholders to underwriters, dealers or agents in connection with the offering, the method of distribution of securities, the initial issue price, the proceeds to us or any selling shareholder and any other material terms of the plan of distribution. Any initial offering price and discounts, concessions or commissions allowed or re-allowed or paid to dealers may be changed from time to time.
The securities may be sold from time to time in one or more transactions at a fixed price or prices or at prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing prices or at negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions” as defined in NI 44-102, including sales made directly on the TSX, Nasdaq or other existing trading markets for the common shares. Any such transactions that are deemed “at-the-market distributions” will be subject to regulatory approval. No underwriter, dealer or agent, no affiliate of such an underwriter, dealer or agent and no person acting jointly or in concert with such an underwriter, dealer or agent involved in an “at-the-market distribution” will over-allot common shares in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the securities.
The price at which our common shares will be offered and sold may vary from purchaser to purchaser and during the period of distribution.
In connection with the sale of the securities, underwriters, dealers or agents may receive compensation, including in the form of underwriters’, dealers’ or agents’ fees, commissions or concessions. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters for the purposes of applicable Canadian securities legislation and any compensation received by them from the Company and any profit on the resale of the securities by them may be deemed to be underwriting commissions. In connection with any offering of common shares, except as otherwise set out in a prospectus supplement relating to a particular offering of common shares hereunder and other than in relation to an “at-the-market distribution”, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions intended to fix, stabilize, maintain or otherwise affect the market price of the common shares at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time.
Underwriters, dealers or agents who participate in the distribution of the common shares may be entitled, under agreements to be entered into with us, to indemnification by the Company against certain liabilities, including liabilities under Canadian securities legislation and the U.S. Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

CERTAIN CANADIAN AND UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
In addition to those Canadian federal income tax considerations described below under “Certain Canadian Federal Income Tax Considerations”, a prospectus supplement relating to a particular offering of our common shares may also describe certain Canadian federal income tax consequences for an investor acquiring the common shares offered thereunder, including, for investors who are non-residents of Canada, whether the payments of principal, interest or distributions, if any, on the securities will be subject to Canadian non-resident withholding tax.
Moreover, in addition to those U.S. federal income tax considerations described below under “Certain Material United States Federal Income Tax Considerations for U.S. Holders”, the applicable prospectus supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any common shares offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code of 1986, as amended).
Prospective investors should consult their own tax advisors prior to deciding to purchase any of our common shares.
CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS
The following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations generally applicable under the Income Tax Act (Canada) and the regulations promulgated thereunder (the “Tax Act”) to a holder (i) who acquires, as beneficial owner, our common shares in any offering under this prospectus, (ii) who, for purposes of the Tax Act and at all relevant times beneficially holds the common shares as capital property and (iii) who, for purposes of the Tax Act and at all relevant times, deals at arm’s length with, and is not affiliated with, us or the underwriters (a “Holder”).
Generally, our common shares will be considered to be capital property to a Holder provided the Holder does not hold our common shares in the course of carrying on a business of trading or dealing in securities and has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.
This summary is based upon the current provisions of the Tax Act in force as of the date hereof, all specific proposals (the “Proposed Amendments”) to amend the Tax Act that have been publicly and officially announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof and Counsels’ understanding of the current administrative policies and practices of the Canada Revenue Agency (the “CRA”), published in writing by it prior to the date hereof. This summary assumes the Proposed Amendments will be enacted in the form proposed. However, no assurance can be given that the Proposed Amendments will be enacted in their current form, or at all. Except for the Proposed Amendments, this summary does not take into account or anticipate any changes in the law or any changes in the CRA’s administrative policies or practices, whether by legislative, governmental or judicial action or decision, nor does it take into account or anticipate any other federal or any provincial, territorial or foreign tax considerations, which may differ significantly from those discussed herein. Holders are urged to consult their own tax advisors about the specific tax consequences to them of acquiring, holding and disposing of our common shares.
This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any prospective purchaser or holder of our common shares, and no representations with respect to the income tax consequences to any prospective purchaser or holder are made. Consequently, prospective purchasers or holders of our common shares should consult their own tax advisors with respect to their particular circumstances.
Residents of Canada
The following discussion applies to Holders who, at all relevant times, are or are deemed to be residents of Canada for the purposes of the Tax Act (“Resident Holders”). This summary is not applicable to a Resident Holder: (a) that is a “financial institution”, as defined in subsection 142.2(1) of the Tax Act, for the purposes of the mark-to-market rules; (b) that is a “specified financial institution”, as defined in subsection 248(1) of the Tax Act; (c) an interest in which is a “tax shelter”, as defined in subsection 237.1(1) of the Tax Act, or a “tax shelter investment”, as defined in subsection 143.2(1) of the Tax Act; (d) that reports its “Canadian tax results”, as defined in subsection 261(1) of the Tax Act, in a currency other than Canadian currency; (e) who has entered into or will enter into, in respect of our common shares, a “derivative forward agreement” or a “synthetic disposition arrangement”, as defined in subsection 248(1) of the Tax Act; (f) that is a partnership; (g) that receives dividends on our common shares under or as part of a “dividend rental arrangement” as defined in subsection 248(1) of the Tax Act; (h) that is exempt from tax under Part I of the Tax Act; or (i) that is a corporation resident in Canada and is or becomes, or does not deal at arm’s length with a corporation resident in Canada that is or becomes, as part of a transaction or event or series of transactions or events that includes the acquisition of our common shares, controlled by a non-resident corporation, individual or trust (or a group of such persons that do not deal at arm’s length) for the purposes of the “foreign affiliate dumping” rules in section 212.3 of the Tax Act. Such Holders should consult their own tax advisors to determine the tax consequences to them of the acquisition, holding and disposition of our common shares. In addition, this summary does not address the deductibility of interest by a purchaser who has borrowed money to acquire our common shares.
Certain Resident Holders whose common shares might not otherwise constitute capital property may be entitled to make, in certain circumstances, an irrevocable election, in accordance with subsection 39(4) of the Tax Act, to have their common shares and every other “Canadian security”, as defined in subsection 39(6) of the Tax Act, held by them deemed to be capital property for the purposes of the Tax Act. Resident Holders contemplating such an election should first consult with their own tax advisors.
Taxation of Dividends
In the case of a Resident Holder who is an individual (including certain trusts), dividends received or deemed to be received on our common shares will be included in computing the Resident Holder’s income and will be subject to the gross-up and dividend tax credit rules that generally apply to taxable dividends received from taxable Canadian corporations. Provided we make the appropriate designations (which may include by way of a notice published on our website), any such dividend will be treated as an “eligible dividend” for the purposes of the Tax Act and a Resident Holder who is an individual will be entitled to an enhanced dividend tax credit in respect of such dividend. There may be limitations to our ability to designate dividends and deemed dividends as eligible dividends. Dividends received or deemed to be received by a Resident Holder who is an individual (including certain trusts) may result in such Resident Holder being liable for alternative minimum tax under the Tax Act. Resident Holders who are individuals should consult their own tax advisors in this regard.
Dividends received or deemed to be received on our common shares by a Resident Holder that is a corporation will be required to be included in computing the corporation’s income for the taxation year in which such dividends are received, but such dividends will generally be deductible in computing the corporation’s taxable income. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received by a Resident Holder that is a corporation as proceeds of disposition or a capital gain. A Resident Holder that is a “private corporation” or a “subject corporation” (each as defined in the Tax Act) may be liable under Part IV of the Tax Act to pay a potentially refundable 381∕3% tax on dividends received or deemed to be received on our common shares to the extent that such dividends are deductible in computing the Resident Holder’s taxable income for the taxation year.
Dispositions — Taxation of Capital Gains and Capital Losses
Upon a disposition or deemed disposition of our common shares (except to the Company, unless purchased by the Company in the open market in the manner in which shares are normally purchased by any member of the public in the open market), a capital gain (or capital loss) will generally be realized by a Resident Holder to the extent that the proceeds of disposition exceed (or are exceeded by) the aggregate of the adjusted cost base of our common shares to the Resident Holder immediately before the disposition or deemed disposition and any reasonable costs of disposition. The adjusted cost base of such common shares to a Resident Holder will be determined by averaging the cost of such common shares with the adjusted cost base of all other common shares of the Company held by the Resident Holder and by making certain other adjustments required under the Tax Act. The Resident Holder’s cost for purposes of the Tax Act of our common shares will include all amounts paid or payable by the Resident Holder for such common shares, subject to certain adjustments under the Tax Act.

Generally, one-half of the amount of any capital gain, (a “taxable capital gain”), realized by a Resident Holder in a taxation year must be included in the Resident Holder’s income in the year. Subject to and in accordance with the provisions of the Tax Act, one-half of the amount of any capital loss, (an “allowable capital loss”), realized by a Resident Holder in a taxation year must be deducted by such Resident Holder against taxable capital gains realized by such Resident Holder in that year. Allowable capital losses in excess of taxable capital gains realized in a taxation year may be carried back and deducted in any of the three preceding taxation years or in any subsequent year (against net taxable capital gains realized in such years) to the extent and under the circumstances described in the Tax Act. If the Resident Holder is a corporation, the amount of any such capital loss realized on the sale of our common shares may, in certain circumstances, be reduced by the amount of any dividends, including deemed dividends, which have been received on such common shares or common shares of the Company. Capital gains realized by a Resident Holder who is an individual (including certain trusts) may result in such Resident Holder being liable for alternative minimum tax under the Tax Act. Resident Holders should consult their own tax advisors regarding their particular circumstances.
A Resident Holder that is a “Canadian-controlled private corporation” (as defined in the Tax Act) or a “substantive CCPC” (as defined in the Proposed Amendments) throughout its taxation year may be liable to pay an additional potentially refundable 102∕3% tax on certain investment income, including taxable capital gains. Such Resident Holders should consult their own tax advisors regarding their particular circumstances.
Eligibility for Investment
Based on the current provisions of the Tax Act, if issued on the date hereof and provided they are at all times listed on a “designated stock exchange” (as defined in the Tax Act, which currently includes the TSX and Nasdaq), our common shares be qualified investments under the Tax Act for trusts governed by registered retirement savings plans, registered retirement income funds, registered education savings plans, registered disability savings plans and tax-free savings accounts (collectively, “Registered Plans”) and deferred profit sharing plans, each as defined in the Tax Act.
Notwithstanding that our common shares may be a qualified investment for a Registered Plan, if our common shares are a “prohibited investment” within the meaning of the Tax Act for the Registered Plan, the annuitant, holder or subscriber thereof, as the case may be, will be subject to a penalty tax under the Tax Act. Our common shares generally will not be a “prohibited investment” for a Registered Plan provided the annuitant, holder or subscriber thereof, as the case may be: (i) deals at arm’s length with the Company for the purposes of the Tax Act; and (ii) does not have a “significant interest” (as defined in the Tax Act for purposes of the prohibited investment rules) in the Company. In addition, our common shares will not be a prohibited investment if they are “excluded property” (as defined in the Tax Act for purposes of the prohibited investment rules) for the Registered Plan.
Prospective purchasers who intend to hold our common shares in a Registered Plan should consult their own tax advisors regarding their particular circumstances.
Non-Residents of Canada
The following discussion applies to Holders who, for the purposes of the Tax Act, and at all relevant times, are not, and are not deemed to be, resident in Canada and who do not use or hold and will not be deemed to use or hold, our common shares in connection with, or in the course of carrying on, a business or part of a business in Canada (a “Non-Resident Holder”). In addition, this discussion does not apply to an insurer that carries on an insurance business in Canada and elsewhere, a “registered non-resident insurer” or an “authorized foreign bank” (within the meaning of the Tax Act), and such Holders should consult their own tax advisors to determine the tax consequences to them of the acquisition, holding and disposition of our common shares.
Currency Conversion
Generally, for purposes of the “Tax Act”, all amounts relating to the acquisition, holding or disposition of our common shares must be converted into Canadian dollars based on the exchange rates as determined in accordance with the Tax Act. The amounts subject to withholding tax and any capital gains or capital losses realized by a Non-Resident Holder may be affected by fluctuations in the Canadian-U.S. dollar exchange rate.

Disposition of Common Shares
A Non-Resident Holder will not generally be subject to tax under the Tax Act on a disposition of a common share, unless the common share constitutes “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder at the time of disposition and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention.
Provided the common shares are listed on a “designated stock exchange”, as defined in the Tax Act (which currently includes the TSX and Nasdaq) at the time of disposition, the common shares will generally not constitute taxable Canadian property of a Non-Resident Holder at that time, unless at any time during the 60-month period immediately preceding the disposition the following two conditions are satisfied concurrently: (i) (a) the Non-Resident Holder; (b) persons with whom the Non-Resident Holder did not deal at arm’s length; (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships; or (d) any combination of the persons and partnerships described in (a) through (c), owned 25% or more of the issued shares of any class or series of our shares; and (ii) more than 50% of the fair market value of our shares was derived directly or indirectly from one or any combination of: real or immovable property situated in Canada, “Canadian resource properties”, “timber resource properties” (each as defined in the Tax Act), and options in respect of, or interests in or for civil law rights in, such properties. Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, the common shares could be deemed to be taxable Canadian property. Even if the common shares are taxable Canadian property to a Non-Resident Holder, such Non-Resident Holder may be exempt from tax under the Tax Act on the disposition of such common shares by virtue of an applicable income tax treaty or convention. A Non-Resident Holder contemplating a disposition of common shares that may constitute taxable Canadian property should consult a tax advisor prior to such disposition.
Receipt of Dividends
Dividends received or deemed to be received by a Non-Resident Holder on our common shares will be subject to Canadian withholding tax under the Tax Act. The general rate of withholding tax is 25%, although such rate may be reduced under the provisions of an applicable income tax convention between Canada and the Non-Resident Holder’s country of residence. For example, under the Canada-United States Income Tax Convention (1980) as amended (the “Treaty”), the rate is generally reduced to 15% where the Non-Resident Holder is a resident of the United States for the purposes of, and is entitled to the benefits of, the Treaty. Non-Resident Holders should consult their own tax advisors in this regard.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. HOLDERS
Subject to the limitations and qualifications stated herein, this discussion sets forth certain material U.S. federal income tax considerations relating to the acquisition, ownership and disposition by U.S. Holders (as hereinafter defined) of the common shares. The discussion is based on the Code, its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, and the Treaty, all as currently in effect and all subject to change at any time, possibly with retroactive effect. This summary applies only to U.S. Holders. This discussion of a U.S. Holder’s tax consequences addresses only those persons that acquire common shares pursuant to this prospectus and that hold those common shares as capital assets (generally, property held for investment). In addition, it does not describe all of the tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, including state and local tax consequences, estate and gift tax consequences, alternative minimum tax consequences, and tax consequences applicable to U.S. Holders subject to special rules, such as:
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banks, insurance companies, and certain other financial institutions;

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U.S. expatriates and certain former citizens or long-term residents of the United States;

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dealers or traders in securities who use a mark-to-market method of tax accounting;

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persons holding common shares as part of a hedging transaction, “straddle,” wash sale, conversion transaction or integrated transaction or persons entering into a constructive sale with respect to common shares;

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persons whose “functional currency” for U.S. federal income tax purposes is not the U.S. dollar;

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brokers, dealers or traders in securities, commodities or currencies;

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tax-exempt entities or government organizations;

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S corporations, partnerships, or other entities or arrangements classified as partnerships or treated as “pass-through entities” for U.S. federal income tax purposes;

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regulated investment companies or real estate investment trusts;

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persons who acquired our common shares pursuant to the exercise of any employee stock option or otherwise as compensation;

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persons required to accelerate the recognition of any item of gross income with respect to our common shares as a result of such income being recognized on an applicable financial statement;

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persons holding our common shares in connection with a trade or business, permanent establishment, or fixed base outside the United States; and

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persons who own (directly or through attribution) 10% or more (by vote or value) of our outstanding common shares.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds common shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding common shares and partners in such partnerships are encouraged to consult their own tax advisors as to the particular U.S. federal income tax consequences of holding and disposing of common shares.
A “U.S. Holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of common shares and is:
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an individual who is a citizen or resident of the United States;

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a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect to be treated as a U.S. person under applicable U.S. Treasury Regulations.

PERSONS CONSIDERING AN INVESTMENT IN COMMON SHARES SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO THEM RELATING TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE COMMON SHARES, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE AND LOCAL TAX LAWS.
Passive Foreign Investment Company Rules
If we are classified as a PFIC in any taxable year, a U.S. Holder will be subject to special rules generally intended to reduce or eliminate any benefits from the deferral of U.S. federal income tax that a U.S. Holder could derive from investing in a non-U.S. company that does not distribute all of its earnings on a current basis.
A non-U.S. corporation will be classified as a PFIC for any taxable year in which, after applying certain look-through rules, either:
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at least 75% of its gross income is passive income (such as interest income); or

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at least 50% of its gross assets (determined on the basis of a quarterly average) is attributable to assets that produce passive income or are held for the production of passive income.

We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation, the equity of which we own, directly or indirectly, 25% or more (by value).
Based on our interpretation of the law, our recent financial statements, and taking into account expectations about our income, assets and activities, we believe that we were a PFIC for the taxable year ended December 31, 2021 and expect that we will be a PFIC for the current taxable year. A separate determination must be made after the close of each taxable year as to whether we are a PFIC for that year, and as a result, our PFIC status may change from year to year. The total value of our assets for purposes of the asset test generally will be calculated using the market price of the common shares and the amount of the Company’s debt, if any, which may fluctuate considerably. Fluctuations in the market price of the common shares may result in our being a PFIC for any taxable year. Because of the uncertainties involved in determining our PFIC status, there can be no assurance regarding whether we currently are treated as a PFIC, or may be treated as a PFIC in the future.
If we are classified as a PFIC in any year with respect to which a U.S. Holder owns the common shares, we will continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding years during which the U.S. Holder owns the common shares, regardless of whether we continue to meet the tests described above unless (i) we cease to be a PFIC and the U.S. Holder has made a “deemed sale” election under the PFIC rules, or (ii) the U.S. Holder makes a Qualified Electing Fund Election (a “QEF Election”), with respect to all taxable years during such U.S. Holders holding period in which we are a PFIC. If the “deemed sale” election is made, a U.S. Holder will be deemed to have sold the common shares the U.S. Holder holds at their fair market value and any gain from such deemed sale would be subject to the rules described below. After the deemed sale election, so long as we do not become a PFIC in a subsequent taxable year, the U.S. Holder’s common shares with respect to which such election was made will not be treated as shares in a PFIC and the U.S. Holder will not be subject to the rules described below with respect to any “excess distribution” the U.S. Holder receives from us or any gain from an actual sale or other disposition of the common shares. U.S. Holders should consult their own tax advisors as to the possibility and consequences of making a deemed sale election if we cease to be a PFIC and such election becomes available.
For each taxable year we are treated as a PFIC with respect to U.S. Holders, U.S. Holders will be subject to special tax rules with respect to any “excess distribution” such U.S. Holder receives and any gain such U.S. Holder recognizes from a sale or other disposition (including, under certain circumstances, a pledge) of common shares, unless (i) such U.S. Holder makes a QEF Election or (ii) our common shares constitute

“marketable” securities, and such U.S. Holder makes a mark-to-market election as discussed below. Absent the making of a QEF Election or a mark-to-market election, distributions a U.S. Holder receives in a taxable year that are greater than 125% of the average annual distributions a U.S. Holder received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the common shares will be treated as an excess distribution. Under these special tax rules:
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the excess distribution or gain will be allocated ratably over a U.S. Holder’s holding period for the common shares;

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the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we became a PFIC, will be treated as ordinary income; and

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the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the common shares cannot be treated as capital, even if a U.S. Holder holds the common shares as capital assets.
In addition, if we are a PFIC in any taxable year, a U.S. Holder will generally be subject to similar rules with respect to distributions we receive from, and our dispositions of the stock of, any of our direct or indirect subsidiaries that also are PFICs, as if such distributions were indirectly received by, and/or dispositions were indirectly carried out by, such U.S. Holder. U.S. Holders should consult their own tax advisors regarding the application of the PFIC rules to our subsidiaries.
If a U.S. Holder makes an effective QEF Election, then, in lieu of the foregoing treatment, the U.S. Holder will be required to include in gross income each year, whether or not we make distributions, as capital gains, such U.S. Holder’s pro rata share of our net capital gains and, as ordinary income, such U.S. Holder’s pro rata share of our earnings in excess of our net capital gains. In addition, any losses we incur in a taxable year will not be available to such U.S. Holder and may not be carried back or forward in computing our ordinary earnings and net capital gain in other taxable years. Further, a U.S. Holder that disposes of common shares (including pursuant to a redemption for U.S. federal income tax purposes) would generally recognize capital gain or loss on such disposition. In order for a U.S. Holder to be eligible to make a QEF Election, we would have to agree to provide certain tax information to such U.S. Holder on an annual basis. If we determine that we are a PFIC for this year or any future taxable year, we currently expect that we would provide the information necessary for U.S. Holders to make a QEF Election and have provided such information in respect of prior taxable years in which we were or may have been a PFIC, but we can provide no assurances in this regard.
U.S. Holders also can avoid the interest charge on excess distributions or gain relating to the common shares by making a mark-to-market election with respect to the common shares, provided that the common shares are “marketable.” Common shares will be marketable if they are “regularly traded” on certain U.S. stock exchanges or on a foreign stock exchange that meets certain conditions. For these purposes, the common shares will be considered regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Any trades that have as their principal purpose meeting this requirement will be disregarded. Our common shares are listed on Nasdaq, which is a qualified exchange for these purposes. Consequently, if our common shares remain listed on Nasdaq and are regularly traded, and you are a holder of common shares, we expect the mark-to-market election would be available to U.S. Holders if we are a PFIC. Each U.S. Holder should consult its tax advisor as to whether a mark-to-market election is available or advisable with respect to the common shares.
A U.S. Holder that makes a mark-to-market election must include in ordinary income for each year an amount equal to the excess, if any, of the fair market value of the common shares at the close of the taxable year over the U.S. Holder’s adjusted tax basis in the common shares. An electing holder may also claim an ordinary loss deduction for the excess, if any, of the U.S. Holder’s adjusted basis in the common shares over the fair market value of the common shares at the close of the taxable year, but this deduction is allowable only to the extent of any net mark-to-market gains for prior years. Gains from an actual sale or other disposition of the common shares will be treated as ordinary income, and any losses incurred on a sale or other disposition of the shares will be treated as an ordinary loss to the extent of any net mark-to-market gains for prior years. Once made, the election cannot be revoked without the consent of the Internal Revenue Service (“IRS”), unless the common shares cease to be marketable.
However, a mark-to-market election generally cannot be made for equity interests in any lower-tier PFICs that we own, unless shares of such lower-tier PFIC are themselves “marketable.” As a result, even if a U.S. Holder validly makes a mark-to-market election with respect to our common shares, the U.S. Holder may continue to be subject to the PFIC rules (described above) with respect to its indirect interest in any of our investments that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. U.S. Holders should consult their own tax advisors to determine whether any of these elections would be available and if so, what the consequences of the alternative treatments would be in their particular circumstances.
Unless otherwise provided by the United States Treasury Department (the “U.S. Treasury”), each U.S. shareholder of a PFIC is required to file an annual report containing such information as the U.S. Treasury may require. A U.S. Holder’s failure to file the annual report will cause the statute of limitations for such U.S. Holder’s U.S. federal income tax return to remain open with regard to the items required to be included in such report until three years after the U.S. Holder files the annual report, and, unless such failure is due to reasonable cause and not willful neglect, the statute of limitations for the U.S. Holder’s entire U.S. federal income tax return will remain open during such period. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules.
WE STRONGLY URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE IMPACT OF OUR PFIC STATUS ON YOUR INVESTMENT IN THE COMMON SHARES AS WELL AS THE APPLICATION OF THE PFIC RULES TO YOUR INVESTMENT IN THE COMMON SHARES.
Cash Dividends and Other Distributions
Subject to the discussion under “Passive Foreign Investment Company Rules” above, to the extent there are any distributions made with respect to the common shares, a U.S. Holder generally will be required to include in its gross income distributions received with respect to its common shares (including the amount of Canadian taxes withheld, if any) as dividend income, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (computed using U.S. federal income tax principles), with the excess treated first as a non-taxable return of capital to the extent of the holder’s adjusted tax basis in its common shares and, thereafter, as capital gain recognized on a sale or exchange on the day actually or constructively received by the holder (as described below under “Sale or Disposition of Common Shares”). There can be no assurance that we will maintain calculations of our earnings and profits in accordance with U.S. federal income tax accounting principles. U.S. Holders should therefore assume that any distribution with respect to the common shares will constitute ordinary dividend income. Dividends paid on the common shares will not be eligible for the dividends received deduction allowed to U.S. corporations.
Dividends paid to a non-corporate U.S. Holder by a “qualified foreign corporation” may be subject to reduced rates of taxation if certain holding period and other requirements are met. A qualified foreign corporation generally includes a foreign corporation if (i) its common shares are readily tradable on an established securities market in the United States or it is eligible for benefits under a comprehensive U.S. income tax treaty that includes an exchange of information program and which the U.S. Treasury has determined is satisfactory for these purposes and (ii) if such foreign corporation is not a PFIC (as discussed above) for either the taxable year in which the dividend is paid or the preceding taxable year. The common shares are expected to be readily tradable on an established securities market, the Nasdaq. We may also be eligible for the benefits of the Treaty. Accordingly, subject to the PFIC rules discussed above, we expect that a non-corporate U.S. Holder should qualify for the reduced rate on dividends so long as the applicable holding period requirements are met. U.S. Holders should consult their own tax advisors regarding the availability of the reduced tax rate on dividends in light of their particular circumstances.
Distributions paid in a currency other than U.S. dollars will be included in a U.S. Holder’s gross income in a U.S. dollar amount based on the spot exchange rate in effect on the date of actual or constructive receipt, whether or not the payment is converted into U.S. dollars at that time. The U.S. Holder will have a tax basis in such currency equal to such U.S. dollar amount, and any gain or loss recognized upon a subsequent sale or conversion of the foreign currency for a different U.S. dollar amount will generally be U.S. source ordinary income or loss.

If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend income.
If a U.S. Holder is subject to Canadian withholding taxes (at the rate applicable to such U.S. Holder) with respect to dividends paid on the common shares, such U.S. Holder may be entitled to receive either a deduction or a foreign tax credit for such Canadian taxes paid. Complex limitations apply to the foreign tax credit. Dividends paid by us generally will constitute “foreign source” income and generally will be categorized as “passive category income.” Because the foreign tax credit rules are complex, each U.S. Holder should consult its own tax advisor regarding the foreign tax credit rules.
Sale or Disposition of Common Shares
A U.S. Holder generally will recognize gain or loss on the taxable sale or exchange of the common shares in an amount equal to the difference between the U.S. dollar amount realized on such sale or exchange (determined in the case of the common shares sold or exchanged for currencies other than U.S. dollars by reference to the spot exchange rate in effect on the date of the sale or exchange or, if the common shares sold or exchanged are traded on an established securities market and the U.S. Holder is a cash basis taxpayer or an electing accrual basis taxpayer, which election must be applied consistently from year to year and cannot be changed without the consent of the IRS, the spot exchange rate in effect on the settlement date) and the U.S. Holder’s adjusted tax basis in the common shares determined in U.S. dollars. The initial tax basis of the common shares to a U.S. Holder will be the U.S. Holder’s U.S. dollar purchase price for the common shares (determined by reference to the spot exchange rate in effect on the date of the purchase, or if the common shares purchased are traded on an established securities market and the U.S. Holder is a cash basis taxpayer or an electing accrual basis taxpayer, which election must be applied consistently from year to year and cannot be changed without the consent of the IRS, the spot exchange rate in effect on the settlement date). An accrual basis U.S. Holder that does not make the special election will recognize exchange gain or loss to the extent attributable to the difference between the exchange rates on the sale date and the settlement date, and such exchange gain or loss generally will constitute ordinary income or loss.
Subject to the discussion under “Passive Foreign Investment Company Rules” above, such gain or loss will be capital gain or loss and will be long-term gain or loss if the common shares have been held for more than one year. Under current law, long-term capital gains of non-corporate U.S. Holders generally are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Capital gain or loss, if any, recognized by a U.S. Holder generally will be treated as U.S. source income or loss for U.S. foreign tax credit purposes. U.S. Holders are encouraged to consult their own tax advisors regarding the availability of the U.S. foreign tax credit in their particular circumstances.
Medicare Contribution Tax
Certain U.S. Holders that are individuals, estates or certain trusts must pay a 3.8% tax (the “Medicare Contribution Tax”) on their “net investment income.” Net investment income generally includes, among other things, dividend income and net gains from the disposition of stock. A U.S. Holder that is an individual, estate or trust should consult its tax advisor regarding the applicability of the Medicare Contribution Tax to its income and gains in respect of its investment in our common shares.
Information Reporting and Backup Withholding
Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding on a duly executed IRS Form W-9 or otherwise establishes an exemption.
Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Certain Reporting Requirements
U.S. Holders paying more than US$100,000 for our common shares generally may be required to file IRS Form 926 reporting the payment of the offer price for our common shares to us. Substantial penalties may be imposed upon a U.S. Holder that fails to comply. Each U.S. Holder should consult its own tax advisor as to the possible obligation to file IRS Form 926.
Information with Respect to Foreign Financial Assets
Certain U.S. Holders who are individuals (and, under regulations, certain entities) may be required to report information relating to the common shares, subject to certain exceptions (including an exception for common shares held in accounts maintained by certain U.S. financial institutions), by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their federal income tax return. Such U.S. Holders who fail to timely furnish the required information may be subject to a penalty. Additionally, if a U.S. Holder does not file the required information, the statute of limitations with respect to tax returns of the U.S. Holder to which the information relates may not close until three years after such information is filed. U.S. Holders should consult their own tax advisors regarding their reporting obligations with respect to their ownership and disposition of the common shares.

DESCRIPTION OF SHARE CAPITAL
The following description of our share capital summarizes certain provisions of our articles of incorporation. These summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of our articles of incorporation. Moreover, a prospectus supplement relating to a particular offering of our common shares may include terms pertaining to the common shares being offered thereunder that are not within the terms and parameters described in this prospectus.
Our authorized capital consists of an unlimited number of common shares and an unlimited number of preferred shares, issuable in series. As of the date hereof, we had 125,792,916 common shares issued and outstanding, all of which are fully paid and non-assessable, and 136,798,695 common shares on a fully diluted basis, including 11,005,779 stock options granted under our stock option plan.
Common Shares
Voting Rights.   Each of our common shares entitles its holder to notice of, and to one vote at, all meetings of our shareholders. Holders of our common shares are not entitled to cumulative voting.
Dividend Rights.   Each of our common shares carries an entitlement to receive dividends if, as and when declared by our Board. In the event of the liquidation, dissolution or winding-up of BELLUS Health, our net assets available for distribution to our shareholders will be distributed ratably among the holders of our common shares.
Applicable Limitations on Nonresident or Foreign Owners.   There are no applicable limitations on the right of nonresident or foreign owners to hold or vote our common shares imposed by foreign law or by our charter or other constituent documents.
Share Consolidation.   On August 15, 2019, we filed articles of amendment for the purpose of effecting a consolidation of our common shares on the basis that each 3.6 outstanding common shares became one post-consolidated common share. No fractional common shares were issued in connection with such consolidation and, in the event that a shareholder would otherwise have been entitled to a fractional common share upon such consolidation, such fractional share was cancelled. Except where otherwise noted, all information in this prospectus and the documents incorporated by reference dated on or after the date of the share consolidation gives effect to such share consolidation.
Preferred Shares
No preferred shares are currently issued; however, they may be issued from time to time in one or more series, the terms of each series, including the number of shares, the designation, rights, preferences, privileges, priorities, restrictions, conditions and limitations, to be determined at the time of creation of each such series by the Board without shareholder approval, provided that all preferred shares will rank, with respect to dividends and return of capital in the event of liquidation, dissolution, winding-up or other distribution of our assets for the purpose of winding-up its affairs, pari passu among themselves and in priority to all common shares or shares of any class ranking junior to the preferred shares. Except as provided for in our articles of incorporation (as amended), the holders of preferred shares shall not be entitled to receive notice of meetings of our shareholders nor to attend thereat and shall not be entitled to vote at any such meeting.

BOOK-BASED SYSTEM
Except as otherwise provided in the applicable prospectus supplement, securities will be issued by way of instant deposit under the book-based system administered by CDS Clearing and Depository Services Inc. or a successor (collectively, “CDS”), registered in the name of CDS or its nominee. No purchaser of securities will receive a certificate or other instrument from us or CDS evidencing that purchaser’s ownership thereof, and no purchaser will be shown on the records maintained by CDS except through a book-entry account of a participant (“Participant”) in the depository service of CDS acting on behalf of such purchaser. Each purchaser of securities will receive a customer confirmation of purchase from the registered dealer from which the securities are purchased in accordance with the practices and procedures of that registered dealer. The practices of registered dealers may vary, but generally customer confirmations are issued promptly after execution of a customer order. CDS will be responsible for establishing and maintaining book-entry accounts for its Participants having interests in the securities.
Transfer, Conversion, Exchange or Redemption of Securities
Transfer of ownership, conversion, exchange or redemptions of securities will be effected through records maintained by CDS or its nominee for such securities with respect to interests of Participants, and on the records of Participants with respect to interests of persons other than Participants. An owner of a beneficial interest in a security in “book-entry” form who desires to sell or otherwise transfer that interest may do so only through Participants. The ability of that owner to pledge its interest in the security or otherwise take action with respect to its interest in the security may be limited due to the lack of a physical certificate.
Special Situations When Global Security Will be Terminated
If we determine, or CDS notifies us in writing, that CDS is no longer willing or able to discharge properly its responsibilities as depository with respect to the securities and we are unable to locate a qualified successor, or if we at our option elect, or are required by law, to terminate the book-entry system, then the securities will be issued in fully registered form to beneficial owners or their nominees.
TRADING PRICE AND VOLUME OF COMMON SHARES
Information regarding trading price and volume of our issued and outstanding common shares listed on any securities exchange, as applicable, will be provided in each applicable prospectus supplement to this prospectus.
PRIOR SALES
Information regarding prior sales of our common shares will be provided as required in the applicable prospectus supplement.

RISK FACTORS
Investing in our common shares involves a significant amount of risk. You should carefully consider the risks described below, in the applicable prospectus supplement and in the documents incorporated by reference herein and therein before making an investment decision. If any of these risks actually occurs, our business, financial condition, results of operations or prospects could be materially adversely affected. These are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us, or that we currently consider immaterial, may also materially and adversely affect us. In such an event, the trading price of our common shares could decline and you may lose part or all of your investment in our securities. Any reference in this section to the Company’s “products” or “product candidates” includes a reference to BELLUS Health’s product candidate and future products or product candidates that may be developed.
This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus. See “Forward-Looking Statements” for information relating to these forward-looking statements.
Risks Related to Our Business
We may not be able to maintain our operations and research and development without additional funding, and we may not have access to sufficient capital.
To date, we have financed our operations primarily through public offerings of common shares, private placements, the issuance of convertible notes and research tax credits. We have incurred significant operating losses and negative cash flows from operations since inception. As of June 30, 2022, we had available cash, cash equivalents and short-term investments totaling US$220.1 million. Based on management’s estimate and current level of operations, we believe that our current cash, cash equivalents and short-term investments are sufficient to extend our runway to the second half of 2025. We may need to raise additional capital to fund our operations, develop BLU-5937 and prepare for commercialization. Our future capital requirements will be substantial and may increase beyond current expectations depending on many factors, such as the duration, scope, rate of progress, results and costs of any preclinical studies and clinical trials for our current or any future product candidates; unexpected delays or developments in seeking regulatory approvals and the outcome thereof; the time and cost in preparing, filing, prosecuting, maintaining, and enforcing patent claims; other unexpected developments encountered in implementing our business development and commercialization strategies; the outcome of any litigation; and arrangements with collaborators. Further, changing circumstances may cause us to consume capital significantly faster than we currently anticipate. We have based the foregoing estimates on assumptions that may prove to be wrong, and we could utilize our available financial resources sooner than we currently expect.
We may seek to raise additional funds through public or private equity or debt financing, collaborations agreements with other companies and/or from other sources. We have no committed source of additional capital and additional funding may not be available on terms that are acceptable to us, or at all. If adequate funding is not available on reasonable terms, we may need to obtain funds on terms less favorable than we would otherwise accept. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of those securities could result in dilution to our shareholders. Moreover, the incurrence of debt financing could result in a substantial portion of our future operating cash flow, if any, being dedicated to the payment of principal and interest on such indebtedness and could impose restrictions on operations. This could render us more vulnerable to competitive pressures and economic downturns. If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we may have to significantly delay, scale back or discontinue the development or commercialization of BLU-5937 or other future product candidates or other research and development initiatives. We could be required to seek collaborators for our product candidates at an earlier stage than otherwise would be desirable or on terms that are less favorable than might otherwise be available or relinquish or license on unfavorable terms our rights to our product candidates in markets where we otherwise would seek to pursue development or commercialization ourselves. If we are unable to obtain sufficient funds in a timely manner, we may be forced to scale back our operating plan; delay or discontinue one or more of our research and development programs; be unable to expand our organization to support our programs; and/or be unable to capitalize on business opportunities as planned. This may negatively impact our business and ability to execute our operating plan.

No assurance can be given that any such additional funding will be available or that, if available, it can be obtained on terms favorable to us. The failure to obtain additional financing on favorable terms, or at all, could have a material adverse effect on our business, financial condition, results of operations and prospects.
We have a history of losses and have not generated any product sales revenue to date. We may never achieve or maintain profitability.
Our product candidate, BLU-5937, is still only in development, and as a result, we have not generated any revenues from product sales to date. We have incurred substantial expenses in our efforts to develop BLU-5937, and consequently, have generated operating losses each year since our inception. For the years ended December 31, 2021 and 2020, we incurred net losses of US$71.2 million and US$31.8 million, respectively. As of June 30, 2022, we had an accumulated deficit of US$587.5 million. Our losses have adversely affected, and will continue to adversely impact, working capital, total assets, and shareholders’ equity. We do not expect to generate any revenues from product sales in the immediate future. We may never successfully commercialize any products. Even if we succeed in developing commercial products, we expect to incur additional operating losses for at least the next several years. If we do not ultimately commercialize products and achieve or maintain profitability, an investment in our shares could result in a significant or total loss. Our prospects currently depend heavily on the success and market acceptance of BLU-5937, which is still in clinical development. We currently have no products for sale and may never be able to successfully develop products for sale. We currently believe that our growth and future prospects are mainly dependent on the successful development, regulatory approval and commercialization of our product candidate BLU-5937, which may never occur. We are focusing our efforts and resources into the development of BLU-5937. Our business thus depends on the successful preclinical and clinical development, regulatory approval and commercialization of BLU-5937, for which we must conduct additional preclinical studies and clinical trials, undergo further development activities and seek and receive regulatory approval prior to commercial launch. Further development of BLU-5937 will require substantial investment, access to sufficient commercial manufacturing capacity and significant marketing efforts before we can generate any revenue from product sales, if approved.
We anticipate that our ability to generate revenues will depend on the commercial success of BLU-5937, which will depend upon its market acceptance by purchasers in the pharmaceutical market and the future market demand and medical need for products and research utilizing BLU-5937. Most prescription drug candidates never reach the clinical development stage and even those that do reach clinical development have only a small chance of successfully completing clinical development and gaining regulatory approval. If we are unable to successfully commercialize BLU-5937, we may never generate revenues. There is also the risk that the actual market size or opportunity for BLU-5937 is not certain, particularly with respect to the addressable market for the selected population of high frequency cough patients. For instance, we are not aware of any data that segregates the RCC patient population by cough frequency. Accordingly, while we estimate that there are approximately nine million chronic cough patients in the U.S. who are uncontrolled or have RCC, we are unable to estimate what percentage of this population has a baseline awake cough frequency of at least 25 coughs per hour, an inclusion criterion in our Phase 2b SOOTHE clinical trial. If BLU-5937 reaches commercialization and there is low market demand for BLU-5937 or the market for BLU-5937 develops less rapidly than we anticipate, we may not have the ability to shift our resources to the development of alternative products. Failure to gain market acceptance of BLU-5937 or an incorrect estimate in the nature and size of our market could have a material adverse effect on us.
Macroeconomic pressures in the markets in which we operate, including, but not limited to, the effect of the COVID-19 pandemic and the recent increases in inflation, may alter the ways in which we conduct our business operations and manage our financial resources.
To varying degrees, the ways in which we conduct our business operations and manage our financial capacities are influenced by macroeconomic conditions that affect companies directly involved in or providing services related to the development of pharmaceutical product candidates. For example, real GDP growth, business and investor confidence, the COVID-19 pandemic, inflation, employment levels, oil prices, interest rates, tax rates, availability of consumer and business financing, housing market conditions, foreign currency exchange rate fluctuations, costs for items such as fuel and food and other macroeconomic trends can adversely affect not only our decisions and ability to engage in research and development and clinical trials, but also those of our management, employees, third-party contractors, manufacturers and suppliers, competitors, stockholders and regulatory authorities. In addition, geopolitical issues around the world and how our potential markets are positioned can also impact the macroeconomic conditions and could have a material adverse effect on us.
We rely on third parties to conduct preclinical studies and clinical trials for BLU-5937, and if they do not properly and successfully perform their obligations to us, we may not be able to obtain regulatory approvals for BLU-5937.
We have designed the clinical trials for BLU-5937. However, we rely on contract research organizations and other third parties to assist in managing, monitoring and otherwise carrying out these trials. We likewise rely on third parties to conduct preclinical studies. We compete with many other companies for the resources of these third parties. The third parties on whom we rely generally may terminate their engagements at any time, and having to enter into alternative arrangements would delay development and commercialization of our product candidate. The FDA and EMA, and comparable foreign regulatory authorities require compliance with regulations and standards for designing, conducting, monitoring, recording, analyzing, and reporting the results of preclinical studies and clinical trials to assure that the data and results are credible and accurate and that the rights, integrity and confidentiality of trial participants are protected. Although we rely on third parties to conduct our preclinical studies and clinical trials, they are not our employees, and we are responsible for ensuring that each of these preclinical studies and clinical trials is conducted in accordance with our general investigational plan, protocol and other requirements. Our reliance on these third parties for research and development activities will reduce our control over these activities but will not relieve us of our responsibilities.
If these third parties do not successfully carry out their duties under their agreements, if the quality or accuracy of the data they obtain is compromised due to their failure to adhere to preclinical studies or clinical trial protocols or to regulatory requirements, or if they otherwise fail to comply with preclinical studies or clinical trial protocols or meet expected deadlines, the preclinical studies or clinical trials of BLU-5937 may not meet regulatory requirements. If preclinical studies or clinical trials do not meet regulatory requirements or if these third parties need to be replaced, preclinical development activities or clinical trials may be extended, delayed, suspended or terminated. If any of these events occur, we may not be able to obtain regulatory approval of BLU-5937 on a timely basis or at all.
We rely completely on one third-party contract manufacturer to manufacture the active pharmaceutical ingredient (“API”), for BLU-5937, another third-party contract manufacturer to manufacture the final drug product and another third-party contract manufacturer to manufacture the equipment used to measure our primary endpoint, and we intend to rely on third parties to produce non-clinical, clinical and commercial supplies of BLU-5937 and any other future product candidates.
We do not currently have, nor do we plan to acquire, the infrastructure or capability to internally manufacture our clinical drug supply of BLU-5937, or any other product candidates we may develop in the future, for use in the conduct of our research and development activities, preclinical studies and clinical trials, and we lack the internal resources and the capability to manufacture any product candidates on a clinical or commercial scale. We currently have the API for BLU-5937 manufactured by one third-party contract manufacturer and final drug product supplied by another contract manufacturer, and do not currently have backup manufacturing capacity. Additionally, the equipment used to measure our primary endpoint (cough frequency), known as VitaloJAK, is manufactured by one third-party contract manufacturer, without any known alternative manufacturer for such equipment. VitaloJAK is the device used to capture the 24-hour cough frequency data in most cough trials (including Merck’s trial for Gefapixant).
We plan to continue to rely on contract manufacturers for the foreseeable future to produce quantities of products, equipment and substances necessary for research and development, preclinical studies, clinical trials and product commercialization, and to perform their obligations in a timely manner and in accordance with applicable government regulations. While we intend to contract for the commercial manufacture of our product candidates, we may not be able to identify and qualify contractors or obtain favorable contracting terms.
If any of the third parties with whom we engage, including the China-based third-party contract manufacturer that supplies the API for BLU-5937, contract research organizations or other third parties experience shutdowns or other business disruptions, including staffing shortages, production slowdowns or stoppages, or other similar disruptions related to the COVID-19 pandemic or otherwise, our ability to conduct our business in the manner and on the timelines presently planned could be materially and negatively impacted.
At present, the third-party contract manufacturer of VitaloJAK is experiencing supply chain issues, resulting in longer than normal delays in production and delivery and increased costs. Such supply chain issues may result in delays in respect of our Phase 3 clinical program for RCC and any future trials.
Additionally, if our current or future third-party manufacturers do not perform as agreed, experience business disruptions as previously described, or breach or terminate their agreements with us, significant additional time and costs would be required to effect a transition to a new contract manufacturer. If we are unable to retain our current contractors, or are unable to secure arrangements with new contractors to provide manufacturing services in a timely manner and on acceptable terms as needed, it will delay or prevent the development, promotion, marketing, or sale of BLU-5937, if approved, or any other future product candidates we may develop, and have a negative effect on our operations and financial condition. Moreover, if a replacement to our current or future contract manufacturers is required, the ability to establish second-sourcing or find a replacement manufacturer may be difficult due to the lead times generally required to manufacture drug products and the need for regulatory compliance inspections and approvals of any replacement manufacturer, all of which factors could result in production delays and additional costs.
Manufacturing of API and final drug products is complex and requires significant expertise. Difficulties could be encountered in production, particularly in scaling up and validating production. There can be no assurance that contract manufacturers will be successful at scaling up and producing BLU-5937 with the required quality and in the quantities and timelines that will be needed for clinical and/or commercial purposes. So far, we have only produced small quantities of BLU-5937 at kilogram scale for use in preclinical studies and clinical trials.
Our reliance on these contract manufacturers also exposes us to the possibility that they, or third parties with access to their facilities, will have access to and may appropriate our trade secrets or other proprietary information.
We rely on third-party contract manufacturers that are located outside of Canada. As a result, our operations are subject to customary risks related to the import of goods, including fluctuations in the value of currencies, changes in import duties, exchange controls, trade restrictions, work stoppages and general political and economic conditions in foreign countries. The countries from which we import pharmaceutical ingredients may, from time to time, impose new duties, tariffs or other restrictions or adjust presently prevailing duties or tariffs, which could adversely impact our ability to purchase such pharmaceutical ingredients or significantly increase the cost of doing so. The occurrence of any of these risks could delay or prevent the development, promotion, marketing, or sale of BLU-5937, if approved, or of any other future product candidates we may develop, and have a negative effect on our operations and financial condition.
The clinical safety and effectiveness of BLU-5937 have not yet been fully established.
The preclinical toxicology studies and the Phase 1 clinical trials completed to date showed that BLU-5937 had a favorable tolerability profile, and we believe that the RELIEF Phase 2a clinical data announced in July 2020 and SOOTHE Phase 2b topline clinical data announced in December 2021 support further evaluation of BLU-5937 in additional clinical trials, including our planned Phase 3 clinical program. However, the long-term clinical safety and effectiveness of BLU-5937 have to be demonstrated through further preclinical studies and clinical trials. Additional preclinical studies, non-clinical toxicology studies and pharmacology studies are ongoing or in planning. The results of these studies may have an impact on clinical development, the product labeling and/or approval of BLU-5937. If these studies or additional future preclinical, non-clinical or clinical studies call into question the safety or efficacy of BLU-5937 or any other product candidates we may develop in the future, our business, financial condition, results of operations or prospects could be adversely affected. Even if BLU-5937 or any other product candidates we may develop in the future successfully complete the clinical trials and receive the regulatory approval necessary to market the product candidates to the public, there is also the risk of unknown side effects, which may not appear until the product candidates are on the market and may result in delay or denial of additional regulatory approval or withdrawal of previous approvals, product recalls or other adverse events, which could materially adversely affect us.

Use of our product candidates could be associated with side effects, adverse events or other properties or safety risks, which could delay or halt their clinical development, prevent their regulatory approval, cause us to suspend or discontinue clinical trials, abandon a product candidate, limit the commercial potential of a product, if approved, or a product candidate, or result in other significant negative consequences that could severely harm our business, prospects, operating results and financial condition.
As is the case with pharmaceuticals generally, it is likely that there may be side effects and adverse events (“AEs”) associated with use of our product candidates. Results of our clinical trials could reveal a high and unacceptable severity and prevalence of side effects or unexpected characteristics. Undesirable side effects caused by our product candidates could cause us or regulatory authorities to interrupt, delay or halt clinical trials, and could result in a more restrictive label or the delay or denial of regulatory approval by the FDA or comparable foreign regulatory authorities. The drug-related side effects of our product candidates could affect patient recruitment or the ability of enrolled participants to complete the trial or result in potential product liability claims. Any of these occurrences may harm our business, prospects, operating results and financial condition significantly.
Moreover, if our product candidates are associated with undesirable side effects in preclinical studies or clinical trials or have characteristics that are unexpected, we may elect to abandon their development or limit their development to more narrow uses or subpopulations in which the undesirable side effects or other characteristics are less prevalent, less severe or more acceptable from a risk-benefit perspective, which may limit the commercial expectations for the product candidate if approved. We may also be required to modify or terminate our study plans based on findings in our preclinical studies or clinical trials. AEs that we may observe in our ongoing and future clinical trials of our product candidates could require us to delay, modify or abandon our development plans for the affected product candidate or other product candidates that share properties of the affected product candidate. Many product candidates that initially show promise in early-stage testing may later be found to cause side effects that prevent further development. As we work to advance existing product candidates and to identify new product candidates, we cannot be certain that later testing or trials of product candidates that initially showed promise in early testing will not be found to cause similar or different unacceptable side effects that prevent their further development.
It is possible that as we test our product candidates in larger, longer and more extensive clinical trials, illnesses, injuries, discomforts and other AEs that were observed in earlier trials, as well as conditions that did not occur or went undetected in previous trials, will be reported by subjects or become more widespread. If such side effects become known later in development or upon approval, such findings may harm our business, prospects, operating results and financial condition significantly.
Additionally, adverse developments in clinical trials of pharmaceutical products conducted by others may cause the FDA or other regulatory oversight bodies to suspend or terminate our clinical trials or to change the requirements for approval of any of our product candidates.
In addition to side effects caused by a product candidate, the administration process or related procedures also can cause adverse side effects. If any such AEs occur, our clinical trials of a product candidate could be suspended or terminated. If we are unable to demonstrate that any AEs were caused by the administration process or related procedures, the FDA, the European Commission, the EMA, or other regulatory authorities could order us to cease further development of, or deny approval of, a product candidate for any or all targeted indications. Even if we can demonstrate that all future serious adverse events (“SAEs”) are not product-related, such occurrences could affect patient recruitment, the ability of enrolled participants to complete the trial, or, if any products are approved, commercial performance. Moreover, if we elect, or are required, to not initiate, delay, suspend or terminate any future clinical trial of any of our product candidates, the commercial prospects of such product candidates may be harmed and our ability to generate product revenues from any of these product candidates may be delayed or eliminated. Any of these occurrences may harm our ability to develop any other product candidates, and may harm our business, prospects, operating results and financial condition significantly.
Additionally, if any product candidates receives regulatory approval, the FDA could impose a boxed warning in the labeling of any such product and could require us to adopt a risk evaluation and mitigation strategy (“REMS”), and could apply elements to assure safe use to ensure that the benefits of the product outweigh its risks, which may include, among other things, a Medication Guide outlining the risks of the product for distribution to patients and a communication plan to health care practitioners. Furthermore, if we or others later identify undesirable side effects caused by any product candidates, if approved, several potentially significant negative consequences could result, including:
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regulatory authorities may suspend or withdraw approvals of such product candidate;

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regulatory authorities may require additional warnings or statements on the labeling;

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regulatory authorities may refuse to approve label expansion for additional indications of such product candidate;

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we may be required by the FDA to implement a REMS;

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we may be required to change the way a product candidate is distributed, administered or conduct additional clinical trials;

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we may be subject to regulatory investigations and enforcement actions;

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we may decide to remove such product candidate from the marketplace;

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we could be sued and held liable for harm caused to patients; and

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our reputation may suffer.

Any of these occurrences could prevent us from achieving or maintaining market acceptance of the particular product candidate, if approved, and may harm our business, prospects, operating results and financial condition significantly.
Our clinical trials may not yield results that will enable us to obtain regulatory approval for our current or future product candidates.
We will only receive regulatory approval for a product candidate if we can demonstrate in carefully designed and conducted clinical trials that the product candidate is safe and effective to the satisfaction of relevant regulatory authorities. We do not know whether our current or any future clinical trials will demonstrate sufficient safety and efficacy to obtain the requisite regulatory approval or if they will result in marketable products.
Clinical trials are lengthy, complex, costly, and uncertain processes. It takes several years to complete testing, and failure can occur at any stage of testing. The early stage of our product candidate involves risks related to safety, efficacy, drug metabolism, pharmacokinetic profile, tolerability, manufacturing, formulation and distribution, among others. Results attained in preclinical testing and early clinical studies or trials may not be indicative of results that are obtained in later studies. We have suffered, and may suffer further, significant setbacks in advanced clinical trials, even after promising results from earlier studies. Based on results at any stage of clinical trials, we may decide to repeat or redesign a trial or discontinue the development of a product candidate. For example, we discontinued development of BLU-5937 for chronic pruritus after the Phase 2a proof-of-concept BLUEPRINT trial did not achieve statistical significance for the primary endpoint of placebo-adjusted reduction in weekly mean Worst Itch-Numeric Rating Scale. Furthermore, actual results may vary once the final and quality-controlled verification of data and analyses has been completed. The FDA, EMA or comparable foreign regulatory authorities may disagree with the design or implementation of our clinical trials, and we may receive feedback from regulatory authorities that requires us to modify the design of our ongoing or planned clinical trials or conduct additional clinical trials. For example, Merck announced in January 2022 that the FDA had issued a CRL for the gefapixant NDA, requesting additional information related to measurement of efficacy. In March 2020, Merck announced that the 45 mg BID dose of gefapixant had reached statistical significance on the primary efficacy endpoint in both the COUGH-1 and COUGH-2 Phase 3 clinical program. Merck reported in September 2020 that the high dose (45 mg BID dose) of gefapixant achieved a statistically significant result on its primary endpoint of placebo-adjusted reduction in 24-hour cough frequency (18% in the 12-week COUGH-1 trial and 16% in the 24-week COUGH-2 trial), measured using an ambulatory digital audio recording device. Merck further clarified in February 2022 that deficiencies identified in the gefapixant CRL related to an algorithm and the underlying methodology used by the audio recording device to assess efficacy. The information Merck publicly disclosed regarding the deficiencies identified in the gefapixant CRL was limited, no definitive conclusions can be inferred as to the full list of deficiencies listed in the CRL. The SOOTHE Phase 2b trial utilized a similar or same primary endpoint measured with the same or a similar ambulatory digital audio recording device and underlying methodology. We are actively planning our Phase 3 development program for BLU-5937 and have sought and will continue to seek FDA, EMA and other regulatory authority feedback regarding the Phase 3 clinical program design, including our expected doses, measurement of efficacy, enrichment strategy, secondary endpoints and validation of the VitaloJAK for cough frequency measurement in our studied patient population. The VitaloJAK has been used in most cough trials. A validation study comparing compressed recordings with non-compressed recordings in SOOTHE Phase 2b trial participants is ongoing, and preliminary results from the first 30 recordings demonstrated a sensitivity of 98.4% with no systematic errors present. Complete results are expected in the fourth quarter of 2022 to the first quarter of 2023. If we fail to adequately demonstrate a positive benefit/risk ratio based on safety and efficacy of BLU-5937, we will not be able to obtain the regulatory approval to commercialize the product candidate.
Clinical trials are subject to continuing oversight by regulatory authorities and institutional review boards or ethics committees, and must meet the requirements of these authorities, including requirements for informed consent and requirements for good clinical practices; if these requirements are not met, we may not be granted regulatory authority approval to conduct clinical trials.
We rely on third parties, including contract research organizations and outside consultants, to assist in managing and monitoring clinical trials. Our reliance on these third parties may result in delays in completing, or in failing to complete, these trials if one or more third parties fail to perform with the speed and level of competence expected. If clinical trials for a product candidate are unsuccessful, we will be unable to commercialize such product candidate. If one or more of the clinical trials is delayed, we will be unable to meet our anticipated development or commercialization timelines. Either circumstance could have a material adverse effect on our business, financial condition, results of operations and prospects.
If we encounter difficulties enrolling participants in clinical trials, the trials could be delayed or otherwise adversely affected.
Clinical trials for product candidates require us or third parties we contract with to identify and enroll a large number of participants with the disorder under investigation. We or the third parties we contract with may not be able to enroll a sufficient number of participants to complete clinical trials in a timely manner. Participant enrollment is a function of many factors, including the following: design of the protocol, size of the patient population, eligibility criteria for the trial in question, perceived risks and benefits of the drug under study, availability of competing therapies, clinical trials for other investigational products that seek to enroll the same participants, efforts to facilitate timely enrollment in clinical trials, patient referral practices of physicians, and availability of clinical trial sites. If we or the third parties we contract with have difficulty enrolling a sufficient number of participants to conduct our clinical trials as planned, we may need to delay or terminate ongoing clinical trials.
The outcome of preclinical studies and earlier-stage clinical trials may not be predictive of the success of later-stage clinical trials.
The outcome of preclinical testing and earlier-stage clinical trials may not be predictive of the success of later-stage clinical trials. BLU-5937 and any other product candidates we may develop may fail to show the desired safety and efficacy in clinical development despite positive results in preclinical studies or having successfully advanced through initial clinical trials. Numerous companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in later-stage clinical trials even after achieving promising results in preclinical testing and earlier-stage clinical trials, and we cannot be certain that we will not face similar setbacks. Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses, and many companies that have believed their product candidates performed satisfactorily in preclinical studies and clinical trials have nonetheless failed to obtain marketing approval of their products. Furthermore, the failure of any product candidate to demonstrate safety and efficacy in any clinical trial could negatively impact the perception of any other product candidates then under development and/or cause applicable regulatory authorities to require additional testing before approving any other product candidates.

Interim topline and preliminary results from our clinical trials that we announce or publish from time to time may change as more participant data become available and are subject to audit and verification procedures, which could result in material changes in the final data.
From time to time, we may publish interim, topline or preliminary results from our clinical trials. Interim results from clinical trials that we may complete are subject to the risk that one or more of the clinical outcomes may materially change as participant enrollment continues and more participant data become available. Preliminary or topline results also remain subject to audit and verification procedures that may result in the final data being materially different from the preliminary or topline data we previously published. As a result, interim, topline and preliminary data should be viewed with caution until the final data are available. Differences between preliminary, topline or interim data and final data could significantly harm our business prospects and may cause the trading price of our common shares to fluctuate significantly.
Even if we obtain FDA approval for BLU-5937 in the United States, we may never obtain approval for or commercialize it in any other jurisdiction, which would limit our ability to realize its full market potential.
In order to market products in any particular jurisdiction, we must establish and comply with numerous and varying regulatory requirements on a country-by-country basis regarding safety and efficacy. Approval by the FDA in the United States, if obtained, does not ensure approval by regulatory authorities in other countries or jurisdictions. In addition, the clinical standards of care may differ significantly such that clinical trials conducted in one country may not be accepted by healthcare providers, third-party payers or regulatory authorities in other countries, and regulatory approval in one country does not guarantee regulatory approval in any other country. Approval processes vary among countries and can involve additional drug testing and validation and additional administrative review periods. Seeking foreign regulatory approval could result in difficulties and costs for us and require additional preclinical studies or clinical trials which could be costly and time consuming. Regulatory requirements can vary widely from country to country and could delay or prevent the introduction of our products, if approved, in those countries. We do not have any product candidates approved for sale in any jurisdiction, including in international markets, and we do not have experience in obtaining regulatory approval in international markets. If we fail to comply with regulatory requirements in international markets or to obtain and maintain required approvals, or if regulatory approval in international markets is delayed, our target market will be reduced and our ability to realize the full market potential of any drug we develop will be unrealized.
Even if we or any future partners obtain regulatory approval for our product candidates, we will be subject to ongoing regulatory authority oversight.
Even if regulatory authorities grant regulatory approval for BLU-5937 or any future product candidate we may develop, the manufacturing, marketing, and sale of such products will be subject to strict and ongoing regulation. Compliance with such regulation may be costly and consume substantial financial and management resources. For example, an approval for a product may be conditioned on conducting costly post-marketing follow-up studies. In addition, if, based on these studies, a regulatory authority does not believe that the drug demonstrates a benefit to patients, such authority could limit the indications for which the product may be sold or revoke the product’s regulatory approval. Similarly, even if we successfully complete clinical trials, regulatory authorities might require additional studies or approve a more restrictive label than we expect, which may limit or frustrate the commercial opportunity of our product candidates. For instance, our Phase 2b SOOTHE clinical trial had an inclusion criterion of a baseline awake cough frequency of ≥ 25 coughs per hour and we are planning to use a similar enrichment strategy in our Phase 3 clinical program, and, even if these clinical trials and future clinical trials are successful, as a result of our enrichment strategy, regulatory authorities may require additional studies or limit the breadth of our label, if approved.
We and our contract manufacturers are required to comply with applicable current Good Manufacturing Practice regulations for the manufacture of product candidates. These regulations include requirements relating to quality assurance, as well as the corresponding maintenance of records and documentation. Manufacturing facilities must be inspected before they can be used in the commercial manufacturing of products and are subject to subsequent periodic inspection by regulatory authorities. In addition, material changes in the methods of manufacturing or changes in the suppliers of raw materials are subject to further regulatory review and approval. For certain commercial prescription drug products, manufacturers and other parties involved in the supply chain must also meet chain of distribution requirements and build electronic, interoperable systems for product tracking and tracing and for notifying the FDA of counterfeit, diverted, stolen and intentionally adulterated products or other products that are otherwise unfit for distribution in the United States.
If we or any future marketing collaborators or contract manufacturers fail to comply with applicable regulatory requirements, we may be subject to sanctions, including fines, drug recalls or seizures, injunctions, total or partial suspension of production, civil penalties, withdrawals of previously granted regulatory approval, and criminal prosecution. Any of these penalties could delay or prevent the promotion, marketing, or sale of our products.
In addition, we are currently or will in the future be subject to healthcare regulation and enforcement by the federal government and the states in which we will conduct our business once our product candidates are approved by the FDA and commercialized in the United States. In addition to the FDA’s restrictions on marketing of pharmaceutical products, the healthcare laws and regulations that may affect our ability to operate include: the federal fraud and abuse laws, including the federal anti-kickback and false claims laws; federal data privacy and security laws; and federal transparency laws related to payments and/or other transfers of value made to physicians and other healthcare professionals and teaching hospitals. Many states have similar laws and regulations that may differ from each other and federal law in significant ways, thus complicating compliance efforts. These laws may adversely affect our sales, marketing and other activities with respect to any product candidate for which we receive approval to market in the United States by imposing administrative and compliance burdens on us.
Because of the breadth of these laws and the narrowness of available statutory exceptions and regulatory safe harbors, it is possible that some of our business activities, particularly any sales and marketing activities after a product candidate has been approved for marketing in the United States, could be subject to legal challenge and enforcement actions. If our operations are found to be in violation of any of the federal and state laws described above or any other governmental regulations that apply to us, we may be subject to significant civil, criminal, and administrative penalties, including, without limitation, damages, fines, imprisonment, exclusion from participation in government healthcare programs, additional reporting obligations and oversight if we become subject to a corporate integrity agreement or other agreement to resolve allegations of non-compliance with these laws, and the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our results of operations.
We may not achieve our projected development goals in the announced and expected time frames.
From time to time, we set goals for and make public statements regarding the expectations for and timing of the accomplishment of objectives material to our success, such as the commencement and completion of clinical trials, expected results, anticipated regulatory submission and approval dates, and timing of product launch. The actual timing of these events can vary dramatically due to factors such as delays or failures in clinical trials, feedback from regulatory authorities, the uncertainties inherent in the regulatory approval process, and delays in achieving manufacturing or marketing arrangements sufficient to commercialize products. There can be no assurance that our clinical trials will be initiated, conducted as planned or completed, that we will make regulatory submissions or receive marketing authorization as planned, or that we will be able to adhere to our current schedule for the launch of BLU-5937 or any other future product candidates we may develop. If we fail to achieve one or more of these milestones as planned, the price of our common shares would likely be adversely affected.
If we or our partners fail to obtain and maintain acceptable prices, coverage or adequate reimbursement for our products, our ability to generate revenues will be diminished.
Successful sales of our product candidates, if approved, depend on the availability of coverage and adequate reimbursement from third-party payors including governmental healthcare programs, such as Medicare and Medicaid, managed care organizations and commercial payors, among others. Significant uncertainty exists as to the coverage and reimbursement status of any product candidates for which we obtain regulatory approval. We cannot accurately estimate the potential revenue from our product candidates. See section entitled “Business — Regulatory Matters — Pharmaceutical Coverage, Pricing and Reimbursement.”

Patients who are provided medical treatment for their conditions generally rely on third-party payors to reimburse all or part of the costs associated with their treatment. Obtaining coverage and adequate reimbursement from third-party payors is critical to new product acceptance.
Obtaining coverage and reimbursement of a product from a government or other third-party payor is a time consuming and costly process that could require us to provide to the payor supporting scientific, clinical and cost-effectiveness data for the use of our products. Even if we obtain coverage for a given product, third-party payors may require co-payments that patients find unacceptably high. Patients are unlikely to use our product candidates unless coverage is provided, and reimbursement is adequate to cover a significant portion of the cost of our product candidates. Changes to government healthcare programs that reduce payments under these programs may negatively impact payments from private third-party payors and reduce the willingness of physicians to use our product candidates.
In the United States, no uniform policy of coverage and reimbursement for products exists among third-party payors. Therefore, coverage and reimbursement for products can differ significantly from payor to payor. Further, one payor’s determination to provide coverage for a product does not assure that other payors will also provide coverage for the product. Adequate third-party reimbursement may not be available to enable us to maintain price levels sufficient to realize an appropriate return on our investment in product development.
We intend to seek approval to market our product candidates in both the United States and in selected foreign jurisdictions. Increased efforts by governmental and third-party payors in the United States and abroad to cap or reduce healthcare costs may cause such organizations to limit both coverage and the level of reimbursement for newly approved products and, as a result, they may not cover or provide adequate payment for our product candidate. If we obtain approval in one or more foreign jurisdictions for our product candidates, we will be subject to rules and regulations in those jurisdictions. In some foreign countries, particularly those in Europe, the pricing of biologics is subject to governmental control. In these countries, pricing negotiations with governmental authorities can take considerable time after obtaining marketing approval of a product candidate. Some of these countries may require the completion of clinical trials that compare the cost-effectiveness of a particular product candidate to currently available therapies. Other member states allow companies to fix their own prices for medicines but monitor and control company profits. The downward pressure on health care costs has become very intense. As a result, increasingly high barriers are being erected to the entry of new products. In addition, in some countries, cross-border imports from low-priced markets exert a commercial pressure on pricing within a country.
The marketability of any product candidates for which we receive regulatory approval for commercial sale may suffer if government and other third-party payors fail to provide coverage and adequate reimbursement. We expect downward pressure on pharmaceutical pricing to continue. Further, coverage policies and third-party reimbursement rates may change at any time. Even if favorable coverage and reimbursement status is attained for one or more products for which we receive regulatory approval, less favorable coverage policies and reimbursement rates may be implemented in the future.
The advancement of healthcare reform may negatively impact our ability to sell our product candidates, if approved, profitably.
Third-party payors, whether domestic or foreign, or governmental or commercial, are developing increasingly sophisticated methods of controlling healthcare costs. In both the United States and certain foreign jurisdictions, there have been a number of legislative and regulatory changes to the health care system that could impact our ability to sell our product candidates, if approved, profitably. See section entitled “Business — Regulatory Matters — Healthcare Reform.”
There have been, and likely will continue to be, legislative and regulatory proposals at the foreign, federal and state levels directed at broadening the availability of healthcare and containing or lowering the cost of healthcare. The implementation of cost containment measures or other healthcare reforms may prevent us from being able to generate revenue, attain profitability, or commercialize our products. Such reforms could have an adverse effect on anticipated revenue from product candidates that we may successfully develop and for which we may obtain regulatory approval and may affect our overall financial condition and ability to develop product candidates.

Additionally, there has been heightened governmental scrutiny in the United States of pharmaceutical and biologics pricing practices in light of the rising cost of prescription drugs and biologics. Such scrutiny has resulted in various congressional inquiries and proposed and enacted federal and state legislation designed to, among other things, bring more transparency to product pricing, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for products.
We expect that additional U.S. federal healthcare reform measures will be adopted in the future, any of which could limit the amounts that the U.S. Federal Government will pay for healthcare drugs and services, which could result in reduced demand for our drug candidates or additional pricing pressures. Individual states in the United States have also become increasingly active in passing legislation and implementing regulations designed to control pharmaceutical and biological product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain drug access and marketing cost disclosure and transparency measures, and designed to encourage importation from other countries and bulk purchasing. Legally mandated price controls on payment amounts by third-party payors or other restrictions could harm our business, financial condition, results of operations and prospects. In addition, regional healthcare authorities and individual hospitals are increasingly using bidding procedures to determine what pharmaceutical products and which suppliers will be included in their prescription drug and other healthcare programs. This could reduce the ultimate demand for our drugs or put pressure on our drug pricing, which could negatively affect our business, financial condition, results of operations and prospects.
Our relationships with customers, physicians including clinical investigators, clinical research organizations and third-party payors are subject, directly or indirectly, to federal and state healthcare fraud and abuse laws, false claims laws, health information privacy and security laws, transparency laws, government price reporting and other healthcare laws and regulations. If we or our employees, independent contractors, consultants, commercial partners, vendors, or other agents violate these laws, we could face substantial penalties.
These laws may impact, among other things, our clinical research program, as well as our proposed and future sales, marketing, and education programs. In particular, the promotion, sales and marketing of healthcare items and services is subject to extensive laws and regulations designed to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive and other business arrangements. We may also be subject to federal, state and foreign laws governing the privacy and security of identifiable patient information. See section entitled “Business — Regulatory Matters — Other Healthcare Laws.”
Because of the breadth of these laws and the narrowness of the statutory exceptions and regulatory safe harbors available, it is possible that some of our business activities, or our arrangements with physicians, could be subject to challenge under one or more of such laws. If we or our employees, independent contractors, consultants, commercial partners and vendors violate these laws, we may be subject to investigations, enforcement actions and/or significant penalties.
We have adopted a code of ethics, but it is not always possible to identify and deter employee misconduct or business noncompliance, and the precautions we take to detect and prevent inappropriate conduct may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. Efforts to ensure that our business arrangements will comply with applicable healthcare laws may involve substantial costs. It is possible that governmental and enforcement authorities will conclude that our business practices may not comply with current or future statutes, regulations or case law interpreting applicable fraud and abuse or other healthcare laws and regulations. If any such actions are instituted against us, and we are not successful in defending themselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of civil, criminal and administrative penalties, damages, disgorgement, monetary fines, possible exclusion from participation in Medicare, Medicaid and other federal healthcare programs, contractual damages, reputational harm, diminished profits and future earnings, additional reporting requirements and/or oversight if we become subject to a corporate integrity agreement or similar agreement to resolve allegations of non-compliance with these laws, and curtailment of our operations, any of which could adversely affect our ability to operate our business and our results of operations. In addition, the approval and commercialization of any of our product candidates outside the United States will also likely subject us to foreign equivalents of the healthcare laws mentioned above, among other foreign laws.
Competition in the biopharmaceutical industry is intense, and development by other companies could render our product candidate or any future product candidates or technologies non-competitive.
The biopharmaceutical industry is intensely competitive and is subject to rapid and significant change. We face potential competition from many sources, including major pharmaceutical, specialty pharmaceutical and biotechnology companies. We consider our primary competitors to be those companies that are developing products specifically to treat RCC and those companies that develop products that, when approved, could be used off label to treat RCC. There are multiple companies developing products at varying stages of development specifically intended to treat RCC including Merck & Co., Evotec SE, Shionogi Inc. and NeRRe Therapeutics Ltd, some of which have substantially greater product development capabilities and financial, scientific, marketing, and human resources than us. Of these companies, Merck, Evotec and Shionogi are developing P2X3 antagonists for RCC that could compete directly with BLU-5937. Certain of these companies have announced topline data in mid-to-late-stage clinical trials of their product candidates, and such product candidates may be more advanced in development than BLU-5937 or have shown or show in the future comparable or superior efficacy, safety and/or tolerability data as compared to BLU-5937. See “Competitive Landscape” in this prospectus. Even if BLU-5937 successfully completes clinical trials and is granted regulatory approval by regulatory authorities, it may not be able to achieve a degree of market acceptance necessary for commercial success if other treatments demonstrate superior efficacy, safety, tolerability, ease of administration and/or cost-effectiveness.
We may not obtain adequate protection for our products through our intellectual property. Our success depends, in large part, on our ability to protect our competitive position through patents, trade secrets, trademarks, and other intellectual property rights.
Our success, competitive position and future revenues with respect to these product candidates will depend, in part, on our ability to protect our intellectual property. We will be able to protect our proprietary rights from unauthorized use by third parties only to the extent that our proprietary rights are covered by valid and enforceable patents or are effectively maintained as trade secrets. We attempt to protect our proprietary position by maintaining trade secrets and by filing U.S. and foreign patent applications related to our licensed technology, inventions and improvements that are important to the development of our business. Our failure to do so may adversely affect our business and competitive position.
The patent positions of pharmaceutical and biopharmaceutical firms, including ours, are uncertain and involve complex questions of law and fact for which important legal issues remain unresolved. The patents issued or to be issued to us may not provide us with any competitive advantage. We may not be able to protect our intellectual property rights throughout the world. Our patents may be challenged by third parties in patent litigation. In addition, it is possible that third parties with drugs that are very similar to ours will circumvent our patents by means of alternate designs or processes. For instance, a PCT application was filed in China in December 2019, claiming an earliest priority of December 2018, describing and claiming compounds bearing structural similarities to BLU-5937, including a compound potentially useful as an intermediate in the synthesis of BLU-5937. We may have to rely on method of use protection for our compounds in development and any resulting drugs, which may not confer the same level of protection as protection of our compounds per se. We may be required to disclaim part of the term of certain patents. There may be prior art of which we are not aware that may affect the validity or enforceability of a patent claim. There may also be prior art of which we are aware, but which we do not believe affects the validity or enforceability of a claim, which may, nonetheless ultimately be found to affect the validity or enforceability of a claim. No assurance can be given that our patents would, if challenged, be held by a court to be valid or enforceable or that a competitor’s technology or drug would be found by a court to infringe our patents.
Patent terms may be inadequate to protect our competitive position on our product candidates for an adequate amount of time. Patents have a limited lifespan. In the United States, if all maintenance fees are timely paid, the natural expiration of a patent is generally 20 years from its earliest U.S. non-provisional filing date. Various extensions may be available, but the life of a patent, and the protection it affords, is limited. Even if patents covering our product candidates are obtained, once the patent life has expired, we may be open to competition from competitive products, including generics or biosimilars. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our owned and licensed patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours.
Patent applications relating to or affecting our business may have been filed by a number of pharmaceutical and biopharmaceutical companies and academic institutions. A number of the technologies in these applications or patents may conflict with our technologies, patents, or patent applications, and such conflict could reduce the scope of patent protection that we could otherwise obtain. We could become involved in interference proceedings in the United States in connection with one or more of our patents or patent applications to determine priority of invention. Our granted patents could also be challenged and revoked in opposition proceedings in certain countries outside of the United States. In addition to patents, we rely on trade secrets and proprietary know-how to protect our intellectual property. We generally require employees, consultants, outside scientific collaborators, and sponsored researchers and other advisors to enter into confidentiality agreements. These agreements provide that all confidential information developed or made known to the individual during the course of the individual’s relationship with us is to be kept confidential and not disclosed to third parties except in specific circumstances. In the case of employees, the agreements provide that all of the technology that is conceived by the individual during the course of employment is our exclusive property. These agreements may not provide meaningful protection or adequate remedies in the event of unauthorized use or disclosure of proprietary information. In addition, it is possible that third parties could independently develop proprietary information and techniques substantially similar to ours or otherwise gain access to our trade secrets.
We may obtain the right to use certain technology under license agreements with third parties. Our failure to comply with the requirements of material license agreements could result in the termination of such agreements, which could cause us to terminate the related development program and cause a complete loss of investment in that program. As a result of the foregoing factors, we may not be able to rely on our intellectual property to protect our products in the marketplace.
If we are unable to protect the confidentiality of our trade secrets, the value of our technology could be materially adversely affected and our business would be harmed.
We seek to protect our confidential proprietary information, in part, by confidentiality agreements and invention assignment agreements with our employees, consultants, scientific advisors, contractors and collaborators. These agreements are designed to protect our proprietary information. However, we cannot be certain that such agreements have been entered into with all relevant parties, and we cannot be certain that our trade secrets and other confidential proprietary information will not be disclosed or that competitors will not otherwise gain access to our trade secrets or independently develop substantially equivalent information and techniques. For example, any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. We also seek to preserve the integrity and confidentiality of our confidential proprietary information by maintaining physical security of our premises and physical and electronic security of our information technology systems, but it is possible that these security measures could be breached. If any of our confidential proprietary information were to be lawfully obtained or independently developed by a competitor, we would have no right to prevent such competitor from using that technology or information to compete with us, which could harm our competitive position.
We may infringe the intellectual property rights of others.
Our commercial success depends significantly on our ability to operate without infringing on the patents and other intellectual property rights of third parties. There could be issued patents of which we are not aware that our products infringe or patents that we believe we do not infringe, but that we may ultimately be found to infringe. Moreover, patent applications are, in some cases, maintained in secrecy until patents are issued. The publication of discoveries in the scientific or patent literature frequently occurs substantially later than the date on which the underlying discoveries were made and patent applications were filed. Because patents can take many years to issue, there may be currently pending applications of which we are unaware that may later result in issued patents that our products infringe. For example, pending applications may exist that provide support or can be amended to provide support for a claim that results in an issued patent that our drug infringes.
The biopharmaceutical industry has produced a proliferation of patents, and it is not always clear to industry participants which patents cover various types of products. The coverage of patents is subject to interpretation by the courts, and the interpretation is not always uniform. We believe that BLU-5937 does not infringe any valid claim of these patents, although there can be no assurances of this. In the event of an infringement or violation of another party’s patent, we may not be able to enter into licensing arrangements or make other arrangements at a reasonable cost. Any inability to secure licenses or alternative technology could result in delays in the introduction of drugs or lead to prohibition of the manufacture or sale of drugs by us.
Third parties may initiate legal proceedings alleging that we are infringing their intellectual property rights, the outcome of which would be uncertain and could harm our business.
Third parties may assert patent or other intellectual property infringement claims against us or our other licensors arising from the manufacture, use, or sale of our current or future product candidates. An unfavorable outcome could result in loss of patent rights and require us to cease using the related technology or to attempt to license rights to it from the prevailing party. Our business could be harmed if the prevailing party does not offer us a license on commercially reasonable terms. Our defense of litigation proceedings may fail and, even if successful, may result in substantial costs and distract our management and other employees. In the event of a successful claim of infringement against us, we may have to pay substantial damages, including treble damages and attorneys’ fees for willful infringement, pay royalties, redesign our infringing products or obtain one or more licenses from third parties, which may be impossible or require substantial time and monetary expenditure.
We may become involved in lawsuits or other proceedings to protect or enforce our patents or other intellectual property, which could be expensive, time consuming and unsuccessful.
Competitors may infringe our patents or other intellectual property. If we were to initiate legal proceedings against a third party to enforce a patent covering our product candidates, the defendant could counterclaim that the patent covering our product candidate is invalid and/or unenforceable. In patent litigation in the United States, defendant counterclaims alleging invalidity and/or unenforceability are commonplace. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness, written description or non-enablement. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent withheld relevant information from the United States Patent and Trademark Office (“USPTO”), or made a misleading statement, during prosecution. The outcome following legal assertions of invalidity and unenforceability is unpredictable. The validity of our current or future patents or patent applications or those of our licensors may also be challenged in interference or derivation proceedings, opposition, post grant review, inter partes review, or other similar enforcement and revocation proceedings, provoked by third parties or brought by us. Our patents could be found invalid, unenforceable, or their scope significantly reduced.
Interference or derivation proceedings provoked by third parties or brought by us or declared by the USPTO may be necessary to determine the priority of inventions with respect to our patents or patent applications. An unfavorable outcome could require us to cease using the related technology or to attempt to license rights to it from the prevailing party. Our business could be harmed if the prevailing party does not offer us a license on commercially reasonable terms or at all, or if a non-exclusive license is offered and our competitors gain access to the same technology. Our defense of litigation or other proceedings may fail and, even if successful, may result in substantial costs and distract our management and other employees. In addition, the uncertainties associated with litigation could have a material adverse effect on our ability to raise the funds necessary to continue our clinical trials, continue our research programs, license necessary technology from third parties, or enter into development partnerships that would help us bring our product candidates to market.

Patent litigation is costly and time consuming and may subject us to liabilities.
Our involvement in any patent litigation, interference, post-grant proceedings such as inter partes review or opposition, or other administrative proceedings will likely cause us to incur substantial expenses, and the efforts of technical and management personnel will be significantly diverted. In addition, an adverse determination in litigation could subject us to significant liabilities. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. There could also be public announcements of the results of hearings, motions, or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a material adverse effect on the price of our common shares. We may be subject to claims challenging the inventorship of our patents and other intellectual property.
We or our licensors may be subject to claims that former employees, collaborators or other third parties have an interest in our owned or in-licensed patents, trade secrets, or other intellectual property as an inventor or co-inventor.
For example, we or our licensors may have inventorship disputes arise from conflicting obligations of employees, consultants or others who are involved in developing our product candidates. Litigation may be necessary to defend against these and other claims challenging inventorship or our or our licensors’ ownership of our owned or in-licensed patents, trade secrets or other intellectual property. If we or our licensors fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, intellectual property that is important to our product candidates. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees. Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations and prospects.
We may be subject to claims that our employees, consultants or independent contractors have wrongfully used or disclosed confidential information of third parties or that our employees have wrongfully used or disclosed alleged trade secrets of their former employers.
As is common in the biotechnology and pharmaceutical industry, we employ individuals who were previously employed at universities or other biotechnology or pharmaceutical companies, including our competitors or potential competitors. Although we try to ensure that our employees, consultants and independent contractors do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we or our employees, consultants or independent contractors have inadvertently or otherwise used or disclosed intellectual property, including trade secrets or other proprietary information, of any of our employees’ former employers or other third parties. Litigation may be necessary to defend against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel, which could adversely impact our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.
Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.
Periodic maintenance fees, renewal fees, annuity fees and various other governmental fees on patents and/or applications will be due to be paid to the USPTO and various governmental patent agencies outside of the United States in several stages over the lifetime of the patents and/or applications. We employ an outside firm and rely on our outside counsel to pay these fees due to patent agencies. The USPTO and various non-U.S. governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. We employ reputable law firms and other professionals to help us comply, and in many cases, an inadvertent lapse can be cured by payment of a late fee or by other means in accordance with the applicable rules. However, there are situations in which non-compliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. In such an event, our competitors might be able to enter the market and this circumstance would have a material adverse effect on our business.
The market price of our common shares experiences a high level of volatility due to factors such as the volatility in the market for biotechnology stocks generally and the short-term effect of a number of possible events.
We are a public growth company in the biotechnology sector. As frequently occurs among these companies, the market price for our common shares may experience a high level of volatility. During the 12-month period ended on August 25, 2022, the last trading day prior to the date of this prospectus, our common shares traded between Cdn$4.19 and Cdn$16.24 per share on the TSX and between US$3.32 and US$12.69 per share on Nasdaq.
Numerous factors, including many over which we have no control, may have a significant impact on the market price of our common shares, including, among other things, the following: (1) clinical and regulatory developments regarding our product candidate and those of our competitors; (2) arrangements or strategic partnerships by our competitors; (3) other announcements by us or our competitors regarding technological, drug development, sales, or other matters; (4) patent or other intellectual property achievements or adverse developments; (5) arrivals or departures of key personnel; (6) changes in financial estimates and recommendations by securities analysts; (7) government regulatory action affecting our product candidate and our competitors’ products in the United States, Canada, and foreign countries; (8) actual or anticipated fluctuations in revenues or expenses; (9) general market conditions and fluctuations for the emerging growth and biopharmaceutical market sectors; (10) failure to enter into favorable third-party manufacturing agreements; (11) events related to threatened, new, or existing litigation; (12) economic conditions in the United States, Canada, or abroad; (13) purchases or sales of blocks of our securities; (14) difficulties in our ability to obtain additional financing; (15) the spread of infectious disease, including the ongoing COVID-19 pandemic; and (16) military conflicts, including the conflict between Russia and Ukraine declared in February 2022.
The listing of our common shares on Nasdaq may increase share price volatility due to various factors, including that the stock market in recent years has experienced extreme price and trading volume fluctuations that often have been unrelated or disproportionate to the operating performance of individual companies. These broad market fluctuations may adversely affect the price of our common shares, regardless of our operating performance. In addition, sales of substantial amounts of our common shares in the public market after any offering, or the perception that those sales may occur, could cause the market price of our common shares to be adversely affected.
As of the date hereof, our Major Shareholders (as defined below) together own, directly or indirectly, an aggregate of approximately 7.6% of our outstanding common shares. A decision by one or more of our Major Shareholders or any other significant shareholder to sell a substantial amount of our common shares could cause the trading price of our common shares to be adversely affected. Furthermore, shareholders may initiate securities class action lawsuits if the market price of our common shares drops significantly, which may cause us to incur substantial costs and could divert the time and attention of our management.
These factors, among others, could depress the trading price of our securities. Because we may experience high volatility in our common shares, individuals or entities should not invest in our common shares unless prepared to absorb a significant loss of capital. At any given time, investors may not be able to sell their shares at a price that is acceptable or at all. The market liquidity for our stock is low. While a more active trading market may develop in the future, the limited market liquidity for our common shares may affect an investor’s ability to sell at a price that is satisfactory to them or at all.
We do not expect to pay any cash dividends for the foreseeable future.
Investors should not rely on an investment in our common shares to provide dividend income. We do not anticipate that we will pay any cash dividends to holders of our common shares in the foreseeable future. Instead, we plan to retain any earnings to maintain and expand our operations. In addition, any future debt financing arrangement may contain terms prohibiting or limiting the amount of dividends that may be declared or paid on our common shares. Accordingly, investors must rely on sales of their common shares after price appreciation, which may never occur, as the only way to realize any return on their investment. As a result, investors seeking cash dividends should not purchase our common shares.

If securities or industry analysts do not publish research, or publish inaccurate or unfavorable research about our business, our share price and trading volume could decline.
The trading market for our common shares will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who cover our company downgrade our common shares or publish inaccurate or unfavorable research about our business, our share price would likely decline. In addition, if our operating results fail to meet the forecast of analysts, our share price would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our common shares could decrease, which might cause our share price and trading volume to decline.
We would not be able to successfully commercialize product candidates, if approved, if we are unable to create sales, marketing, and distribution capabilities or make adequate arrangements with third parties, including entering into collaborations with partners, for such purposes.
In order to commercialize our product candidates, if approved, successfully, we could, on a product-by-product basis, either develop internal sales, marketing, and distribution capabilities or make arrangements with third parties, including entering into collaborations with partners, to perform some or all of these services. We currently have no marketing capabilities and sales force. To the extent that we internally develop a sales force, the cost of establishing and maintaining a sales force would be substantial and may exceed our cost effectiveness. In addition, in marketing our drugs, we would likely compete with many companies that currently have extensive and well-funded marketing and sales operations. Despite marketing and sales efforts, we may be unable to compete successfully against these companies. We may not be able to do so on favorable terms. We could rely on third parties to market and sell our products in certain territories, rather than establishing an internal sales force. When we contract with third parties, including entering into collaborations with partners, for the sale and marketing of our products, revenues depend upon the efforts of these third parties, which may not be successful. If we fail to establish successful marketing and sales capabilities or to make arrangements with third parties for such purposes, our business, financial condition, results of operations and prospects will be materially adversely affected.
We are subject to intense competition for skilled personnel. The loss of key personnel or the inability to attract additional personnel could impair our ability to conduct operations.
We are highly dependent on our management and staff; the loss of whose services might adversely impact our ability to achieve our objectives. Recruiting and retaining qualified management and other personnel is critical to our success. Competition for skilled personnel is intense, and the ability to attract and retain qualified personnel may be affected by such competition. We do not maintain “key person” insurance for any of our key personnel.
We are subject to the risk of product liability claims, for which we may not have, or may not be able to obtain, adequate insurance coverage. We may also be and have been in the past subject to legal and administrative proceedings and litigations other than product liability lawsuits, which could materially harm our business and ability to conduct our clinical trials and fund our operations.
Human therapeutic products involve the risk of product liability claims and associated adverse publicity. Currently, our principal risks relate to participants in the clinical trials who may suffer unintended consequences. Claims might be made directly by consumers, patients, healthcare providers, or pharmaceutical companies or others selling or consuming any of our products, if approved. We may not have or be able to obtain or maintain sufficient and affordable insurance coverage, including coverage for potentially very significant legal expenses. Without sufficient coverage, any claim brought against us could have a materially adverse effect on our business, financial condition, results of operations or prospects.
We may also be and have been subject to legal and administrative proceedings and litigations other than product liability lawsuits, including matters such as our ongoing securities litigation, and any unfavorable outcomes in such proceedings could materially harm our business and ability to conduct our clinical trials and fund our operations.

Legislative actions, potential new accounting pronouncements, and higher insurance costs are likely to impact our future financial position or results of operations.
Future changes in financial accounting standards may cause adverse, unexpected revenue or expense fluctuations and affect our financial position or results of operations. New pronouncements and varying interpretations of pronouncements have occurred with greater frequency and are expected to occur in the future, and we may make, or may be required to make, changes in our accounting policies in the future. Compliance with changing regulations of corporate governance and public disclosure, notably with respect to internal controls over financial reporting, may result in additional expenses. Changing laws, regulations, and standards relating to corporate governance and public disclosure are creating uncertainty for companies like us, and insurance costs are increasing as a result of this uncertainty.
We may incur losses associated with foreign currency fluctuations.
Effective January 1, 2020, we adopted the United States dollar as our functional and reporting currency. Prior to that date, our functional and reporting currency was the Canadian dollar. Our operations are, in some instances, conducted in currencies other than the U.S. dollar (principally in Canadian dollars) and a portion of our net monetary assets is denominated in other currencies (principally in Canadian dollars). Inflation in the United States, which has been at historically high levels since the second half of 2021, may have the effect of increasing the U.S. dollar cost of our operations. If the U.S. dollar declines in value in relation to the Canadian dollar or other currencies, it will become more expensive for us to fund our operations. Similarly, fluctuations in the value of foreign currencies relative to the U.S. dollar could cause us to incur currency exchange losses.
We may incur losses due to adverse decisions by tax authorities.
Our income tax reporting is subject to audit by tax authorities. The effective tax rate may change from year to year based on the mix of income; non-deductible expenses; changes in tax law; and changes in the estimated values of future income tax assets and liabilities.
We may enter into transactions and arrangements in the ordinary course of business in which the tax treatment is not entirely certain. We must therefore make estimates and judgments in determining our consolidated tax provision. In addition, we apply for numerous tax credits that play an important role in our financial planning and we are not certain that the tax authorities will grant them. The final outcome of any audits by taxation authorities may differ from estimates and assumptions used in determining the consolidated tax provisions and accruals. This could result in a material effect on our consolidated research tax credits, income tax provision, financial position and the net income/loss for the period in which such determinations are made.
We are subject to taxation in Canada and were subject to taxation in certain foreign jurisdictions prior to the corporate reorganization. Our effective tax rate and tax liability are determined by a number of factors, including the amount of taxable income in particular jurisdictions, the tax rates in these jurisdictions, tax treaties between jurisdictions, the extent to which we transfer funds to and repatriate funds from our subsidiaries and future changes in laws. An adverse interpretation or ruling by one of the taxing authorities in a jurisdiction in which we operate or a change in law could increase our tax liability or result in the imposition of penalty payments, which could adversely impact our operating results.
Our Major Shareholders have influence over our business and corporate matters, including those requiring shareholder approval. This could delay or prevent a change in control. Sales of common shares by our largest shareholders could have an impact on the market price of our common shares.
Power Sustainable Capital Investments Inc. (“PSCI”), a subsidiary of Power Corporation of Canada, and Rocabe Investments Inc., a company in which Mr. Roberto Bellini has a 50% equity interest (“Rocabe” and, together with PSCI, the “Major Shareholders”), together own, directly or indirectly, an aggregate of approximately 7.6% of our outstanding common shares as of the date hereof.
Pursuant to board representation agreements dated April 16, 2009, between us and each of PSCI and a predecessor to Rocabe, each of PSCI and Rocabe is entitled to cause two nominees to be included in the list of management nominees to be proposed for election to the Board of Directors at each shareholders meeting occurring following that date. Despite their rights, each of PSCI and Rocabe has only nominated one candidate. PSCI’s and Rocabe’s right to two nominees each shall terminate on the date each of PSCI, on the one hand, and Rocabe, the FMRC Family Trust (“FMRC”) and 1324286 Alberta Limited, a wholly-owned subsidiary of FMRC, collectively, on the other hand, ceases to beneficially hold at least 7.5% of our issued and outstanding common shares. Therefore, PSCI, FMRC, Rocabe and certain persons related to such entities have the ability to exercise a significant degree of influence over our business and the outcome of various corporate matters, including those requiring shareholder approval. In particular, this concentration of ownership may have the effect of delaying or deferring a change in control of the Company and may adversely affect the price of our common shares.
If we are a passive foreign investment company (“PFIC”), for U.S. federal income tax purposes, the consequences to U.S. holders of our common shares may be adverse.
Under the U.S. Internal Revenue Code of 1986, as amended (the “Code”), we will be classified as a PFIC in respect of any taxable year in which either (i) 75% or more of our gross income consists of certain types of “passive income” or (ii) 50% or more of the average quarterly value of our assets is attributable to “passive assets” (assets that produce or are held for the production of passive income). For purposes of these tests, passive income includes dividends, interest, gains from the sale or exchange of investment property and certain rents and royalties. In addition, for purposes of the above calculations, if we directly or indirectly own at least 25% by value of the shares of another corporation, we will be treated as if we held our proportionate share of the assets and received directly our proportionate share of the income of such other corporation. PFIC status is a factual determination that needs to be made annually after the close of each taxable year, on the basis of the composition of our income, the relative value of our active and passive assets, and our market capitalization. For this purpose, our PFIC status depends in part on the application of complex rules, which may be subject to differing interpretations, relating to the classification of our income and assets. Based on our interpretation of the law, our recent financial statements, and taking into account expectations about our income, assets and activities, we believe that we were a PFIC for the taxable year ended December 31, 2021, and expect that we will be a PFIC for the current taxable year.
If we are a PFIC for any taxable year during which a U.S. Holder (as defined below under “Certain Material United States Federal Income Tax Considerations for U.S. Holders”) holds our common shares, we will continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding years during which the U.S. Holder owns the common shares, regardless of whether we continue to meet the PFIC test described above, unless the U.S. Holder makes a specified election once we cease to be a PFIC. If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our common shares, the U.S. Holder may be subject to adverse tax consequences regardless of whether we continue to qualify as a PFIC, including ineligibility for any preferential tax rates on capital gains or on actual or deemed dividends, interest charges on certain taxes treated as deferred, and additional reporting requirements. In certain circumstances, a U.S. Holder may alleviate some of the adverse tax consequences attributable to PFIC status by making either a “qualified electing fund” (“QEF”) election (subject to the provision of certain information necessary for U.S. Holders to make a QEF Election) or a mark-to-market election (if our common shares constitute “marketable” securities under the Code).
For further discussion of the PFIC rules and the adverse U.S. federal income tax consequences in the event we are classified as a PFIC, see the section of this prospectus entitled “Certain Material United States Federal Income Tax Considerations for U.S. Holders”. U.S. Holders should also consult their own tax advisors regarding the potential U.S. federal income tax consequences of investing in a PFIC.
We are an emerging growth company and intend to take advantage of reduced disclosure requirements applicable to emerging growth companies, which could make our common shares less attractive to investors.
We are an “emerging growth company” as defined in the JOBS Act. As of June 30, 2022, the market value of our common shares held by non-affiliates exceeded US$700 million, and as a result, as of January 1, 2023, we will no longer qualify as an emerging growth company. For so long as we remain an emerging growth company, we are permitted to and intend to rely upon exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include not being required to comply with the auditor attestation requirements of Section 404 (“Section 404”) of the Sarbanes-Oxley Act (2002), as amended (the “Sarbanes-Oxley Act”).
We may take advantage of some, but not all, of the available exemptions available to emerging growth companies. For example, our auditors have not been engaged to attest on our internal controls over financial reporting for prior annual periods. We cannot predict whether investors will find our common shares less attractive if we rely on these exemptions. If some investors find our common shares less attractive as a result, there may be a less active trading market for our common shares and our share price may be more volatile.
The COVID-19 pandemic could adversely impact our business and operations, including clinical trials.
In December 2019, a novel strain of coronavirus known as “COVID-19” surfaced in Wuhan, China and rapidly spread to multiple countries around the world. In March 2020, COVID-19 was declared a global pandemic by the World Health Organization.
For example, the Phase 2 RELIEF clinical trial of BLU-5937 for the treatment of RCC was prematurely completed due to the disruptions caused by COVID-19 and particularly the impact of COVID-19 on conducting clinical trial activities and performing site visits. As a result, 13 participants discontinued the trial due to COVID-19 with 52 participants having completed dosing out of 68 randomized participants. Three participants discontinued the trial due to reasons that are not related to COVID-19 nor BLU-5937.
Furthermore, as a result of the COVID-19 pandemic, the extent and length of which is uncertain, we have developed and implemented additional clinical study policies and procedures designed to help protect study participants from the COVID-19 virus while maintaining study integrity and execution such as following public health recommendations at all study sites, remote monitoring of participants and clinical sites, and measures to ensure that data from clinical studies that may be disrupted as a result of the pandemic are collected pursuant to the study protocol and consistent with good clinical practices. Missed scheduled site visits, interruption in study drug supply, or other factors that may result in incomplete data being generated during a study as a result of the pandemic will be adequately documented and justified. Notwithstanding the foregoing, while we have such policies and procedures in place, we cannot ensure that they will be effective and as such, the COVID-19 pandemic could adversely impact our ongoing and future clinical trials, which could adversely impact our business and operations. Because we are considered an “essential service”, our operations in Quebec have not been subject to mandated business closures and, accordingly, disruptions to our business as a result of COVID-19 have been limited thus far. However, the COVID-19 pandemic continues to rapidly evolve and the extent to which it may impact our business will depend on future developments that are highly uncertain, such as the duration of the pandemic, the emergence of variants of COVID-19, such as the Delta or Omicron variants. travel restrictions and other public health measures, business closures or business disruptions, and the availability and effectiveness of vaccination and treatments for the disease.
We cannot presently predict the scope and severity of any potential business shutdowns or disruptions related to COVID-19 nor the impact of the vaccines that are now accessible or will be made accessible in Canada, the United States and in other countries, but if we or any of the third parties with whom we engage, including the suppliers, regulators, contract research organizations and other third parties with whom we conduct business, were to experience shutdowns or other business disruptions, our ability to conduct our business in the manner and on the timelines presently planned could be materially and negatively impacted. If the COVID-19 pandemic increases in severity and results in expanded or prolonged travel, commercial or other similar restrictions, we could experience supply, logistics or other disruptions, which could have a negative impact on our ability to conduct research and development (including clinical trials) or commercialize products. As a result of the COVID-19 pandemic, we may experience disruptions that could severely impact our business and clinical trials, including:
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delays or difficulties enrolling and retaining participants in clinical trials, which may be exacerbated by the fact that coughing, a hallmark of RCC, and taste disturbance, a potential side effect of P2X3 antagonists, are both common COVID-19 symptoms;

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delays or difficulties in clinical site initiation, including difficulties in recruiting clinical staff and clinical site investigators;

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interruption of key clinical trial activities, such as clinical trial site data monitoring, or interruption of clinical trial procedures; which may impact the integrity of our clinical data, interim analysis and clinical study endpoints;

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diversion of healthcare resources at our clinical trial sites, which may cause significant delay in completing clinical trials;

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limitations on the quality, completeness and interpretability of data we are able to collect from clinical trial sites;

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interruption or delays in the operations of regulatory authorities, which may in turn impact approval timelines;

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interruption or delays in the operations of our suppliers of components or raw materials, such as the China-based third-party contract manufacturer that supplies the API for BLU-5937, contract research organizations and other third parties as a result of staffing shortages, production slowdowns or stoppages, or other similar disruptions caused by the pandemic;

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inability to raise additional capital to finance our business plans on attractive terms due to market conditions and volatility;

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limitations in resources, including our employees, that may be restricted due to sickness requirements to avoid contact with large groups of people or limitations on movement or access to our facility as a result of government-imposed “shelter in place” or other reasons affecting access and ability to work;

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changes in local regulations related to responses to the COVID-19 pandemic may require us to change the way we conduct our ongoing clinical trials, which may result in additional costs or disruptions to our clinical trials; and

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refusal of the FDA or EMA to accept clinical trial data from clinical trials affected by the COVID-19 pandemic.

Depending on its duration and severity, the COVID-19 pandemic may also have the effect of heightening other risks described in the “Risk Factors” section of this prospectus.
Changes in funding for, or disruptions to the operations of, the FDA, the SEC and other government agencies could hinder their ability to hire and retain key leadership and other personnel, prevent new products and services from being developed or commercialized in a timely manner or otherwise prevent those agencies from performing normal functions on which the operation of our business may rely, which could negatively impact our business.
The ability of the FDA to review and approve new products or take action with respect to other regulatory matters can be affected by a variety of factors, including government budget and funding levels, ability to hire and retain key personnel and accept payment of user fees, the availability of personnel and other resources in light of governmental “stay at home” orders in response to the COVID-19 pandemic, and statutory, regulatory and policy changes. Average review times at the agency have fluctuated in recent years as a result. In addition, government funding of the SEC and other government agencies on which our operations may rely, including those that fund research and development activities is subject to the political process, which is inherently fluid and unpredictable.
Disruptions at the FDA and other agencies may also slow the time necessary for new drugs to be reviewed and/or approved, or for other actions to be taken, by relevant government agencies, which would adversely affect our business. For example, over the last several years, including for 35 days beginning on December 22, 2018, the U.S. government has shut down several times and certain regulatory agencies, such as the FDA and the SEC, have had to furlough critical FDA, SEC and other government employees and stop critical activities. Since March 2020, when foreign and domestic inspections of facilities were largely placed on hold, the FDA has been working to resume routine surveillance, bioresearch monitoring and pre-approval inspections on a prioritized basis. Since April 2021, the FDA has conducted limited inspections and employed remote interactive evaluations, using risk management methods, to meet user fee commitments and goal dates. Ongoing travel restrictions and other uncertainties continue to impact oversight operations both domestic and abroad and it is unclear when standard operational levels will resume. The FDA is continuing to complete mission-critical work, prioritize other higher-tiered inspectional needs (e.g., for-cause inspections), and carry out surveillance inspections using risk-based approaches for evaluating public health. Should the FDA determine that an inspection is necessary for approval of a marketing application and an inspection cannot be completed during the review cycle due to restrictions on travel, and the FDA does not determine a remote interactive evaluation to be adequate, the FDA has stated that it generally intends to issue, depending on the circumstances, a complete response letter or defer action on the application until an inspection can be completed. During the COVID-19 public health emergency, a number of companies announced receipt of complete response letters due to the FDA’s inability to complete required inspections for their applications. Regulatory authorities outside the United States may adopt similar restrictions or other policy measures in response to the COVID-19 pandemic and may experience delays in their regulatory activities. Additionally, as of May 26, 2021, the FDA noted it is continuing to ensure timely reviews of applications for medical products during the COVID-19 pandemic in line with its user fee performance goals. However, the FDA may not be able to continue its current pace and approval timelines could be extended, including where a pre-approval inspection or an inspection of clinical sites is required and due to the COVID-19 pandemic and travel restrictions the FDA is unable to complete such required inspections during the review period. If a prolonged government shutdown or disruption to the operations of the FDA occurs, it could significantly impact the ability of the FDA to timely review and process our regulatory submissions, which could have a material adverse effect on our business. Similarly, a prolonged government shutdown or disruption to the operations of the USPTO could prevent the timely review of our patent applications, which could delay the issuance of any U.S. patents to which we might otherwise be entitled. Future government shutdowns and similar events could impact our ability to access the public markets and obtain necessary capital in order to properly capitalize and continue our operations.
Our internal computer systems, or those used by our contractors or consultants, may fail or suffer security breaches.
Despite the implementation of security measures, our internal computer systems, and those of our third parties on which we rely, are vulnerable to damage from computer viruses and unauthorized access, malware, natural disasters, fire, terrorism, war and telecommunication, electrical failures, cyber-attacks or cyber-intrusions over the Internet, attachments to emails, persons inside our organization, or persons with access to systems inside our organization. The risk of a security breach or disruption, particularly through cyber-attacks or cyber intrusion, including by computer hackers, foreign governments, and cyber terrorists, has generally increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. While we have not experienced any such material system failure or security breach to our knowledge to date, if such an event were to occur and cause interruptions in our operations, it could result in a material disruption of our development programs and our business operations. For example, the loss of clinical trial data from completed, ongoing or future clinical trials could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. Likewise, we rely on third parties for the manufacture of our product candidates and to conduct clinical trials, and similar events relating to their computer systems could also have a material adverse effect on our business. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability and the further development and commercialization of our future product candidates could be delayed.
The biopharmaceutical industry is subject to rapid technological change, which could affect the commercial viability of our products.
The biopharmaceutical industry is subject to rapid and significant technological change. Research, discoveries or inventions by others may result in medical insights or breakthroughs which render our products less competitive or even obsolete. Furthermore, there may be breakthroughs of new biopharmaceutical technologies which may become superior to ours that may result in the loss of our commercial advantage. Our future success will, in part, depend on our ability to, among others:
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develop or license new technologies that address the changing needs of the medical community; and

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respond to technological advances and changing industry standards and practices in a cost-effective and timely manner.

Developing technology entails significant technical and business risks and substantial costs. We cannot assure you that we will be able to utilize new technologies effectively or that we will be able to adapt our existing technologies to changing industry standards in a timely or cost-effective manner, or at all. If we are unable to keep up with advancements in technology, our business, financial conditions and results of operations could be materially adversely affected.
Risks Related to Future Sales or Issuances of Securities Under this Prospectus
An investment in our common shares may result in the loss of an investor’s entire investment.
An investment in our common shares is speculative and may result in the loss of part of or all of an investor’s entire investment. Only potential investors who can afford to lose their entire investment should consider an investment in our common shares.
An investor may be unable to bring actions or enforce judgments against us and certain of our directors and officers.
We are incorporated under the laws of Canada, and our principal executive offices are located in Canada. Most of our directors and officers and many of the experts named in this prospectus reside outside of the United States and all or a substantial portion of our assets and the assets of such persons are located outside the United States. Consequently, it may not be possible for an investor to effect service of process within the United States on us or those persons. Furthermore, it may not be possible for an investor to enforce judgments obtained in United States courts based upon the civil liability provisions of United States federal securities laws or other laws of the United States against those persons or us. See “Enforcement of Judgments Against Foreign Persons or Companies”.
There is doubt as to the enforceability, in original actions in Canadian courts, of liabilities based upon United States federal securities laws and as to the enforceability in Canadian courts of judgments of United States courts obtained in actions based upon the civil liability provisions of the United States federal securities laws. Therefore, it may not be possible for U.S. holders of common shares to enforce those actions against us, certain of our directors and officers or the experts named in this prospectus. Additionally, some of our directors and officers reside outside of Canada. Some or all of the assets of such persons may be located outside of Canada. Therefore, it may not be possible for U.S. holders of common shares to collect or to enforce judgments obtained in Canadian courts predicated upon the civil liability provisions of applicable Canadian securities laws against such persons.
The market price for our common shares may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond our control.
The factors which may contribute to market price fluctuations of our common shares include, but are not limited to, the following:
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actual or anticipated fluctuations in our quarterly results of operations;

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recommendations by securities research analysts;

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changes in the economic performance or market valuations of companies in the industry in which we operate;

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addition or departure of our executive officers and other key personnel;

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release or expiration of transfer restrictions on outstanding common shares;

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sales or perceived sales of additional common shares;

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operating and financial performance that vary from the expectations of management, securities analysts and investors;

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regulatory changes affecting our industry generally and its business and operations;

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announcements of developments and other material events by us or our competitors;

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fluctuations to the costs of vital production materials and services;

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changes in global financial markets and global economies and general market conditions, such as interest rates and pharmaceutical product price volatility;

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significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving us or our competitors;

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operating and share price performance of other companies that investors deem comparable to us or from a lack of market comparable companies; and

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news reports relating to trends, concerns, technological or competitive developments, regulatory changes and other related issues in our industry or target markets.

We may sell additional common shares or other securities that are convertible or exchangeable into common shares in subsequent offerings or may issue additional common shares or other securities to finance future operations or acquisitions.
We cannot predict the size or nature of future sales or issuances of securities or the effect, if any, that such future sales and issuances will have on the market price of our common shares. Sales or issuances of substantial numbers of common shares, or other securities that are convertible or exchangeable into common shares, or the perception that such sales or issuances could occur, may adversely affect prevailing market prices of our common shares. With any additional sale or issuance of common shares or other securities that are convertible or exchangeable into common shares, investors will suffer dilution to their voting power and economic interest in us. Furthermore, to the extent holders of our stock options or other convertible securities convert or exercise their securities and sell the common shares they receive, the trading price of the common shares may decrease due to the additional amount of common shares available in the market.
Our management will have broad discretion with respect to the application of net proceeds received by us from any offering of our common shares under this prospectus.
Our management will have broad discretion in the application of the net proceeds from any offering of our common shares under this prospectus, including for any of the purposes described in the “Use of Proceeds” section of this prospectus, and you will not have the opportunity as part of your investment to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds of an offering, their ultimate use may vary substantially from their currently intended use. Our management may spend net proceeds received by us from a sale of our common shares in ways that do not improve our results of operations or enhance the value of our common shares or its other securities issued and outstanding from time to time. Any failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business or cause the price of our securities issued and outstanding from time to time to decline.
We incur increased costs as a result of operating as a public company in the United States and our management will be required to devote substantial time to new compliance initiatives.
As a public company, particularly after we are no longer an “emerging growth company” as defined under the JOBS Act, we will incur significant legal, accounting and other expenses that we did not incur prior to being listed in the United States. In addition, the Sarbanes-Oxley Act, and rules implemented by the SEC, and Nasdaq, impose various other requirements on public companies, and we will need to spend time and resources to ensure compliance with our reporting obligations under Canadian securities laws, as well as our obligations in the United States.
Pursuant to Section 404, we are required to furnish a report by our management on our internal control over financial reporting (“ICFR”), which, after we are no longer an emerging growth company, must be accompanied by an attestation report on ICFR issued by our independent registered public accounting firm. We will require an attestation report on ICFR for the year ended December 31, 2022. To achieve compliance with Section 404, we document and evaluate our ICFR, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants and to continue to assess and document the adequacy of our ICFR, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented. Despite our efforts, there is a risk that neither us nor our independent registered public accounting firm will be able to conclude within the prescribed timeframe that our ICFR is effective as required by Section 404. This could result in a determination that there are one or more material weaknesses in our ICFR, which could cause an adverse reaction in the financial markets due to a loss of confidence in the reliability of our consolidated financial statements.
In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities required for public company more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity and, as a result, their application in practice may evolve over time as regulatory and governing bodies provide new guidance. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and divert management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies, regulatory authorities may initiate legal proceedings against us and our business may be harmed.
Being a public company in the United States and complying with applicable rules and regulations makes it more expensive for us to obtain director and officer liability insurance. These factors could also make it more difficult for us to attract and retain qualified executive officers and members of our Board of Directors.
As a foreign private issuer, we are subject to different U.S. securities laws and rules than a domestic U.S. issuer, which may limit the information publicly available to our U.S. shareholders.
As a foreign private issuer under applicable U.S. federal securities laws, we are not required to comply with all of the periodic disclosure and current reporting requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) and related rules and regulations. As a result, we do not file the same reports that a U.S. domestic issuer would file with the SEC, although we will be required to file with or furnish to the SEC the continuous disclosure documents that we are required to file in Canada under Canadian securities laws. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short swing” profit recovery provisions of Section 16 of the Exchange Act. Therefore, our shareholders may not know on as timely a basis when our officers, directors and principal shareholders purchase or sell securities of the Company as the reporting periods under the corresponding Canadian insider reporting requirements are longer. In addition, as a foreign private issuer, we are exempt from the proxy rules under the Exchange Act.
We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.
In order to maintain our current status as a foreign private issuer, a majority of our common shares must be either directly or indirectly owned of record by non-residents of the United States unless we also satisfy one of the additional requirements necessary to preserve this status. We may in the future lose our foreign private issuer status if a majority of the common shares are owned of record in the United States and we fail to meet the additional requirements necessary to avoid loss of foreign private issuer status. The regulatory and compliance costs to us under U.S. federal securities laws as a U.S. domestic issuer may be significantly more than the costs we incur as a Canadian foreign private issuer eligible to use MJDS. If we are not a foreign private issuer, we would not be eligible to use the MJDS or other foreign issuer forms and would be required to file periodic and current reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. In addition, we may lose the ability to rely upon exemptions from Nasdaq corporate governance requirements that are available to foreign private issuers.

LEGAL MATTERS
Unless specified in the applicable prospectus supplement, certain legal matters relating to securities offered by this prospectus will be passed upon on our behalf by Davies Ward Phillips & Vineberg LLP with respect to Canadian legal matters and by Goodwin Procter LLP with respect to United States legal matters. In addition, certain legal matters in connection with an offering and sale of securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of such offering and sale by such underwriters, dealers or agents with respect to matters of Canadian and, if applicable, United States or other foreign law.
As of the date of this prospectus, the partners and associates of Davies Ward Phillips & Vineberg LLP, as a group, own beneficially, directly or indirectly, less than 1% of our outstanding securities of any class and less than 1% of the outstanding securities of any class of our associates or affiliates.
AUDITORS, TRANSFER AGENT AND REGISTRAR
Our auditors are KPMG LLP, 1500 — 600, De Maisonneuve Boulevard West, Montreal, Québec, Canada, H3A 0A3. KPMG LLP are independent with respect to BELLUS Health within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulation. Further, KPMG LLP are independent accountants with respect to BELLUS Health under all relevant US professional and regulatory standards.
The transfer agent and registrar for our common shares in the United States is Computershare Inc. at its principal offices located in Canton, Massachusetts. The transfer agent and registrar for our common shares in Canada is Computershare Investor Services Inc. at its offices located in Montreal, Quebec.
ENFORCEMENT OF JUDGMENTS AGAINST FOREIGN PERSONS OR COMPANIES
The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that we are incorporated under the federal laws of Canada, that most of our officers and directors are residents of Canada, that many of the experts named in this prospectus may be residents of Canada, and that most or all of our assets and the assets of said persons are located outside of the United States.
We have appointed an agent for service of process in the United States (as set forth below), but it may be difficult for holders of our common shares who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of our common shares who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the U.S. federal securities laws.
Each of Franklin Berger and William Mezzanotte, two of our directors, and Ramzi Benamar, our Chief Financial Officer, reside outside of Canada and have appointed BELLUS Health as agent for service of process in Canada at the following address: 275 Armand-Frappier Boulevard, Laval, Quebec H7V 4A7, Canada. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or that resides outside of Canada, even if such person has appointed an agent for service of process.
We filed with the SEC, concurrently with the U.S. Registration Statement of which this prospectus is a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed CT Corporation System as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving us in a United States court arising out of or related to or concerning the offering of our common shares under this prospectus.

WELL-KNOWN SEASONED ISSUER
On December 6, 2021, the securities regulatory authorities in each of the provinces and territories of Canada each independently adopted a series of substantively harmonized blanket orders, including, in Québec, DÉCISION N°2021-PDG-0066 — Décision générale relative à une dispense de certaines obligations du régime de prospectus préalable au bénéfice d’émetteurs établis bien connus (together with the equivalent local blanket orders in each of the other provinces and territories of Canada, the “WKSI Blanket Orders”). The WKSI Blanket Orders were adopted to reduce regulatory burden for certain large, established reporting issuers with strong disclosure records associated with certain prospectus requirements under National Instrument 44-101 — Short Form Prospectus Distributions and NI 44-102. The WKSI Blanket Orders came into force on January 4, 2022, and allow “well-known seasoned issuers”, or “WKSIs”, to file a final short form base shelf prospectus as the first public step in an offering, and exempt qualifying issuers from certain disclosure requirements relating to such final short form base shelf prospectus. As of the date hereof, the Company has determined that it qualifies as a “well-known seasoned issuer” under the WKSI Blanket Orders and this Prospectus has been filed pursuant to the WKSI Blanket Orders in each of the provinces of Canada.
PURCHASERS’ STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION
Unless otherwise provided in the applicable prospectus supplement, the following is a description of a purchaser’s statutory rights.
Securities legislation in some provinces and territories of Canada provides purchasers of securities with the right to withdraw from an agreement to purchase securities and with remedies for rescission or, in some jurisdictions, revisions of the price, or damages if the prospectus, the prospectus supplement, and any amendment relating to securities purchased by a purchaser are not sent or delivered to the purchaser. Such withdrawal right may be exercised within two business days after receipt or deemed receipt of a prospectus, the prospectus supplement, and any amendment. However, purchasers of common shares distributed under an at-the-market distribution by the Company do not have the right to withdraw from an agreement to purchase the common shares and do not have remedies of rescission or, in some jurisdictions, revisions of the price, or damages for non-delivery of the prospectus, prospectus supplement, and any amendment relating to the common shares purchased by such purchaser because the prospectus, prospectus supplement, and any amendment relating to the common shares purchased by such purchaser will not be sent or delivered, as permitted under Part 9 of NI 44-102.
Securities legislation in some provinces and territories of Canada further provides purchasers with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus, prospectus supplement, and any amendment relating to securities purchased by a purchaser contains a misrepresentation. Those remedies must be exercised by the purchaser within the time limit prescribed by securities legislation. Any remedies under securities legislation that a purchaser of common shares distributed under an at-the-market distribution by the Company may have against the Company or its agents for rescission or, in some jurisdictions, revisions of the price, or damages if the prospectus, prospectus supplement, and any amendment relating to securities by a purchaser contain a misrepresentation will remain unaffected by the non-delivery of the prospectus referred to above.
A purchaser should refer to applicable securities legislation for the particulars of these rights and should consult a legal advisor.

CERTIFICATE OF THE COMPANY
Date: August 26, 2022
This short form base shelf prospectus, together with the documents incorporated in this prospectus by reference, constitutes full, true and plain disclosure of all material facts relating to the securities offered by this prospectus as required by the securities legislation of each of the provinces of Canada.
(Signed) Roberto Bellini President and Chief Executive Officer	(Signed) Ramzi Benamar Chief Financial Officer
On behalf of the Board of Directors
(Signed) Dr Francesco Bellini Director	(Signed) Pierre Larochelle Director

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PART II
INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
Indemnification of Directors and Officers
Under the Canada Business Corporations Act (the “CBCA”), the Registrant may indemnify a present or former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity. The Registrant may not indemnify such an individual unless the individual acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. With approval of a court and subject to the sentence above, the Registrant may indemnify such individuals in respect of an action by or on behalf of the Registrant or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual’s association with the Registrant or other entity as described above. The Registrant may advance moneys to an individual described above for the costs, charges and expenses of a proceeding described above; however, the individual shall repay the moneys if the individual does not fulfill the conditions set out above in the second sentence under this heading. The aforementioned individuals are entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual’s association with the Registrant or other entity as described above if the individual was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual described above ought to have done provided the individual fulfills the conditions set out above in the second sentence under this heading.
The by-laws of the Registrant provide that, the Registrant shall, unless the board of directors of the Registrant shall otherwise determine in any particular case, indemnify a director or officer of the Registrant, a former director or officer of the Registrant, or another individual who acts or acted at the Registrant’s request as a director or officer or an individual acting in a similar capacity, of another entity to the maximum extent not prohibited by the CBCA. The by-laws of the Registrant provide that the Registrant may purchase and maintain such insurance for the benefit of an individual referred to in this paragraph against any liability incurred by the individual, in the individual’s capacity set forth in this paragraph.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission (the “SEC”) such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

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EXHIBITS
Exhibit Number	Description
4.1
Annual information form of the Registrant dated February 23, 2022 for the year ended December 31, 2021 (incorporated by reference to Exhibit 99.1 to the Registrant’s annual report on Form 40-F with the SEC on February 23, 2022).

4.2
Audited annual consolidated financial statements of the Registrant as at and for the years ended December 31, 2021 and 2020 together with the auditors’ report thereon and the notes thereto (incorporated by reference to Exhibit 99.2 to the Registrant’s annual report on Form 40-F with the SEC on February 23, 2022).

4.3
Management’s discussion and analysis of the Registrant dated February 23, 2022 for the year ended December 31, 2021 (incorporated by reference to Exhibit 99.3 to the Registrant’s annual report on Form 40-F with the SEC on February 23, 2022).

4.4
Management information circular of the Registrant dated March 23, 2022 for the annual meeting of shareholders of the Registrant held on May 11, 2022 (incorporated by reference to Exhibit 99.2 to the Registrant’s report on Form 6-K with the SEC on April 7 2022).

4.5
Unaudited condensed consolidated interim financial statements of the Registrant and the notes thereto for the three and six-month periods ended June 30, 2022 and 2021 (incorporated by reference to Exhibit 99.1 to the Registrant’s report on Form 6-K with the SEC on August 10, 2022).

4.6
Management’s discussion and analysis of the Registrant for the three and six-month period ended June 30, 2022 (incorporated by reference to Exhibit 99.2 to the Registrant’s report on Form 6-K with the SEC on August 10, 2022).

4.8
Material change report of the Registrant dated July 13, 2022 regarding the announcement of a positive End-of-Phase 2 meeting with the U.S. Food and Drug Administration (“FDA”) and its CALM Phase 3 program for BLU-5937 in refractory chronic cough (incorporated by reference to Exhibit 99.2 to the Registrant’s report on Form 6-K with the SEC on July 13, 2022).

5.1*	Consent of KPMG LLP.
5.2*	Consent of Davies Ward Phillips & Vineberg LLP.
6.1*	Powers of Attorney (included on the signature page of this Registration Statement).
107*	Calculation of Filing Fee Tables.

*
Filed herewith.

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PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
Item 1.   Undertaking
The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the SEC staff, and to furnish promptly, when requested to do so by the SEC staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.
Item 2.   Consent to Service of Process
(a)
Concurrent with the filing of the Registration Statement on Form F-10, the Registrant is filing with the SEC a written irrevocable consent and power of attorney on Form F-X.

(b)
Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the SEC by amendment to Form F-X referencing the file number of this Registration Statement.

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Laval, Province of Quebec, Canada, on the 26th day of August, 2022.
BELLUS HEALTH INC.
By: /s/ Roberto Bellini Name: Roberto Bellini Title: President and Chief Executive Officer

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POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Roberto Bellini and Ramzi Benamar, or either of them, such person’s true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments to this Registration Statement, and any related registration statements necessary to register additional securities, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, and hereby ratifies and confirms all such person’s said attorneys-in-fact and agents or any of them or substitute or substitutes of any of them may lawfully do or cause to be done by virtue hereof.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on August 26, 2022.
Signature	Title
/s/ Roberto Bellini Roberto Bellini	President, Chief Executive Officer and Director (principal executive officer)
/s/ Ramzi Benamar Ramzi Benamar	Chief Financial Officer (principal financial and accounting officer)
/s/ Francesco Bellini Francesco Bellini	Chair
/s/ Youssef L. Bennani Youssef L. Bennani	Director
/s/ Franklin M. Berger Franklin M. Berger	Director
/s/ Clarissa Desjardins Clarissa Desjardins	Director
/s/ Pierre Larochelle Pierre Larochelle	Director
/s/ Joseph Rus Joseph Rus	Director
/s/ William Mezzanotte William Mezzanotte	Director

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AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of BELLUS Health Inc. in the United States, on the 26th day of August, 2022.
PUGLISI & ASSOCIATES
By:	/s/ Donald J. Puglisi Name: Donald J. Puglisi Title: Managing Director

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